UNITED STATES
SECURITIES AND
EXCHANGE
COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☒	Filed by the Registrant

☐	Filed by a party other than the Registrant
CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Bloom Energy Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-1 1

Bloomenergy

2023

Notice and Proxy Statement for 2023 Annual Meeting

Bloom Energy

Our future-proof energy platform unlocks multiple pathways to net-zero.

One Platform. Multiple

Solutions.

LETTERS TO OUR STOCKHOLDERS

Dear Stockholder,

“Our energy solutions strive to provide security and sustainability, affordability and availability, reliability and resiliency. Simply put, when it comes to energy — which is foundational to our prosperity and well-being — we provide solutions that are right for today and tomorrow.”

It is my privilege to invite you to our annual stockholder meeting. We will discuss our 2022 performance, including milestones such as record revenue backlog, and a significant increase in production capacity. We will share with you our vision for Bloom Energy. I am extremely proud of our company’s performance and the robust value proposition of our product and platform.

Solutions for the Energy Transition

Bloom is uniquely situated to provide solutions to our customers at an important moment in the transition to a net-zero energy system. Customers demanding lower carbon and resilient energy today with the flexibility to move to net-zero solutions in the future are turning to Bloom Energy. The market conditions for us have never been more promising and our customer backlog has never been so robust.

Global electricity systems are now facing a range of significant challenges, including threats from extreme weather events (with more than 10 incidents in the U.S. alone causing $1 billion or more in damages in 2022), aging transmission and distribution systems, a wave of retiring generation assets from both fossil and nuclear fuel sources, and unprecedented load growth that is far outpacing the installation of new renewable resources. In the U.S. markets, the three most important indicators of a well-functioning energy transition — cost, reliability, and emissions — are all facing stiff headwinds.

Europe has ambitious carbon reduction goals, but it also finds itself heavily reliant on energy imports, which have been disrupted by hostile energy suppliers. In Asia, there are projections that total energy consumption will double from 2020 to 2050, driven by increasing populations and fast-growing economies. Significant supplies of global natural gas supplies have been diverted from Asia to Europe to command higher prices, and as a result Asian countries are relying on more coal and oil-based energy.

Against this backdrop, the value propositions for our fuel cell based power production and Electrolyzer based Hydrogen production are compelling. Built on the same solid oxide platform, with predominantly the same supply chain and manufacturing and engineering expertise, these solutions share reliability, cost-down and efficiency advantages. The fifteen years of expertise we have on building, installing and operating fuel cell systems translates, and will be leveraged, to the electrolyzer systems we will deploy. However, by delivering either molecules of fuel or electrons, we can serve two different markets and that provides us with a diverse customer base.

The Bloom Energy Server reduces carbon dioxide and air pollutants through a unique, non-combustion process that uses gas for a fundamentally different reason than any other technology — just to get the hydrogen out of it. The platform’s fuel flexibility — natural gas, biogas or hydrogen — combined with a skid mounted and modular package means that Bloom’s energy servers are well situated to serve as a rapidly deployable baseload electricity transition technology and solution today without creating a stranded asset in the future.

Our Energy Servers are designed to be inherently reliable. They provide reliability in a microgrid setting to customers who can’t afford power outage. Our system operates at very high availability due to its modular and fault-tolerant design, which includes multiple independent power generation modules that can be hot-swapped during maintenance to provide uninterrupted service. Our Energy Servers also have the proven resiliency to withstand weather events, cybersecurity attacks, and other grid outages, providing reliable baseload power while the grid is still grappling with the proliferation of intermittent wind and solar generation.

Our systems can be installed in a timeline far shorter than building new transmission lines, or any form of large-scale power generation. This ‘Time to Power’ value proposition is particularly meaningful for manufacturers, data centers, hospitals, and retailers, especially when the local utility is unable to provide the additional power to support their growth or onshoring goals. We can be onsite and operating in months, while other power providers are quoting deliveries in years.

With our Bloom Energy Server, we are also partnering with developers for significant opportunities in waste to energy. In some instances, we are providing power solutions to enable lower carbon intensity renewable fuels, and in other cases, we are providing solutions to use biogas for resilient power across dairies, landfills, and wastewater treatment facilities.

The Bloom Electrolyzer takes advantage of our experience scaling our fuel cell business. Our electrolyzer opens new markets, partnerships, and geographies while providing us an

2023 Proxy Statement 3

additional path to enable customers to meet decarbonization goals. Our electrolyzer has attracted the attention of large-scale developers of hydrogen and green ammonia projects. They clearly value the efficiency advantages of our solid oxide platforms as well as our manufacturing readiness.

Innovation and Growth

Innovation is essential to increase the pace of the energy transition that the world needs, and it will. The passion we have for delivering innovative solutions and advancing our technology is core to our culture, supporting our product and commercial evolution. When the Idaho National Laboratory (INL) tested our electrolyzer to see how well it could produce hydrogen from electricity and steam from a nuclear facility, the results showed that it was the most efficient electrolyzer that they ever tested. We released a combined heat and power offering that increases the efficiency of our technology to 85% with a goal of reaching, through continuous improvement, the 90% threshold. We are working with stakeholders in the global shipping business to address their needs to lower emissions and installed our first fuel cells on a marine vessel, the MSC World Europa, which powered the vessel at port in Qatar for the World Cup. We also contracted for exciting new onsite biogas projects utilizing agricultural waste as fuel, which will help reduce methane emissions that contribute to climate change. And our team continues to drive down the cost and installation speed of our core technology. Our Energy Server can now be delivered as factory-built, multi-unit Packaged Energy Servers, getting power to our customers faster while significantly reducing installation costs.

International expansion has also been a focus for us. Businesses in Europe and Asia have been moving quickly to address energy challenges. Our global business development team now includes commercial experts in hydrogen, waste to power, utilities, partnerships, microgrids, and electric vehicles. We entered the European market by installing fuel cells at Ferrari’s headquarters and factory in Italy and partnered with Cefla, a leading Italian engineering, procurement and construction company, to deploy multiple megawatts of fuel cells in Europe through 2025. We strengthened our presence in Asia by expanding to Taiwan, where we will install our first fuel cells in 2023. Bloom now serves customers in four Asian countries and is poised for continued growth globally.

A Talented Team Committed to Energy Transition Solutions

The success of our technology is linked directly to our talented and engaged employees who embrace our core values. In an enterprise survey of employees in 2022, I am proud to report that 86% said they strongly believe in the mission of Bloom Energy. I am very pleased we are spending more time together in the office to build on our collaborations and shared goals for success. My leadership team and I are committed to make Bloom Energy a place where our employees thrive professionally, personally and financially, where their safety and well-being comes first, and where individualism and diversity, equity and inclusion are celebrated. Our management team has never been stronger.

We invested heavily in hiring and capacity expansion in 2022 to support our growth plans. Our team unveiled a 164,000-square foot, multi-gigawatt manufacturing facility in Fremont, California in August. The plant represents a $200 million investment and commitment to electrolyzer manufacturing capacity, with the potential to create 400 additional clean-energy jobs. The company also operates a manufacturing facility in Newark, Delaware that employs nearly 800 people and has benefited from substantial capital investment. With these improvements, we will be able to produce 1 GW of fuel cell servers annually — steep growth from a cumulative fleet of less than 1 GW through the first decade of our commercial operations. We also inaugurated 2 GW capacity electrolyzer line in Newark, Delaware.

Unleashing the Power of ‘And’

The transition to a new energy economy changes the way energy is produced and consumed. To support the smooth and swift progress we all desire, we are building carbon reducing solutions today and the zero carbon solutions for tomorrow. We are both a global clean energy company and a manufacturing leader. Few companies have our scale and experience at delivering versatile, distributed energy technologies. We continuously improve our existing offerings and create new solutions. Our new energy solutions strive to provide security and sustainability, affordability and availability, reliability and resiliency. Simply put, when it comes to energy — which is foundational to our prosperity and well-being — we provide solutions that are right for today and tomorrow.

We are executing on our plan with dedication and determination. Bloom’s cutting edge technology, talented team and strategic partnerships are key to our success. Our bold mission, to make clean, reliable energy affordable for everyone in the world, is what powers us at every step. We know the world will be a better place when we succeed on our quest for energy abundance without compromise. That is the power of AND.

On behalf of the entire Bloom Energy Board of Directors, I thank you for your continued support of our company.

Sincerely,

KR Sridhar

Founder, Chairman and Chief Executive Officer

April 4, 2023

4 2023 Proxy Statement

Dear Stockholder,

On behalf of the Board, I am pleased to invite you to the 2023 Annual Meeting of Stockholders and to provide an update on our activities as stewards of your investment during fiscal 2022. First and foremost, Bloom is a technology company, well positioned to lead the important energy transition to a decarbonized world. Trillions will be invested to produce energy that is clean, economic and secure…for everyone in the world. Bloom has the right products at the right time.

Your Board is committed to strategic execution, financial stability, human resource investment and appropriate corporate governance. As your Lead Independent Director, one that has spent almost 40 years investing in energy innovation, it is my pleasure to address the efforts of your Board to provide independent oversight in furtherance of your interest.

In 2022, the Company achieved record revenue, expanded margins and delivered new products. During 2022, we actively engaged on Bloom matters with an average attendance of 95% at our Board and committee meetings and ongoing engagement with management throughout the year in between meetings. For example, in 2022, the Board toured the newly inaugurated two gigawatt commercial electrolyzer line at Bloom’s manufacturing facility in Newark, Delaware, and more recently, visited the new fuel cell stack manufacturing plant in Fremont, California. We also held several board sessions specifically focused on the Company’s market execution strategy. This entailed a detailed review of the Company’s products, the evolving energy market landscape, attendant policy and regulatory issues and the incumbent and emerging market players. Several directors engaged directly with Bloom’s customers to better understand the Company’s capabilities and growth potential. This hands-on engagement with Bloom’s operations keeps the Board up-to-date on the Company’s innovative technology, operations and industry—information that supports our oversight of the Company’s strategy, execution and risk management.

In 2022, the Board spent considerable time on building additional human resource capability. We upgraded key positions to match the growth potential for the Company. The Board also focused on the Company’s strategies and programs for attracting and retaining talent, employee engagement and professional development, diversity and inclusion and sustaining the special “mission driven” culture of the Company. The Compensation and Organizational Development Committee, together with the entire Board, revisited and assessed succession planning across the organization. We believe success in each of these areas, including the strength, depth and diversity of our leadership bench, will be critical to our long-term success.

Among the Board’s most crucial responsibilities is risk oversight. In 2022, we engaged with management and compliance leaders on the Company’s enterprise risk management policies and procedures to strengthen our processes for identifying and mitigating our most significant current risks, as well as anticipating and preparing for future risks. Environmental sustainability is a risk for Bloom, and all companies. Bloom’s products support our customers’ sustainability plans. Beyond that, sustainability is top of mind with almost everything we do – from the reduction of air pollutants in those communities using our products to resource efficiency, materials management and extensive recycling in our own manufacturing facilities. We welcome you to review our disclosure of social and environmental priorities as further described on page 12 of the Proxy Statement and look forward to continuing to engage with our stockholders and other stakeholders on these matters.

Our oversight capabilities are benefited by the insights of my fellow directors, who have in-depth experience with organizational leadership, global operations, business development, emerging technologies, public policy, human capital management, global finance, accounting, and the energy industry, among others. This broad and diverse collective experience supports our review of the challenges Bloom faces, particularly the ability to scale new innovative products in a fully integrated global manufacturing organization and an evolving, policy-driven and regulatory-intensive energy industry.

We recognize that our governance structure is an important topic for many of our stockholders. In response, we have expanded our proxy statement disclosures to further describe how we determined that structure to be appropriate for Bloom. Also, our dual class structure will sunset in July, giving stockholders an equal voice based on their economic stake in the Company. We hope this change will leave you confident that our focus is on building long-term value for all our stockholders. The Board is also committed to ongoing and thoughtful refreshment of its membership and regularly reviews its composition and size to ensure that the Board has an appropriate and diverse mix of skills, experiences and perspectives to help us effectively carry out our responsibilities. The Board is presently focused on expanding its membership and adding additional energy industry experience, considering the current size of the Board, the Company’s recent expansion into new geographies and products, and the evolving complexity associated with the energy transition.

The Board also appreciates the valuable shareholder feedback we have received on our executive compensation program. We seek to align management incentives with stockholder outcomes to drive management to achieve robust short-term results without compromising or sacrificing sustainable long-term growth. During our 2022 outreach, we heard you. We engaged at the full Board level on our executive compensation program, and we adjusted our executive compensation program to, amongst other changes, deliver a greater percentage of compensation in the form of long-term performance-based equity. We invite you to review additional disclosures on this topic beginning on page 54 of the Proxy Statement.

As we move into 2023, we plan to continue the extensive stockholder outreach we conducted in 2022. In May 2022, we held our inaugural investor day at our California manufacturing facility, which allowed us to showcase our product portfolio, manufacturing capabilities and our talented employees. We plan to hold our next annual investor day in 2023 on May 23rd at the NYSE, where we will also ring in five years as a public company. I look forward to seeing you there.

With my fellow directors, we thank you for your continued support of and investment in Bloom.

Sincerely,

Jeffrey Immelt

Lead Independent Director

April 4, 2023

2023 Proxy Statement 5

Notice of Annual Stockholder Meeting

When May 17, 2023 9:00 a.m. Pacific Time	Where Via audio at www.virtualshareholdermeeting. com/BE2023	Record Date March 22, 2023

Meeting Agenda

Proposal		Board Recommendation	More Information

1.	To elect the two Class II directors named in the Proxy Statement.	FOR each director nominee	Page 22

2.	To approve, on an advisory basis, the compensation of our named executive officers, as described in the Proxy Statement.	FOR	Page 82

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR	Page 83

Stockholders will also transact any other business that may be properly brought before the 2023 Annual Meeting or any adjournment, continuation or postponement thereof.

Who Can Vote and Attend. Holders of our Class A and Class B common stock at the close of business on the Record Date can attend the meeting online and vote on the proposals. Whether or not you expect to attend, we encourage you to read the Proxy Statement and vote using one of the methods described below as soon as possible so that your shares may be represented at the meeting.

Your Vote is Very Important. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to ten votes per share. If you are a registered holder and have questions regarding your stock ownership, you should contact our transfer agent, American Stock Transfer & Trust Company, through its website at www.astfinancial.com or by phone at 1-800-937-5449.

Mailing Date. On or about April 4, 2023, we will mail to most stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials, including our Proxy Statement and Annual Report.

Meeting Disruptions. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 9:30 a.m. Pacific Time on the date specified above and at our address at 4353 North First Street, San Jose, CA 95134 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investors page of our website at https://investor.bloomenergy.com.

By Order of the Board of Directors,

Shawn M. Soderberg

Executive Vice President, General Counsel and Secretary

April 4, 2023

How to Vote

BY INTERNET Before the Meeting: www.proxyvote.com During the Meeting: www.virtualshareholdermeeting.com/BE2023	BY TELEPHONE 1-800-690-6903	BY MAIL Mark, sign, date and promptly mail the enclosed proxy card or voting instruction form (if received)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 17, 2023.

The Notice, Proxy Statement and 2022 Annual Report on Form 10-K are available at www.proxyvote.com.

6 2023 Proxy Statement

Certain statements in this Proxy Statement, other than purely statements of historical fact, including estimates, projections, statements relating to our business plans, objectives and expected operating results, statements regarding our environmental and other sustainability plans and goals, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended(the “Exchange Act”). In some cases, forward-looking statements may be identified by terms such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks uncertainties, and other factors, including those identified in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC, which may cause actual results and outcomes to differ materially from the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2023 Proxy Statement 7

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

BUSINESS SUMMARY

Who We Are

Company Overview

Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. We empower businesses and communities to responsibly take charge of their energy and choose their path to decarbonization. Our leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy.

The Future of Energy Starts Here

Our Mission

To make clean, reliable energy affordable for everyone in the world.

Our Values

At Bloom Energy, our values define who we are and shape our corporate culture. Changing the future of energy is no small task, but our diverse group of thinkers, solvers and dreamers are up to the challenge. Driven by a shared passion for our planet, our employees help design, produce and distribute unique energy solutions that transform how we power our world.

To achieve our mission of energy abundance without compromises, we strive to:

BE Bold: We challenge the status using a considered, data-driven approach to exceed our customers’ needs and solve their most complex problems.

BE Inspired: Our compassion for our planet pushes us to deliver world-leading energy solutions. Our compassion and desire to do the right thing establishes trust and delivers excellence across the products we build and the customers we serve.

BE Agile: We learn quickly and embrace entrepreneurship to adapt nascent ideas into best-in-class products that enable scalable, low-cost energy transformation.

These shared values are what power our team to create a better, more sustainable future.

Our Value Proposition An unwavering passion for creating a clean, healthy and energy abundant world.
Bloom Energy empowers businesses and communities to responsibly take charge of their energy.

Resilient Uninterrupted power without compromise.	Predictable Certain power price and high power quality.	Sustainable Addressing both the causes & consequences of climate change.
Empowering the Future Our future-proof energy conversion platform unlocks multiple pathways to a net-zero future.
Electrolyzers We’re pioneering solid oxide technology to produce clean hydrogen using less electricity.	Hydrogen Fuel Cells We’re leveraging our proven Energy Server technology to generate carbon-free electricity from hydrogen.	Biogas With our proven Energy Server, we’re harnessing the power of greenhouse gases to create clean energy from methane.

Microgrids We have powered sites through thousands of power outages and allow customers to expand their operations in grid constrained locations.	Carbon Capture When fueled by natural gas, our Energy Server produces a pure stream of CO2, paving the way for efficient carbon capture.	Marine Our highly efficient, fuel flexible Energy Server will be used to accelerate decarbonization at sea.

Our innovations have set a path to achieve not only meaningful carbon reductions within our own operations, but also decarbonization across energy and transportation sectors.
Recognition
Bar20 Project of the Year American Biogas Council

8 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

A Resilient, Energy Conversion Platform Designed for a Net-Zero Future

There are many factors driving demand for our solid oxide technology across the energy landscape. Some of these include:

•

Energy Security and Resilience is now a strategic imperative. The rising frequency of power disruptions caused by more severe natural disasters and extreme weather in recent years underscores a critical need for greater grid resilience. Our Energy Servers avoid the vulnerabilities of electrical transmission and distribution lines by generating power on-site, without combustion, where the electricity is consumed. Bloom Energy Servers can be configured as microgrids, protecting against grid outages and extreme weather disruption. Facilities operating Bloom microgrids have powered through thousands of outages. In addition, our Bloom Energy system operates at very high availability due to its modular and fault-tolerant design, which includes multiple independent power generation modules that can be hot-swapped during maintenance to provide uninterrupted service. Importantly, Bloom Energy Servers that utilize existing natural gas infrastructure rely on an underground mesh network, providing extremely high fuel availability that is protected from the natural disasters that often disrupt the electrical grid.

•

Customers want future flexibility for clean energy. Bloom Energy Servers are fuel flexible and are powered by a range of fuels from certified low-leak natural gas to biogas and hydrogen. At a time where global uncertainty has reestablished calls for energy independence, these servers can be migrated from one fuel to another over time to further enable customer choice on the balance of affordability and emissions. In addition, we are a pioneer in our commitment to use low-leak certified gas across our entire customer fleet. Responsibly sourced gas is certified to have a lower than average methane leak rate than typical natural gas. The Bloom Energy Server also enables carbon capture when using natural gas and allows for its utilization or sequestration, which provides those customers looking to advance their net-zero carbon emissions goals with another benefit beyond resiliency, reliability and cost-predictability.

•

Development of renewable fuels and waste to energy. Not only are we a key, less carbon-intensive input into the production of low carbon biofuel, but we also create electricity from dairy waste, landfills, and wastewater removing the harmful methane from entering our atmosphere. Organic waste generates large amounts of methane as it decomposes anaerobically. Methane is a powerful greenhouse gas that traps heat in the atmosphere more efficiently than carbon dioxide. Most of the methane from waste processing facilities ends up being vented to the environment, flared, or burned to generate electricity through combustion engines – all three of which are dirty and negatively impact both public health and the environment.

•

Hydrogen is key to a net-zero future. Hydrogen is a truly clean alternative for fossil fuels. We believe that we are uniquely positioned for the growing hydrogen economy. Using the same solid oxide energy conversion platform as our Energy Server, the Bloom Electrolyzer enables scalable and cost-effective hydrogen solutions. Our modular design makes the Bloom Electrolyzer ideal for applications across gas, utilities, nuclear, solar, wind, ammonia and heavy industries. Because it operates at high temperatures, the Bloom Electrolyzer produces hydrogen more efficiently than low-temperature PEM and alkaline electrolyzers. As electricity accounts for up to 80 percent of the cost of hydrogen from electrolysis, using less electricity increases the economics of hydrogen production and helps bolster adoption. Critical for a net-zero economy, green hydrogen can be produced by the Bloom Electrolyzer when powered by 100 percent renewable electricity.

•

The Marine industry is required to decarbonize. We are actively working to assist the maritime industry to meet its decarbonization targets. The marine sector includes over 50,000 merchant ships and accounts for nearly 80% of world trade. Many of these ships still use carbon-rich fuels, such as bunker fuel, diesel, and other hydrocarbons. Despite estimated efficiency improvements of 40% by 2050, CO2 emissions in the sector are still expected to increase by 50%-250% in that same timeframe. Meanwhile, International Maritime Organization targets outline carbon intensity reductions of 40% by 2030, 70% by 2050 and zero emissions before 2100. The Bloom Energy Server is ideally suited as a solution to power ships and ports with lower carbon energy.

2023 Proxy Statement 9

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

2022 Financial Highlights

Revenue		Product & Service Revenue

23.3% Increase year-over-year	We achieved record revenue of $1,199.1 million in 2022 compared to $972.2 million in 2021, an increase of 23.3% year-over-year.	27.7% Increase year-over-year		We achieved product revenue of $880.7 million and service revenue of $151.0 million, compared to $663.5 million and $144.2 million in 2021 an aggregate increase of 27.7% year-over-year.

Backlog		Gross Margins

17% Increase year-over-year	We achieved record backlog of $10 billion as of the end of the fourth quarter of 2022, compared to $8.5 billion in 2021.	8% Decline year-over-year		Gross margin of 12.4% in 2022, a decline of 8 percentage points compared to 20.3% in 2021.

Production Capacity		Non-GAAP Gross Margins

100% Increase year-over-year	A new 164,000 square-foot manufacturing facility in Fremont, California became operational in January 2022.	1.3	Percentage points	Non-GAAP gross margin of 23.0% in 2022, an increase of 1.3 percentage points compared to 21.7% in 2021.
Increase year-over-year

10 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

2022 Business Highlights

We are proud to report that 2022 was a year of notable success. We believe that the financial strength of our company has never been more secure, as we continue to innovate and deliver new technologies that will drive a net-zero transition. We have also made progress in growing our business internationally. We are well positioned to capitalize on our intellectual property, history of innovation, additional manufacturing capacity, and the ingenuity of our people.

We finished 2022 with momentum as our resilient and sustainable energy solutions experienced wider adoption and we were aided by good tailwinds. We expect this trend to continue in 2023.

Our innovative project developments that supported our growth in 2022 include several announcements that showcased our technology expanded our market opportunities and demonstrated multiple pathways toward decarbonization goals:

•

The Bloom Electrolyzer delivered record breaking efficiency results from our ongoing demonstration with Idaho National Laboratory (INL). Since it is widely understood that electricity is the most significant cost input to electrolytic hydrogen, the efficiency advantage that we demonstrated at INL has opened opportunities with large green hydrogen and ammonia developers.

•

In North Carolina, we developed one of the first projects to use multiple waste gas sources to generate 24x7 renewable energy for a local community while simultaneously reducing methane emissions. This project demonstrates that any village, community or city can aggregate waste to produce clean energy.

•

We entered Europe with a landmark project powering an Italian automaker’s expansion plans for its manufacturing facility and headquarters in Maranello, Italy. Europe is struggling through extreme energy turmoil and the customer selected Bloom because of our efficient use of natural gas and our technology’s demonstrated ability to migrate to hydrogen.

•

We entered Taiwan with a 10MW Energy Server project to support the growing power needs of a major semiconductor manufacturer. Power-hungry facilities, like semiconductor manufacturers and data centers, are experiencing increasing challenges receiving the power that they need to grow from local electric utilities. Our ability to quickly meet their power demands, with reliable, 24/7 onsite generation, has allowed us to enter new markets, including regions typically known for low electricity prices.

•

We won multiple national recognitions for our project at a farm in California which leverages renewable biogas from dairy waste to produce carbon-neutral electricity. Projects like this meet decarbonization goals by taking human-generated methane, a potent greenhouse gas, and converting it to clean electricity. In California alone, there is enough biogas from dairies, wastewater treatment plants and landfills to power over 1 million households.

•

Our decade-long relationship with North America’s largest producer of healthy foods encouraged them to trust 6 MW of Bloom Energy Servers, combined with 2 MW of solar and 2 MW / 4 MWh of batteries, to design a microgrid capable of taking their production facility off the grid. This project shows how baseload power and intermittent power can integrate to generate all the electricity needed at a large facility. This opens collaboration opportunities that combine the best qualities of Bloom and intermittent technologies, like solar, to meet 100% of our customers’ energy needs.

2023 Proxy Statement 11

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

ESG at Bloom

Introduction

The health and well-being of our people, our communities and our planet matter greatly to Bloom Energy. While our commitment is firmly established, our formal processes, strategies and governance concerning Environmental, Social and Governance (“ESG”) matters continue to evolve. We are actively engaged in dialogue with stockholders and stakeholders regarding their interest in corporate responsibility and sustainability, including discussions concerning ESG performance. Our Board of Directors and the Audit Committee of the Board oversee the ESG program.

We are also committed to transparency about our ESG initiatives. Since 2021, we have issued an annual Task Force on Climate-related Financial Disclosures (“TCFD”), Sustainability Accounting Standards Board (“SASB”) and Global Reporting Initiative (“GRI”) aligned Sustainability Report. In April 2023, we plan to publish our third Sustainability Report, which will be available on our website at www.bloomenergy.com, and provides more information regarding greenhouse gas emissions, workforce diversity reporting, and other topics. Please note that our 2023 Sustainability Report is not a part of our proxy solicitation materials.

Enterprise Risk Management Program

Bloom’s enterprise risk management (“ERM”) program promotes strong risk management practices across our organization.

Bloom has established an ERM Committee, comprised of Bloom’s Chief Financial Officer, General Counsel, Chief Business Development and Marketing Officer, EVP, Quality, Reliability and EH&S, and Chief People Officer. While the full Board has primary responsibility for risk management, the Audit Committee has responsibility for the ERM framework and risk assessment process. Both the full Board and the Audit Committee receive periodic updates on risk management activities, including risk assessment results.

A cross-functional steering committee is responsible for identifying and assessing risks and providing periodic reports to the ERM Committee. The Audit Committee currently focuses on the top 20 residual risks and receives quarterly updates from risk owners who are responsible for developing and managing action plans to mitigate the risk.

Our ability to achieve any goal, objective or outcome, including with respect to environmental and diversity initiatives and compliance with ESG reporting standards, is subject to numerous risks. Bloom’s ESG-related risks and opportunities are integrated throughout the ERM program and remain central to our business strategy. Examples of such risks include the availability and cost of technologies and products, evolving regulatory requirements affecting ESG standards or disclosures, our ability to recruit, develop, and retain diverse talent in our labor markets, and our ability to develop and maintain reporting processes and controls that comply with evolving standards for identifying, measuring and reporting ESG metrics.

Bloom seeks to regularly improve our program and processes to identify, assess and respond to risks and opportunities across the organization, including ESG-related risks.

12 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

ESG Management and Oversight

Board of Directors
• Approves company strategy, including ESG components
• Provides strategic guidance on ESG matters relevant to the company's business
Information and recommendations
Nominating, Governance & Public Policy Committee
• Oversees and makes recommendations to the Board on governance and sustainability matters
• Oversees all ESG matters
• Provides guidance on significant social and political trends, legislative proposals and regulatory developments, and energy and environmental policy
Audit Committee
• Oversees the policies and processes established by management to assess, monitor, manage, and control the company's material risks
Compensation and Organizational Development Committee
• Oversees all issues pertaining to human capital management, organizational development goals and programs including leadership development, talent assessments, and diversity and inclusion initiatives and objectives
• Responsible for executive compensation and any pay metrics tied to ESG performance
• Information and recommendations
CEO
• Information on ESG programs, goals, and metrics, and the identification, assessment, monitoring, and management of ESG risks
• Information on processes for ESG risk identification, assessment, monitoring and management
• Approves ESG goals and positioning
• Pushes executional mandates internally
• Information on status of compliance programs
• Reporting on culture, working environment, talent composition, social or other issues impacting the workforce
ESG Committee
President, CFO
EVP Sales
SVP & CTO
EVP & Chief BD & Marketing Officer
EVP & Chief People Officer
EVP & General Counsel
SVP Intl BD
EVP Quality, Reliability and EH&S
SVP Engineering
• Responsible for setting ESG priorities and objectives
Senior Director, Sustainability
• Owns Voluntary execution
• Leads public disclosure activities
Senior Director, Legal, Compliance and Ethics
• Owns enterprise risk management
• Leads development of our enterprise risk management system
Senior Director, Environmental Compliance and EH&S
• Owns Compliance execution
• Leads development and implementation of internal management system
Cross-functional ESG Working Group
• Department leaders deputized by ESG Committee to execute programs
• Responsible to inform and produce relevant positioning, programs, policies, procedures, goals, or reporting as directed

2023 Proxy Statement 13

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Environmental Management System

In 2022, Bloom Energy continued to implement and expand its ISO-informed Environmental Management System (“EMS”). 2022 was the second full calendar year of implementation and marked the rollout of our first third-party EMS Audit, Compliance Evaluations, Objectives and Action Plans, Management Review, and Awareness Training. The EMS Audit did not result in any “major” findings.

The scope of Bloom’s EMS, which includes environmental compliance activities associated with products, and services conducted by Bloom employees and contractors, was limited to select manufacturing facilities and customer installations. After the first year of implementation, the EMS team identified a need to expand the scope to all manufacturing and engineering facilities and customer installations, globally. In addition, the team identified a need to review the aspects and impacts associated with new product development and to determine whether there were any gaps in existing aspects and impacts related to the same. The activities, products, and services supported by our engineering research and development teams have now been reviewed, and we expect to include them in the 2023 ranking of new Significant Environmental Aspects, or SEAs. The scope expansion and associated future work were approved by the ESG committee during the 2022 Management Review.

The EMS team accomplished a great deal in 2022. Highlights for the year include successfully rolling EMS Awareness Training out through Bloom’s Learning Management System. The training will also be updated in 2023 to incorporate scope changes and updated Environmental Objectives and Action Plans. Bloom also completed all five of its 2022 Objectives and Action Plans on time and in conjunction with key members of our cross-functional team. We now have improved methods of assessing new sites for air permitting requirements, better control and oversight of new chemicals coming into our manufacturing facilities and installation sites, and several more improvements to processes and procedures intended to strengthen our commitment to compliance and sustainability.

A focus in 2023 will be how to better support and align the EMS program with Bloom’s voluntary sustainability efforts. In addition, the team expects to finalize a second set of Environmental Objectives and develop Action Plans designed to help Bloom meet them. The new Objectives will be based on a reassessment of activities, priorities, and risk. Finally, the EMS team is scheduled to execute another EMS Audit, and internal Compliance Evaluations at select facilities. Our Cross-Functional Environmental Steering Committee will continue to provide guidance and support along the way.

Responsible Sourcing and Supply Chain Management

Our supply chain is structured so that we work with high-quality suppliers that support various industries, including automotive, semiconductor, and other traditional manufacturing organizations. Manufacturing a fuel cell system requires varied supplier relationships to source rare earth elements, precious metals, scarce alloys, and industrial commodities. In addition, we have a supplier diversification strategy that supports business continuity and are working to optimize logistics routes between sourcing partners and manufacturing locations.

We have also established an internal cross functional Sourcing Council dedicated to developing supplier responsibility standards and institutionalizing supplier screening. In order to manage risks inherent in a global supply chain practice, we require all suppliers to adhere to the standards set out in our Global Business Partner Standards Policy (available here: https//www.bloomenergy.com/wp-content/uploads/bloom-energy-global-business-partner-standards-policy.pdf), which include specific guidance on supplier-related anti-corruption practices, human rights, labor laws, environmental measures and more.

Business partners are required to comply with the Global Business Partner Standards and all applicable laws in the countries in which they operate. In addition, we perform risk-based due diligence on new business partners and ongoing monitoring of a subset of existing business partners.

Climate Related Risks and Opportunities

We take climate change risk seriously. While our products and technologies can help customers respond to current climate risks and mitigate future effects by reducing greenhouse gas (“GHG”) emissions, we understand that our business is subject to those same risks. We expect climate considerations to drive fundamental shifts in the energy industry for years to come. In response to TCFD recommendations, we identify climate-related risks, opportunities, and management responses across four dimensions: market and technology shifts, reputation, policy and legal, and physical. We will continue to evaluate and formalize responses to risks as they arise through our ERM program.

14 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

2022 ESG Highlights

Our Employees

Taking Care of Our Employees

Our achievements are possible because of our global force of talented and diverse team members. We are dedicated to fostering a workplace where our employees feel valued and engaged in meaningful work. Just as our people support and advance our mission, we aim to foster a culture of innovation and transparency that enables our employees to thrive and grow their connection to Bloom’s purpose. To attract and build a strong, diverse talent pipeline, we partner with local communities, universities, and industry groups. We strive to maintain a safe, inclusive, and engaging workplace, with opportunities for our employees to grow in their careers, supported by strong compensation, benefits, and health and wellness programs.

At Bloom, it is of utmost importance that we are communicating our mission clearly, living our core values, and connecting our employees to our purpose: to make clean, reliable energy affordable for everyone in the world. Building solutions to address decarbonization and energy security requires us to have an employee base that is committed to working in an innovative and collaborative manner and requires management to create a safe, welcoming environment with clear communication of priorities and company direction.

2023 Proxy Statement 15

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Talent Acquisition and Retention

To attract, retain, and diversify our exceptionally talented team, we continue to evolve our hiring strategies, track our progress, and hold ourselves accountable to advancing global diversity. These efforts are led by our Human Resources department and overseen by the Board of Directors. Our talent acquisition strategy centers on recruiting candidates from underrepresented groups through targeted advertising, localized events, and key partnerships with universities and industry associations.

We have enhanced our talent program through the introduction of a comprehensive Talent Management System designed to link performance to business results, enabling each employee to make a direct connection between their role and contributions and the success of Bloom. This comprehensive program includes goal setting, monthly check-ins, feedback solicitation and self-assessments. Our Talent Management System provides employees with the resources required to achieve their goals and engage in meaningful feedback discussions with their manager, leading to development, exposure to new experiences and real-time learnings.

We provided a series of global employee learning sessions to support our employees’ ability to effectively engage with their managers and delivered a “management essentials” training in 2022 to grow managerial skills.

In 2022, we also introduced a Contribution Assessment Program designed to link performance to business results, enabling each employee to make a direct connection between their role and contributions and the success of Bloom. This comprehensive program includes goal setting, monthly check-ins, feedback solicitation, and self-assessments. Our Contribution Assessment Program provides employees with the opportunity to engage in meaningful feedback discussions with their manager, leading to development, exposure to new experiences, and real-time learning.

Promoting Inclusion and Diversity

Since our founding, we have been committed to advancing inclusion and diversity across our organization. We endeavor to foster a workplace that values each person and contribution, and promotes diversity of thought, positive engagement and productivity. We recognize that having a multi-faceted team — with a wide array of knowledge, skills, experience, and viewpoints — fuels our innovation and growth. One of our greatest strengths is the diversity of our employees and we believe diverse leaders serve as role models for our inclusive workforce.

To ensure inclusivity, we promote our job openings in multiple languages and participate in community job fairs giving equal access to opportunities. We actively engage local community leaders to gain access to untapped and underserved communities to attract talent that is generally not easily accessible, including emancipated foster youth, veterans, and victims of human trafficking and domestic abuse.
In 2022, we also introduced an Effective Interviewing course for hiring managers and interviewers, which covered unconscious bias, an understanding of legal requirements around interviews with the goal of
creating a positive interviewing experience for all.	FEMALE EMPLOYEES	2022
	All Employees	23%
	Directors and above	17%
	Senior Leadership	30%

	ETHNICALLY DIVERSE	2022
	All Employees (US only)	68%
	Directors and above	42%
	Senior Leadership	30%

We share new and open positions with university-affiliated groups such as the Society of Women Engineers, Society of Hispanic Engineers, and National Society of Black Engineers. We directly partner with Historically Black Colleges and Universities and Hispanic Institutions to identify interns and new employees. We also work with veteran associations and special agencies to identify potential candidates exiting military service. We are proud to employ 90 protected veterans in the U.S., 6% of our United States employee base, as of year-end 2022.

In 2022, our intern program continued its focus on attracting diverse representation with 50% women in engineering roles, 65% underrepresented minorities, and 10% veterans. Our New Grad hires were similarly diverse with 40% women, 22% Hispanic and 20% African Americans.

We also announced a strategic partnership with the Colin Powell School at the City College of New York hiring first generation students and underrepresented minority students for a paid summer internship program with associated Professional Development workshops. The first cohort will begin their internships during Summer 2023 across engineering, human resources, marketing, finance, legal, and IT departments.

16 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Proxy Voting Roadmap

   ITEM 1: Election of Directors

The Board recommends a vote FOR each nominee See page 22 for additional information

The Right Directors to Support Our Strategy

•  Our Board has nominated the following individuals for election as Class II directors to hold office until the 2026 Annual Meeting:

Jeffrey Immelt

Brings invaluable experience as we endeavor to scale our business, diversify our product portfolio, develop new partnerships and business models and expand our markets

✓  30+ years of public company senior executive & boardroom experience including energy industry experience

✓  Insights across many aspects of running a multinational business, including:

•  operations

•  sales and marketing

•  human capital management

•  executive compensation

•  product and service management and related business models

Eddy Zervigon

Helped shepherd our transition from a private to public company and provides valuable insights on international capital markets, financial transactions, and numerous strategy and risk oversight areas

✓  CPA, Investment Banker; currently CEO at cybersecurity company

✓  Experience-based insights regarding:

•  financial strategy and capital markets

•  growth strategies and business models

•  cybersecurity threats and risk management

•  governance and ESG oversight

•  The Nominating Committee works continuously to refresh the Board and maintain alignment with our strategic direction

•  3 new directors since 2018 contribute to an experienced Board that is 83% independent and 50% gender/ethnically diverse

   ITEM 2: Say on Pay

The Board recommends a vote FOR this proposal See page 82 for additional information

Compensation Program that Motivates, Retains and Aligns with Stockholders

•  The Compensation Committee, with the assistance of an independent compensation consultant, has designed our compensation program to attract, retain and motivate highly-qualified executives and align their long-term interests with our stockholders

•  A majority of target compensation for our named executives is delivered in cash and equity incentives tied to specific financial and operating performance measures designed to drive long-term stockholder value

•  Following our 2022 Annual Meeting of Stockholders, we engaged stockholders, solicited their perspectives, and accounted for those perspectives in designing our 2023 compensation plan, including an even stronger emphasis on performance-based equity compensation, 3-year performance periods for performance stock units, and reaffirming our intention that no additional equity compensation will be provided to our CEO during the 5-year period of his 2021 performance equity award.

   ITEM 3: Independent Auditor Ratification

The Board recommends a vote FOR this proposal See page 83 for additional information

Why the Board recommends you support this proposal

•  Our Audit Committee undertakes a robust annual review before engaging the independent auditor, considering factors such as the auditor’s independence, performance, quality, candor, capability, expertise and appropriateness of fees

•  Following this review, our Audit Committee reappointed Deloitte & Touche LLP as our independent auditor for 2023, and they have served in this capacity since September 2020

2023 Proxy Statement 17

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Proxy Statement Highlights

Our Board at a Glance (learn more on page 28)

	Career Highlights	Age	Director Since	Committees			Other Current Public Company Boards
Name and Primary Occupation				AC	CC	NC

Continuing Directors Class I Directors

Mary K. Bush President Bush International, LLC Independent	• 30+ years advising U.S. corporations and foreign governments • Held several Presidential appointments in banking and international financing	74	2017	C «			2

KR Sridhar Founder, Chairman & CEO Bloom Energy	• 20+ years at Bloom Energy • Former Professor of Aerospace and Mechanical Engineering • Former advisor to NASA	62	2002				1

Nominees for Election Class II Directors

Jeffrey Immelt Lead Independent Director Venture Partner New Enterprise Associates, Inc. Former Chairman & CEO General Electric Independent	• 15+ years leading GE as CEO/Chair • Named one of the “World’s Best CEOs” 3x by Barron’s • Former Chair of the President’s Council on Jobs and Competitiveness under the Obama Administration	67	2019		C		3

Eddy Zervigon CEO Quantum Xchange Independent	• CPA at PwC • 15 years Managing Director at Morgan Stanley where he worked with us during our early growth stages • CEO of Quantum Xchange, a cybersecurity company	54	2007	M «		C	1

18 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

	Career Highlights	Age	Director Since	Committees			Other Current Public Company Boards
Name and Primary Occupation				AC	CC	NC

Continuing Directors Class III Directors

Michael J. Boskin Professor of Economics & Hoover Institution Senior Fellow Stanford University Independent	• 50+ years as Stanford University faculty member • Former chairman of the President’s Council of Economic Advisors • 20+ years on the ExxonMobil board of directors	77	2019	M		M	1

John T. Chambers Founder & CEO JC2 Ventures Former Chairman & CEO Cisco Independent	• 20+ years leading Cisco Systems as CEO/Chair • Global Ambassador of the French Tech • 5+ years leading a venture capital firm	73	2018		M		1

AC Audit Committee CC Compensation and Organizational Development Committee NC Nominating, Governance and Public Policy Committee	C Chair M Member « Financial Expert

Engaged Oversight

We maintain an engaged and attentive board. On average, directors attended 95% of Board and committee meetings in 2022.

5 Board Meetings	5 Audit Committee Meetings	4 Compensation and Organizational Development Committee Meetings	5 Nominating, Governance and Public Policy Committee Meetings

2023 Proxy Statement 19

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Board Composition (learn more on page 24)

Our directors reflect a range of tenures and diverse experiences that support our strategy with relevant expertise.

Director Experience (learn more on page 24)

When selecting directors to join our Board, we seek candidates with:

Governance Practices (learn more on page 31)

Our corporate governance practices are designed to support effective Board oversight, the execution of our strategy, and alignment with shareholder interests, including:

✓	Single class of common stock beginning July 2023 (when dual-class sunsets)
✓	Strong lead independent director
✓	100% independent Board committees
✓	Annual Board, committee and director performance assessments
✓	Regular executive sessions of independent directors
✓	Stock ownership guidelines to promote ownership
✓	Board- and committee-level oversight of ESG matters
✓	Board- and committee-level oversight of risk
✓	Overboarding limits on outside board service
✓	Prohibition on hedging and pledging
✓	Clawback policy applicable to cash and equity-based incentive compensation, whether vested or unvested

20 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Stockholder Engagement (learn more on page 42)

We conduct outreach on both the portfolio management side and stewardship side with our stockholders. On the portfolio management side, our investor relations team, CEO and CFO regularly speak with stockholders and attend conferences and we host an annual Investor Conference to share our vision and plans with investors. On the stewardship side, our management team proactively engages with our stockholders throughout the year to better understand their perspectives on significant issues. The feedback from those meetings, and from our stockholder engagement in general, is shared with our Board and Compensation Committee.

Shareholder Engagement in Calendar Year 2022

Conferences	Bloom Investor Conference	Proactively Contacted for 1-on-1 Meetings	Topics Discussed

20 Conferences > 300 Firms Global	75 Investors 3-Hour Showcase Event	> 45% of Unaffiliated Shares	Financial Performance Strategy Governance Structure Executive Compensation Board Composition and Size ESG Initiatives

Executive Compensation Highlights (learn more on page 53)

Our mission is to make clean, reliable and affordable energy for everyone in the world. Our compensation philosophy and programs are designed to attract, retain and motivate talented employees who will help us realize this vision, contributing at a high level over the long term.

Following our 2022 Annual Meeting of Stockholders, the results of our say-on-pay advisory vote led to broader stockholder engagement and we sought meetings with stockholders that collectively hold greater than 45% of our unaffiliated shares. The Compensation Committee considered that stockholder feedback in the context of its review of our executive compensation programs, competitive market research and advice from the Committee’s independent advisor to implement changes and design key plan features of our executive compensation, and particularly executive long-term incentives, starting in 2023.

2022 Compensation Highlights

Our 2022 compensation plans and payouts for our named executive officers reflect our overarching philosophy of pay for performance. Highlights of our 2022 compensation program included:

•

Emphasis on Performance-Based Incentives. A majority of the target compensation opportunity provided to our named executive officers was awarded in the form of cash incentives and equity awards for which the realized value varied based on the achievement of certain operating and financial metrics.

•

Challenging Performance Objectives. The Compensation Committee set rigorous goals for our annual bonus plan that would be achieved only if we performed at a high level. Based on our performance in 2022, our named executive officers each earned a bonus between 74% and 92% of their target bonuses for the year.

•

Performance-Based Approach to Long-Term Incentives. PSUs represented 40% of the target value of the annual equity granted to our named executive officers other than our CEO for 2022. The remaining long-term incentive value was granted in the form of time-based vesting RSUs. Based on our results in 2022, our named executive officers earned 105% of the target number of shares granted in 2022. The shares earned vest annually over three years.

2023 Compensation Highlights

Our 2023 compensation plan design changes build on the input from our stockholder engagement and were considered in the context of a broad review of our executive compensation programs conducted by our Compensation Committee – including competitive market research and discussion with the Committee’s independent advisor – throughout 2022 and early 2023. The changes include:

•

Majority of Compensation Performance-Based. The Compensation Committee increased the percentage of at-risk, performance-based compensation for our named executive officers to between 55% and 69%, with our President and CFO at the high end of that range.

•

3-Year Performance Periods for PSUs. The Compensation Committee introduced PSUs with a 3-year performance period, representing at least half to two-thirds of total target equity compensation for our named executive officers and based on 3-year Product and Services Revenue CAGR and 3-year average non-GAAP Gross Margin.

•

Equity Incentives to Reward Near-Term Operational Execution. In addition to the 3-year PSUs with financial goals, a small portion of equity granted to our named executive officers – approximately 8% of the total target equity compensation – was awarded in the form of PSUs with a 1-year performance period based on the achievement of pre-specified operational goals.

•	No Additional Equity Award for CEO. In recognition of the 2021 CEO Performance Award, the Compensation Committee did not grant any additional equity awards to our CEO for 2023.

2023 Proxy Statement 21

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Corporate Governance

Proposal 1: Election of Directors

The Board of Directors unanimously recommends a vote FOR the election to the Board of Directors of each of the Class II director nominees.

Stockholders are being asked to elect two Class II directors, Jeffrey Immelt and Eddy Zervigon, each for a three-year term.

Our Board Structure. Our Bylaws divide the Board into three classes of directors with staggered three-year terms. As a result, only one class of directors is elected at each annual meeting, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The Board presently has six members.

Who You’re Voting For. Our Class II directors, Messrs. Immelt and Zervigon, are standing for election to the Board at this meeting. The Nominating Committee and the Board recommended each nominee to serve another three-year term based on their carefully considered judgment that the qualifications of our nominees make them well qualified to serve on the Board and provide the Board considerable professional and business experience:

•

Mr. Immelt has served on the Board since 2019. With his decades of public company senior executive and boardroom experience, he brings insight into all aspects of running a multinational business, including valuable expertise in the energy sector.

•

Mr. Zervigon has served on the Board since 2007. The Board benefits from his international capital markets and financial expertise, accounting background as a CPA and considerable cybersecurity experience as CEO of a cybersecurity company.

Our nominees have considerable professional and business experience. The Board’s recommendation is based on its carefully considered judgment that the qualifications and experience of our nominees make them well qualified to serve on the Board and give the Board as a group the appropriate skills to exercise its oversight responsibilities.

What Happens if a Nominee is Unable to Serve. Each nominee has consented to be named a nominee in the Proxy Statement and to continue to serve as a director, if elected. If any nominee becomes unavailable to serve for any reason before the election, which is not anticipated, your proxy authorizes us to vote for another person nominated by the Board or the Board may reduce its size.

Vote Required. At the 2023 Annual Meeting, which is an uncontested election, directors will be elected by a plurality of votes cast. That means the two nominees receiving the highest number of votes will be elected. Withhold votes and broker non-votes, if any, will not affect the outcome of the vote.

22 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Learn More About Our Board

The Corporate Governance section provides helpful information about the director nominees, our Board, and our governance practices. Learn more about the following topics, among others, as set forth below.

2023 Proxy Statement 23

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Board Composition and Membership Criteria

Building the Right Board for Bloom. The Nominating Committee is responsible for reviewing the appropriate skills and experiences desired in directors, in light of the company’s current business conditions, short- and long-term strategic initiatives and existing competencies and experience on the Board, and for making recommendations regarding the size and composition of the Board. The Board and Nominating Committee seek a Board that is comprised of directors who possess the following characteristics:

✓  relevant skills, professional experience and backgrounds that complement the rest of the Board (see below)

✓  diverse viewpoints and perspectives

✓  extraordinary leadership qualities, including senior-level business or other experience that benefits Bloom

✓  demonstrated experience in strategy, risk management, building for scale and driving change and growth

✓  highest personal and professional integrity and ethics

✓  effectively represent the long-term interests of all stockholders

✓  absence of any conflicts of interest

✓  ability to devote the necessary time to Bloom matters, taking into account memberships on other boards and other responsibilities

✓  capability to work in a collegial manner with persons of different backgrounds

Director Skills and Experience

Listed below are the skills and experience we consider important for our directors to effectively facilitate oversight of our short- and long-term business strategy, execution, and risk management, including the unique challenges we face as a provider of new, innovative technology and products in a complex, policy-driven, regulated industry that has historically been slow to change. For each skill, we have highlighted the percentage of current directors that particularly contribute their expertise in these areas to our Board.

Public Company Board Experience	Public company board service allows directors to provide advice and perspective with respect to board dynamics and operations and provides valuable and relevant governance experience, including an understanding of the legal and regulatory landscape in which public companies operate, risk management, executive compensation and oversight responsibilities of the Board and its committees with respect to strategy, operations and compliance-related matters.

Senior Leadership	Serving in executive positions, including as CEO, provides directors with a practical understanding of enterprise structure, operations and management, including in core areas such as human resources, financial planning, strategic planning, risk management and compliance, and the know-how to identify and develop leadership in the management team, plan for succession, execute operationally and drive change and long -term growth.

Global Business/ International	As we expand our reach globally, experience in entering and operating in new markets, including emerging markets, and the attendant business environments, economic conditions, cultural perspectives and risk management, is critical to our success.

Financial/ Accounting/ Capital Markets	Our capital structure and operations include the use of debt instruments and financing arrangements as well as project finance activities, for our customer’s use of our Energy Servers and other project development. It is critical for the Board and Audit Committee to have a sophisticated understanding of the capital markets, financing and funding operations relevant to Bloom Energy, energy project finance structures and accounting and financial reporting processes to advise on, and oversee, our project finance activities and other risk management.

Manufacturing/ Operations	Because we develop and manufacture our Energy Servers, experience in manufacturing processes and operations, including supply chain management and scaling manufacturing operations for global growth, are valuable additions to the Board.

24 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Sales and Marketing	As we seek to continue growing our bookings year over year and bring our Energy Servers and our new products to new territories and markets, experience in the strategy and mechanics of sales and marketing, channel and partnership models and building brand awareness enables the Board to effectively oversee the expansion and scale of our business and development of our brand.

Human Capital Management	We operate in a highly competitive employment market, and experience in attracting, motivating, developing and retaining qualified personnel and succession planning is particularly important to our future success. In addition, as a relatively new public company, experience in evolving compensation practices from private to public company status and evolving our culture to deliver on our growth strategy is critical to attracting and retaining personnel so directors with experience overseeing talent recruitment, development and retention and helping to shape and organization’s culture are a valuable asset to the Board.

Government/ Public Policy/ Regulatory	The energy industry is heavily regulated, and working within a regulatory framework brings valued experience and perspectives and assists the Board with its oversight responsibilities regarding Bloom’s legal and regulatory compliance and its engagement with regulatory authorities. Being able to anticipate changes in the regulatory scheme will better enable us to execute our strategic plan effectively. As a relatively new technology, government expertise at the federal and state level and experience developing and implementing policy will help us work constructively with governments around the world, which is critical as we attempt to develop legislation and a regulatory framework to enable adoption of our technology both in the United States and in select international markets.

Energy	Directors with energy industry experience can share with us their insight with respect to strategic and operational matters related to a complex, heavily regulated and constantly changing energy industry. This includes experience in both the retail and wholesale energy markets as we expand both in the United States and in select international markets. Knowledge of the competitive landscape and energy companies provides valuable perspective as we consider partnerships and alliances in our go-to-market activities.

Strategic Business Development	We continue to focus on growing our business in new states, new countries and new product markets. Our development of relationships with strategic domestic and international partners is critical to growing and developing our business and undertaking both new project and product development, and individuals with existing experience and relationships in business development give us valuable insight into the challenges and risks of such collaborations and partnerships and overcoming the same.

Emerging Technology/ Business Model	As we have transitioned from a private company to a public company and developed and improved each generation of our Energy Server, and now enter a phase of introducing new products for new product markets, experience with emerging technologies, new product introductions and an attendant service business, and business model development has been, and continues to be, important for guiding our growth.

Technology/ Science	Knowledge and experience in product development, materials science, chemistry and hardware development is crucial for our continuing development and innovation with respect to our products and to the evolution of our strategy as set forth in our growth levers. As an innovator in the fuel cell industry, our success depends on developing and investing in the continued evolution of our Energy Server Platform and technology experience has become increasingly important as we expand our product development and product markets.

2023 Proxy Statement 25

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

ESG/ Sustainability	As an energy company, effective oversight and transparency regarding the risks and opportunities pertaining to climate change is critical to our growth and expected by our stockholders and other stakeholders. Directors who have experience analyzing and responding to climate change, as well as assessing environmental compliance obligations and operations, can help us navigate the changing requirements around sustainability and reporting requirements.

Cybersecurity/ Information Security	Directors who have experience managing cybersecurity and information security risks or who understand the cybersecurity threat landscape can provide valuable knowledge and guidance to the Board in its oversight of our cybersecurity risk management infrastructure.

How We Select Directors

Identifying Nominees. The Nominating Committee is responsible for establishing criteria, identifying, evaluating and recommending to the Board candidates for Board membership. The Nominating Committee works very closely with the Chairman and other members of the Board in the identification and evaluation process. The Nominating Committee may also use outside consultants to assist in identifying candidates. When formulating its Board membership recommendations, the Nominating Committee considers advice and recommendations from stockholders, management and others as it deems appropriate.

•

Stockholder Nominees. The Nominating Committee considers candidates recommended by stockholders using the same criteria as it would any other Board nominee candidate. Any stockholder may recommend a person for election as a director by complying with the nomination procedures set forth in the Bylaws. For more information, see the “Stockholder Proposals and Nominations” section.

Evaluating Board Nominees. Once a nominee is identified, the Board then determines whether a nominee’s background, experience, personal characteristics and skills will advance the Board’s goal of maintaining a Board with a diversity of skills, experiences, backgrounds and perspectives that can provide effective oversight and governance and help advance our evolving and growing business and strategic priorities, taking into account the desired characteristics discussed under “Board Membership Criteria.” For incumbent directors, the Nominating Committee also evaluates whether an incumbent director should be nominated for re-election to the Board upon expiration of such director’s term, based upon factors established for new director candidates, as well as:

•  the extent to which the director’s judgment, skills, qualifications and experience (including that gained due to tenure on the Board) continue to contribute to the success of the Board;

•  the director’s length of service on the Board;

•  feedback from the annual Board evaluation;

•  attendance and participation at, and preparation for, Board and committee meetings;

•  independence;

•  outside board and other affiliations, including any actual or perceived conflicts of interest; and

•  such other factors as the Nominating Committee deems appropriate.

Board Diversity

The Board and Nominating Committee value diversity of backgrounds, gender/ethnicity, age, geography, education, experience, perspectives and leadership in different fields when identifying nominees, and we assess the effectiveness of our efforts in pursuing diversity in connection with our annual evaluations. We believe representation of diverse perspectives expands the Board’s understanding of our customers, partners, employees, investors and other stakeholders.	Our Board has: ✓ 1 woman director ✓ 3 ethnically diverse directors

Going Forward. Although we do not have a separate diversity policy, the Board and the Nominating Committee [intend to further refresh Board membership in the coming year, with a particular focus on adding directors who can contribute to the gender diversity on the Board, as well as the Board’s energy industry domain knowledge and technical experience.]14

Board Refreshment

The Board is committed to ongoing and thoughtful refreshment of its membership, yet also believes that it is in the best interests of Bloom and our stockholders to maintain a mix of longer-tenured, experienced directors with institutional knowledge of the Company and newer directors with fresh perspectives.	If all nominees are elected: ✓ 1/3 new directors since 2019 ✓ 7 years average tenure for non-employee directors

26 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

2022 Review. Each year the Nominating Committee and the Board assess board composition and size in light of the Company’s current operations, short and longer term strategic initiatives and the overall industry conditions. As part of its assessment, the Board considers feedback received from its stockholders. Over the past two years, Scott Sandell and John Doerr, both early investors in the Company and long tenured directors retired from the Board and General Colin Powell passed away. In light of the recent reduction in size of the Board as well as the increased scale and complexity of the Company’s operations including international growth, entrance into new product markets and expanding partnerships, the Board is seeking to add one or more additional directors and is focused on expanding the energy industry and technical experience represented on our Board as well as additional gender diversity.

Going Forward. As we continue to scale our business and evolve our strategy, the Nominating Committee will continue to refresh the relevant skill sets and experiences desired in our Board members and will continue to evaluate the appropriate size of the Board.

Director Tenure

No Tenure Limits or Retirement Age. The Board believes that our longer-tenured directors, with their deep historical and institutional knowledge, have a better understanding of Bloom and its evolution, and are better able to leverage that knowledge and history to inform additional scale and growth. Given that Bloom has an innovative new technology and is currently the only stationary power solid oxide fuel cell company to reach commercial scale, the complexity of scaling a global, fully-integrated manufacturing business and the policy driven, regulated and changing energy industry we serve, we believe longer-tenured directors who have followed the Company’s progression and gained a deep understanding of its operations add significant value as we scale and grow into new markets and with new products. However, the Board also recognizes that the Company is growing and that both it and the energy industry are evolving and that a mix of long- and short-tenured directors promotes an appropriate balance of views and insights and allows the Board as a whole to benefit from both the historical and institutional knowledge that longer-tenured directors possess and the fresh perspectives and potentially new skill sets and experiences contributed by newer directors. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing strict limits on director tenure would deprive the Board of the valuable perspectives of its most experienced members.

2023 Proxy Statement 27

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Our Board

Class lI Directors Standing for Election at the 2023 Annual Meeting

Independent Former Chairman & CEO General Electric Lead Independent Director	Jeffrey Immelt Age: 67 Director Since: January 2019 Committee Membership: • Compensation (Chair) Public Company Boards: • Twilio Inc. • Desktop Metal, Inc. • Bright Health Group, Inc.

Relevant Qualifications for Bloom:

Mr. Immelt brings to the Board more than 30 years of public company senior executive and boardroom experience, including nearly 20 years at the helm of GE, a world-leading, technologically innovative global enterprise, where he helped reshape and modernize its global business and financing strategy. Mr. Immelt’s experience and insights in all aspects of running a multinational business, including in diverse areas such as operations, sales and marketing, human capital management, executive compensation, and product and service management and related business models, are invaluable as we endeavor to scale our business, diversify our product portfolio, develop new partnerships and business models, and expand our markets, both in the United States and globally. Given GE’s energy business, Mr. Immelt provides valuable expertise regarding the energy sector and its regulatory and competitive landscape and evolving ESG landscape, particularly as to climate change.

Professional Background

•	2018 – Present: Venture Partner, New Enterprise Associates (“NEA”), a venture capital firm

•	2001 – 2017: Chairman and CEO, General Electric (“GE”), a diversified industrial company

During his tenure, he revamped the company’s strategy, global footprint, workforce and culture, led several innovative transformations that doubled industrial earnings, reshaped the portfolio, re-established market leadership, and grew a strong share position in essential industries, and quadrupled emerging market revenue

GE was named “America’s Most Admired Company” by Fortune magazine and one of “The World’s Most Respected Companies” in polls by Barron’s and the Financial Times during his tenure

Other Directorships & Memberships

•	Member, The American Academy of Arts & Sciences

•	Former Chair, President’s Council on Jobs and Competitiveness under the Obama Administration

•	Former director, Tuya Inc.

Accolades

•	Named one of the “World’s Best CEOs” three times by Barron’s

Independent CEO Quantum Xchange	Eddy Zervigon Age: 54 Director Since: October 2007 Committee Membership: • Audit (Financial Expert) • Nominating/Governance (Chair) Public Company Boards: • Maxar Technologies Inc.

Relevant Qualifications for Bloom:

Mr. Zervigon brings significant institutional knowledge regarding Bloom Energy, given his early involvement with us at our early growth stages through his position with Morgan Stanley, and later as a director. Given Mr. Zervigon’s international financial and transactional experience as an investment banker, Mr. Zervigon has helped shepherd our transition from a private to a public company and provides valuable insights regarding financial strategy and capital markets, growth strategies, and business models. In addition, his accounting expertise as a CPA with PricewaterhouseCoopers LLP provides critical financial reporting experience, skills and qualifications to the Audit Committee. As CEO of a cybersecurity company, Mr. Zervigon provides valuable insight to the Board on cybersecurity threats and risk management thereof. His public company board and related governance experience and ESG oversight contribute to his role as the Chair of the Nominating Committee.

Professional Background

•	2020 – Present: CEO, Quantum Xchange, a cybersecurity company

•	2012 – Present: Special Advisor, Riverside Management Group, a boutique merchant bank

•	1997 – 2012: Managing Director, Principal Investments Group, Morgan Stanley & Co. LLC, a global financial services firm

•	Former Certified Public Accountant, Coopers & Lybrand (now PricewaterhouseCoopers LLP), a public accounting firm

Other Directorships & Memberships

•	Member, Latino Corporate Directors Association

•	2004 – 2017: Director, Member of Audit and Compensation Committees, DigitalGlobe, Inc., a builder and operator of satellites for digital imaging

•	Former Director, MMCinemas

•	Former Director, Impsat Fiber Networks, Inc.

•	Former Director, TVN Entertainment Corporation

•	Former Director, Stadium Capital Management, LLC

28 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Class I Directors – Terms Expiring at the 2025 Annual Meeting of Stockholders

Independent President Bush International	Mary K. Bush Age: 74 Director Since: January 2017 Committee Membership: • Audit (Chair & Financial Expert) Public Company Boards: • Discover Financial Services • T. Rowe Price Group, Inc.

Relevant Qualifications for Bloom:

Ms. Bush’s senior executive and leadership roles in international public and private financial institutions bring to the Board extensive experience and knowledge in capital markets and finance and accounting oversight, particularly in areas of accounting principles, financial reporting rules and regulations and oversight of the financial reporting process at public companies. These prior roles also provide Ms. Bush with wide-ranging experience with U.S. and foreign governments and financial regulatory systems and risk management, all of which make Ms. Bush uniquely qualified as Chair of the Audit committee. Ms. Bush’s public company board experience provides governance expertise to the Board concerning public company governance practices, director selection, and ESG oversight. In addition, Ms. Bush’s significant experience in global business and financial markets is extremely valuable to us as we expand our business globally and seek customer financing options in tandem with our global expansion.

Professional Background

•	1991 – Present: President, Bush International, LLC, an advisor to U.S. corporations and foreign governments on international capital markets, strategic business and economic and governance matters

•	2007: Appointed by the Secretary of the Treasury to the U.S. Treasury Advisory Committee on the Auditing Profession

•	2006: Appointed by President George W. Bush as Chair of the congressionally-chartered HELP Commission on reforming foreign aid

•	Held several Presidential appointments, including the U.S. Government’s representative on the International Monetary Fund Board and Director of Sallie Mae Bank

•	Former head of the Federal Home Loan Bank System during the Savings and Loan crisis

•	Former advisor to the Deputy Secretary of the U.S. Treasury Department

•	Managed global banking and corporate finance relationships at New York money center banks, including Citibank, N.A., Bankers Trust Company and JPMorgan Chase Bank, N.A

Other Directorships & Memberships

•	Chairman, Spark the Journey (formerly known as the Capital Partners for Education), a not-for-profit organization that mentors low-income high school and college students in the Washington, D.C. area

•	2008 – 2020: Director, Marriott International, Inc.

•	2006 – 2010: Director, United Continental Holdings, Inc.

•	2004 – 2009: Director, Briggs & Stratton, Inc.

•	1997 – 2012: Director, Pioneer Family of Mutual Funds

Founder, CEO & Chairman Bloom Energy	KR Sridhar Age: 62 Director Since: January 2002 Committee Membership: • None Public Company Boards: • c3.ai, Inc.

Relevant Qualifications for Bloom:

As a founder of Bloom who has guided our growth and development as both CEO and Chairman for over 20 years, Mr. Sridhar has proven, unparalleled and in-depth knowledge of our technology, operations, markets, regulatory environment, customers, employees, and competition. Mr. Sridhar’s depth and breadth of technical and scientific expertise in the areas of chemistry and physics and his experience with technological and manufacturing innovation bring invaluable insight to the Board concerning our products and development strategies. With over 20 years at Bloom Energy, Mr. Sridhar brings significant senior leadership, industry knowledge and human capital management experience. In addition, his knowledge, and strategic vision for the energy industry and our product development aid the Board in its strategic planning. Mr. Sridhar provides management’s perspective in Board discussions and brings important insight regarding our strategy and daily operations to the Board’s deliberations.

Professional Background

•	2002 – Present: Founder, Chief Executive Officer, Chairman, Bloom Energy

•	2009 – Present: Strategic Limited Partner, Kleiner Perkins, a venture capital firm

•	Former Professor of Aerospace and Mechanical Engineering, Director, Space Technologies Laboratory at the University of Arizona

•	Former Advisor, NASA

•	Led major consortia of industry, academia and national labs

•	Served on many technical committees, panels and advisory boards, and has several publications and patents

2023 Proxy Statement 29

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Class lII Directors – Terms Expiring at the 2024 Annual Meeting of Stockholders

Independent Tully M. Friedman Professor of Economics & Wohlford Family Hoover Institution Senior Fellow Stanford University CEO & President Boskin & Co.	Michael J. Boskin Age: 77 Director Since: November 2019 Committee Membership: • Audit • Nominating/Governance Public Company Boards: • Oracle Corporation

Relevant Qualifications for Bloom:

Dr. Boskin is recognized internationally for his research on world economic growth, tax and budget theory and policy, U.S. saving and consumption patterns and the implications of changing technology and demography on capital, labor and product markets. In addition to his background in public policy, he brings to the Board significant economic, financial and energy expertise, including through his experience on the board of a publicly traded energy company and a publicly traded technology company. Dr. Boskin’s experience as CEO of his consultancy firm and as a director of another large, complex global IT organization also provides the Board with important perspectives in its evaluation of our governance and ESG practices and processes as well as cybersecurity risk management. In addition, his prior service on a public company audit committee supports the development of the Audit Committee function as we mature as a public company.

Professional Background

•	1971 – Present: Tully M. Friedman Professor of Economics and Wohlford Family Hoover Institution Senior Fellow, Stanford University

•	1980 – Present: CEO and President, Boskin & Co., Inc., a consulting firm

•	1989 – 1993: Chairman, President’s Council of Economic Advisers

Other Directorships & Memberships

•	Co-President, Koret Foundation, which gives grants to support educational advancement and career success of children from disadvantaged backgrounds

•	1996 – 2018: Director, ExxonMobil

Independent Founder & CEO JC2 Ventures	John T. Chambers Age: 73 Director Since: August 2018 Committee Membership: • Compensation Public Company Boards: • Sprinklr, Inc.

Relevant Qualifications for Bloom:

Mr. Chambers’ experience in leading and scaling Cisco Systems as its CEO and Chairman for over 20 years, building and implementing strategic growth plans, as well as his experience with early stage companies, provides valuable perspective to the Board in growing and scaling an organization, particularly in the areas of operations, sales, human capital management, recruitment, and executive compensation. Mr. Chambers’ international experience and relationships and his skill in promoting and selling innovative new products and technology and developing partnerships and new business models are valuable to the Board as we continue to diversify our product portfolio and expand globally.

Professional Background

•	2017 – Present: Founder, Chief Executive Officer, JC2 Ventures, a venture capital firm

•	2015 – 2017: Executive Chairman, Cisco Systems, Inc. (“Cisco”), a networking and information technology company

•	2006 – 2015: Chairman, Cisco

•	1995 – 2015: Chief Executive Officer, Cisco

•	1995 – 2006: President, Cisco

•	1982 – 1990: Senior Vice President of U.S. Operations, among other roles, Wang Laboratories, Inc., a former computer-based office information processing systems company

Other Directorships & Memberships

•	Chairman of the US-India Strategic Partnership Forum

•	Appointed Global Ambassador of the French Tech by President Emmanuel Macron of France

30 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Our Board and Governance Structure

New for 2023: Dual class structure sunsets in July 2023, leaving one class of common stock going forward

How We Determined the Right Governance Structure for Bloom

The discussion and table below highlights some of the key elements of our governance structure and why we put it in place and explains how we believe they align with the long-term interests of our stockholders. We continually assess our governance practices and note the sunset of our dual class structure this July.

We are a Young Public Company. Bloom became a public company in July of 2018. At that time, we designed our post-IPO governance practices to support our ambitious mission to make clean, resilient, reliable and affordable energy, to provide management sufficient time to execute its strategy, and to support our ability to capitalize on the market opportunity arising from the global transition to resilient and clean energy and distributed generation.

We are Bringing New Technology to a Slow-Moving Industry. Our Bloom Energy Server is an innovative, new power generation product in the energy industry. The energy industry has very long technology development and market adoption cycle times, which necessitates long-term planning and execution of a consistent strategy. For example, it took 12 years to develop our product and get it into production. In addition, the energy industry has many divergent companies involved in the ecosystem, exacerbating the length of the business cycle and pace of change. As a relatively new public company bringing a disruptive product into this evolving industry, we tend to experience short-term swings in our stock price that are unrelated to, and do not necessarily reflect, our long-term prospects and value.

We Operate in a Competitive, Emerging, Policy Driven and Highly-Regulated Market. It takes time to integrate a new technology in a policy driven, highly regulated and fragmented industry where we must navigate the policy and regulatory requirements and developments in multiple states and countries. This is particularly true for our company: Bloom is a fully integrated business that develops, manufactures, installs, and services our products. Since our IPO, our market has also evolved with political and policy changes shifting toward renewable energy sources for a zero-carbon future. All of these factors necessitate a significant amount of long-term planning and focus by the management team and the Board.

Our Structure Continues to Support Our Mission and Strategy. Five years into our journey, we continue to believe our current governance practices help optimize our success based on the innovative and disruptive nature of our technology and products and the complex, policy driven, heavily regulated and fragmented market environment we face. These structures enable the management team to act with deliberation on its shorter-term initiatives and longer-term strategy, to focus on delivering long-term value to stockholders, and to protect minority stockholders from the interests of potentially short-sighted investors who may seek to act opportunistically and not in the long-term best interests of Bloom or its stockholders generally or of other stakeholders. This also provides our directors with sufficient time to understand the complexities of our business and to more effectively oversee management’s strategy.

Stockholder Input Welcome. We value input from our stockholders and recognize that some of our stockholders may hold different views. We look forward to continuing to engage on this topic as part of our robust and proactive stockholder engagement program (see “Stockholder Engagement” on page 42 for more information).

Governance Provision	What This Refers To	How This Aligns With Stockholder Interests

Classified board	Directors serve three-year terms, with one-third of the Board (instead of the entire Board) elected at each annual meeting	Provides stability and continuity, permitting directors to develop and share institutional knowledge regarding our complex, unique business with a first of its kind product and focus on the long term. Encourages stockholders to engage directly with the Board and the management team regarding significant corporate transactions

Supermajority voting	Voting standard for most items is majority of votes cast, but two-thirds of the outstanding shares are needed to approve a limited number of items in the Restated Certificate of Incorporation	Protects against a small group of stockholders acting to amend our governing documents or to remove directors for reasons that may not be in the best interests of all stockholders

Plurality voting to elect directors	Directors are elected by a plurality of votes cast (instead of a majority of votes cast), meaning the nominees with the most votes are elected	Avoids potential disruption to the Board and management team as a result of a “failed election” in which a nominee does not achieve the votes necessary to be elected

Stockholders cannot call special meetings or act by written consent	Stockholders can propose business at each annual meeting (per our advance notice bylaws and Rule 14a-8), but cannot call a stockholder vote in between annual meetings	Protects against potential abuse by a limited number of stockholders who could act to further short-term special interests and avoids unnecessary diversion of Board and management time from executing on our long-term strategy

2023 Proxy Statement 31

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Corporate Governance Framework

The Board’s Role. The Board is responsible for providing governance and oversight over the strategy, operations and management of Bloom Energy and representing and protecting the interests of our stockholders. The Board oversees senior management to whom it has delegated the authority to manage the day-to-day operations of the business.

Defining Our Corporate Governance Framework. The following documents inform the Board’s governance framework:

Corporate Governance Guidelines	Committee Charters	Global Code of Business Conduct and Ethics	Director and Executive Stock Ownership Policy	Policy on Recoupment and Forfeiture of Executive Compensation	Restated Certificate of Incorporation and Bylaws

The Board reviews annually its corporate governance documents and revises them when the Board believes it is in the best interests of Bloom Energy and stockholders to do so, including in response to feedback from stockholders, changing regulatory and governance requirements, the Board and committee’s self-assessment and evolving best practices.

Corporate Governance Practices

Many of our corporate governance practices are aligned with the Investor Stewardship Group’s (“ISG”) Corporate Governance Framework for U.S. Listed Companies, as shown in the table below.

We have adopted corporate governance practices designed to support effective Board oversight of our Company in the interests of our stockholders, and many of these practices are aligned with the Investor Stewardship Group’s (“ISG”) Corporate Governance Framework for U.S. Listed Companies.

✓  Single class of common stock beginning July 2023 (when dual-class sunsets)

✓  Strong lead independent director with robust and transparent authority and clearly defined responsibilities

✓  Annual review of combined chair/CEO leadership structure

✓  Maintain majority of independent Board directors (5 out of 6 directors are independent)

✓  100% independent Board committees

✓  Annual Board, committee and director performance assessments through self-evaluations conducted by an independent third party

✓  Regular executive sessions of independent directors at Board and committee meetings

✓  Prohibition on hedging and pledging

✓  Board- and committee-level oversight of ESG matters and reporting, including a Sustainability Report that aligns with TCFD and SASB disclosure principles

✓  Year-round engagement program for proactive stockholder outreach to understand their perspectives, including one-on-one meetings and numerous IR touchpoints (e.g., annual investor day)

✓  Board and committee authority to hire outside advisors independent of management

✓  Overboarding limits on outside board service (including Bloom: 5 board cap for directors generally; 3 board cap for public company CEO directors)

✓  Stock ownership guidelines to promote ownership

✓  Clawback policy applicable to cash and equity-based incentive compensation, whether vested or unvested

32 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Director Independence

Our Standard for Director Independence. Under NYSE listing standards, a director will qualify as an “independent director” only if, as determined by the board, the director does not have a disqualifying relationship and does not otherwise have a material relationship with the listed company that would interfere with the director’s exercise of independent judgment.

Evaluating Director Independence. The Nominating Committee and the Board annually review the independence of each director and nominee.

What the Nominating Committee Considers

•  all commercial, consulting, legal, charitable or other business relationships that a director or the director’s immediate family members have with Bloom and its subsidiaries

•  all ordinary course transactions with entities with which the directors are associated

•  information provided by each director concerning his or her background, employment and affiliations

•  transactions, if any, that affect director independence, including any transactions in which the amounts reported may be above the threshold contained in the director independence requirements, and in which a director has a direct or indirect material interest

What the Board Considers

•  relationships that each non-employee director has with Bloom Energy

•  the beneficial ownership of our capital stock by each non-employee director

•  the long tenure of certain of the directors

•  ordinary vendor relationships we have with certain companies for which they may serve as non-employee directors

•  other facts and circumstances the Board deems relevant in determining their independence

Evaluating Committee Member Independence. With respect to the members of the Compensation Committee and Audit Committee, the Nominating Committee and full Board considered the heightened independence requirements under the NYSE listing standards and SEC rules.

Relationships Considered. In 2022, the Nominating Committee and the Board considered that [two] of its members during 2022 sat on the boards of companies with which we do business in ordinary vendor relationships and determined that these relationships were not significant enough to affect their independence. The Board also considered the lengthy tenure of Mr. Zervigon and considered a variety of factors, including his willingness to challenge management and the status quo and his thoughtful board deliberations and concluded that Mr. Zervigon’s independence from management had not been diminished from his years of service. In addition, in reaching its determination with respect to Mr. Immelt, the Nominating Committee and the Board considered his role as a venture partner at NEA, a global venture capital firm that controlled approximately over 5% of our Class A common stock and Class B common stock during 2021. However, Mr. Immelt does not have beneficial ownership of the securities held directly or indirectly by NEA, nor is he a member of NEA’s management. Although the Board has determined that the NEA stock ownership did not affect Mr. Immelt’s independence, as of December 31, 2021, NEA no longer holds our Class A or Class B common stock.

Our Determination. The Board has determined that none of our non-employee directors has a material relationship with us, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our non-employee directors is “independent” as that term is defined under NYSE and SEC rules and our Corporate Governance Guidelines. The Board also determined that all members of the Audit, Compensation and Nominating Committees are independent and also satisfy any committee specific independence requirements. Former director Mr. Sandell, who retired from the Board in May 2022, was independent during the period he served on the Board. Mr. Sridhar is not independent due to his role as our CEO.

Audit Committee 100% Independent	Nominating Committee 100% Independent	Compensation Committee 100% Independent

2023 Proxy Statement 33

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Board Leadership Structure

Our Board Leadership Policy. We believe that independent board oversight and leadership is essential for the Board to effectively perform its functions. Our Corporate Governance Guidelines and Bylaws provide the Board with the flexibility to choose the appropriate Board leadership structure based on what it believes is in the best interest of Bloom Energy and its stockholders at that time. These documents do not require that the offices of the Chairperson and the Chief Executive Officer be separated, but do require that when both positions are held by the same person, the independent directors designate a lead independent director to at least a one year term. The Nominating Committee annually reviews and considers whether the Board’s leadership structure remains appropriate for us and makes recommendations to the Board. We believe it is important that the Board retain flexibility to determine whether the Chief Executive Officer and Chairperson roles should be separate or combined based upon the Board’s assessment of our needs. The Board will continue to evaluate the appropriateness of this leadership structure and whether it continues to be in the best interest of Bloom Energy and its stockholders.

Why Our Current Leadership Structure is Right for Bloom. Mr. Sridhar, our founder and CEO, has historically served and is currently serving as Chairman of the Board. Since May 2020, Mr. Immelt has served as our Lead Independent Director. For 2022, the Nominating Committee recommended Mr. Sridhar continue to serve as Chairman of the Board. The Board carefully considered that recommendation and whether to separate the roles of Chairman and CEO, and concluded that we and our stockholders are currently best served by having Mr. Sridhar perform both roles. Among other factors, the Board considered and evaluated:

✓

Mr. Sridhar’s direct involvement as CEO in our operations, enabling him to communicate knowledgeably, timely and openly with the Board on short- and long-term objectives, identification of strategic priorities and execution of these strategies. We believe this helps the Board focus on important strategic objectives, yet also understand the challenges we face on a day-to-day basis.

✓	Mr. Sridhar’s knowledge of Bloom Energy and the industry in which it operates, which comes from being a founder of Bloom Energy and our CEO for over 20 years

✓	Mr. Sridhar’s vision for Bloom Energy

✓	the importance of unified leadership to execute and oversee our strategy during this time of growth and evolution in the business and the energy industry

✓	the Board’s overall independence (5/6 directors, or 83%)

✓	the lead independent director’s strong leadership and meaningful authority over Board governance and operations

Combining the roles of CEO and Chairman of the Board provides a clear chain of command and single point of accountability to both develop and execute on our strategy, and also provides a unified public face of Bloom in its interactions with suppliers, partners, customers and others, all of which is particularly valuable to a relatively new public company such as Bloom Energy. In addition, the Board believes that any potential conflicts that might result from combining the roles can be effectively mitigated through the duties of our lead independent director. The Board believes that its programs for overseeing risk, as described under “Risk Oversight”, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Lead Independent Director

The Board’s independent directors annually elect the lead independent director. In selecting Mr. Immelt to serve as our lead independent director, the Board determined that he brings substantial governance and risk management expertise and both management and Board operational and leadership experience, having served as Chairman and CEO of GE, a large global infrastructure company, for over 20 years as well as a director on several other public company boards. Since joining the Board in 2019, Mr. Immelt has served on the Audit Committee and Compensation Committee and is currently chair of the Compensation Committee. The independent directors have determined that Mr. Immelt is exceptionally well-qualified to serve as Bloom’s lead independent director and brings a fresh perspective having joined the Board in November of 2019.

To provide for vigorous, independent leadership, Mr. Immelt’s responsibilities as lead independent director include:

Board Leadership

•  Chairs Board meetings in the Chairman’s absence

•  Provides leadership to the Board in any situation where the Chairman’s role may be perceived to be in conflict

•  Performs such other functions and responsibilities as requested by the Board from time to time

Board Agenda, Schedules & Information

•  Approves the agenda (with the ability to add agenda items, including topics focused on risk oversight) and meeting schedules to provide sufficient discussion time for all agenda items

•  Consults with the Chairman on, and approves, the information sent to the Board

•  Calls additional meetings as needed

Chairman & Director Communications	• Meets regularly with the Chairman and CEO about Bloom’s strategy and performance • Serves as a liaison between the Chairman and the independent directors

34 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Presides over Executive Sessions of Independent Directors	• Authority to call executive sessions of the independent directors • Calls and chairs executive sessions on a regular basis • Coordinates activities of the independent directors

Stockholder Communications	• Available for consultation and direct communication with major stockholders and other stakeholders as appropriate

Board Governance Processes

•  Works with the Nominating Committee to guide the Board’s governance processes, including the annual Board self-evaluation and the annual Chairman’s evaluation

•  Works with Committee chairs to ensure coordinated coverage of Board responsibilities and effective functioning of all committees

•  Advises the Nominating Committee regarding the Board’s committee structure, committee member rotation and selection of committee chairs

Board and Committee Evaluations

The Board and its principal committees perform an annual self-assessment to (i) foster a culture of accountability for performance and continuous improvement and (ii) identify future Board requirements for skills and experiences of Board members so that the Board is able to meet its strategic objectives. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively, and where it can improve. In order for a robust process, the Board engages an independent third party to facilitate its annual self-evaluation, which is overseen by the Chair of the Nominating Committee and the lead independent director.

The Board and committee evaluation process for 2022 was conducted as follows:

1. Feedback from Directors

Independent outside counsel was engaged to speak with each of our directors regarding a list of topics of importance to the Board and its committees. Topics included:

•  Board composition (skills, experience, diversity)

•  information regularly provided to the Board (pre-reading materials, director orientation materials)

•  agendas and meetings (quantity and quality of information presented)

•  Board dynamics and relationship with management

•  Board processes (how the Board engages on strategy, risk oversight, CEO succession and evaluation)

•  committee effectiveness in meeting responsibilities outlined in the committee charters

•  individual director and overall Board performance (strengths, contributions, opportunities for improvement)

The directors’ responses were then aggregated and anonymized to encourage the directors to respond candidly and to maintain the confidentiality of their responses.

▼

2. Meeting with Lead Independent Director and Chairman/CEO

Results of the conversations with individual directors were shared with our lead independent director and our Chairman/CEO and follow-up action items were discussed.

▼

3. Presentation Developed for Board and Committee Discussion A presentation summarizing the results of the evaluation was then developed to facilitate Board and committee discussions.

▼

4. Board and Committee Discussions Held

The Board and each committee then discussed the evaluation results and agreed upon action items and a timeline for implementation of any recommended changes to the Board, its membership, its processes and the operations of its committees.

▼

5. Outcome of the Evaluation

Based on feedback received from the directors in 2022, the Board continued to evolve its meeting agendas and process. In addition, input received regarding Board composition has informed future Board refreshment.

2023 Proxy Statement 35

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Active and Engaged Board Oversight

Meeting Attendance

•  Each incumbent director attended at least 75% of the aggregate number of Board and committee meetings on which he or she served in 2022

•  On average, directors attended 95% of Board and committee meetings

Annual Meeting Attendance

•  It is our policy to encourage our directors to attend our annual meetings of stockholders, and we expect that all directors will attend the 2023 Annual Meeting.

•  100% of our directors then serving on the Board attended our virtual meeting in 2022.

Executive Sessions

•  Independent directors met in executive session at every regularly scheduled Board meeting.

•  The lead independent director chaired each of these executive sessions. These executive sessions promote an open discussion of matters in a manner that is independent of the Chairman and CEO.

2022 Board Activities

•  5 meetings

•  Acted 2 times by unanimous written consent

•  Between formal meetings, directors also participated in periodic update or status phone calls and briefings

•  Engaged in facility tours and strategy sessions with management

•  Updated robust executive officer and senior management succession plans

•  Considered the Company’s recent increases in growth and scale, leading to the Board’s 2023 actions to upgrade key positions and clarify and strengthen internal reporting structure, operating rhythms, and risk management, including appointing our CFO, Gregory Cameron, as President, with KR Sridhar remaining as CEO and Chairman

36 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Our Board Committees

To support effective corporate governance, our Board delegates certain responsibilities to its committees, who regularly report on their activities to the Board. The Board has three standing committees composed of only independent directors: the Audit Committee, the Compensation Committee and the Nominating Committee. These committees have the authority to engage legal counsel or other advisors or consultants as they deem appropriate to carry out their responsibilities. They also annually review their committee charters and recommend appropriate changes for approval by the Board.

Audit Committee	2022 Meetings: 5
Chair: Mary K. Bush Members: Michael J. Boskin Eddy Zervigon

Key 2022 Highlights:

•  played a key oversight role in the advancement and refreshment of our enterprise risk management program;

•  focused on our risk management framework and risk assessment process and results, among other things

•  reviewed proposed SEC rules on cybersecurity and performed an assessment of the Company’s cybersecurity program;

•  continued to closely oversee the development of our Internal Audit function, including providing guidance on the selection of our new Head of Internal Audit, and reviewing and approving the Internal Audit charter, Internal Audit risk assessment and Internal Audit plan for the year;

•  maintained oversight of, among other things, key financial reporting and disclosure matters, ethical and legal compliance, cybersecurity and Sarbanes-Oxley internal control requirements.

Principal Oversight Responsibilities:

•  appointment, compensation, independence, performance and scope of work of the independent auditor;

•  our annual audited and quarterly financial statements;

•  whistleblower policies and procedures;

•  risk assessment, management and reporting;

•  internal controls, disclosure controls and internal audit functions;

•  material financial and other risk exposures;

•  compliance with significant applicable legal and regulatory requirements and our Global Code of Business Conduct and Ethics;

•  related-party transactions.

Composition:

The Board has determined that each Audit Committee member:

•  meets the definition of “independent director” for purposes of serving on an audit committee under SEC and NYSE rules; and

•  is financially literate as required by NYSE listing standards.

In addition, the Board has determined that each of Ms. Bush and Mr. Zervigon is an audit committee financial expert.

2023 Proxy Statement 37

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Compensation and Organizational Development Committee	2022 Meetings: 4

Chair: Jeffrey Immelt Members: John T. Chambers

Key 2022 Highlights:

•  oversaw talent development, succession planning, and organizational design, in addition to maintaining its responsibilities related to executive compensation and compliance;

•  reviewed Company actions taken to mitigate possible risks related to gaps in succession plans;

•  drove the realignment of the 2023 executive compensation strategy, balancing investor feedback with the retention and engagement of senior leadership;

•  continued to focus on diversity initiatives and related progress, including the upward momentum in employees identifying as Black, Hispanic, and/or female;

•  reviewed results of our first employee survey and assessed employee engagement and overall health of Company culture.

Principal Oversight Responsibilities:

•  overall compensation strategy and philosophy;

•  CEO performance and evaluations;

•  CEO and executive officer compensation;

•  equity incentive plans;

•  compensation-related risk exposures;

•  employee incentive compensation and equity plans;

•  succession planning for the CEO, executive officers and senior management;

•  non-employee director compensation;

•  general policies relating to employees’ compensation and benefits;

•  human capital management, including our culture, talent recruitment, development and retention, employee engagement, and diversity and inclusion.

Composition:

The Board has determined that each Compensation Committee member is:

•  independent under NYSE rules; and

•  a non-employee director for purposes of SEC rules.

•  Mr. Sandell served as Chair of the Compensation Committee until his retirement in May 2022, and he was replaced as Chair by Jeffrey Immelt.

38 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Nominating, Governance and Public Policy Committee	2022 Meetings: 5
Chair: Eddy Zervigon Members: Michael J. Boskin

Key 2022 Highlights:

•  continued to dedicate time and attention to Board composition and refreshment, including in light of investor feedback;

•  reviewed proposed SEC rules related to climate change, Rule 10b5-1 plan reporting, and compensation clawbacks, as well as federal and state policy regarding distributed energy resources and other decarbonization policies;

•  received updates on investor outreach and feedback related to our governance structure and ESG matters;

•  oversaw the annual Board and Committee evaluation process and, in that process solicited feedback on desired director refreshment skills, experience and diversity to augment its refreshment and search process;

•  reviewed our corporate governance and organizational documents following adoption of the SEC’s universal proxy rule.

Principal Oversight Responsibilities:

•  size, structure and composition of the Board and its committees;

•  director recruitment and vetting;

•  Board, committee and director performance evaluations;

•  corporate governance guidelines, practices, reporting and market and regulatory developments;

•  stockholder engagement program;

•  stockholder proposals;

•  stock ownership guidelines;

•  sustainability matters, social and political trends, and legislative proposals and non-financial regulatory developments;

•  review and oversee Bloom’s external reporting on ESG and sustainability matters, including climate related risks and opportunities;

•  significant domestic and international legislation, regulation and trade, and energy and environmental policy;

•  political, charitable and lobbying activities.

Composition:

All members of the Nominating Committee are independent under NYSE rules. Mr. Sandell served on the Nominating Committee until his retirement in May 2022.

2023 Proxy Statement 39

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Board’s Role and Responsibilities

Strategy

Elements of our strategy are discussed at every regularly-scheduled Board meeting and are guided by our current priorities, as well as goal to achieve long-term, profitable growth.

Our Approach to Strategy Oversight. The Board has oversight responsibility for management’s establishment and execution of corporate strategy. The Board is deeply engaged and involved in overseeing our long-term strategy, including, among other areas, the focus of our product development in light of the evolving energy landscape and drive to decarbonization, market opportunities and related policy and regulation, our manufacturing capacity and footprint and how we adapt our business model to enable scale and focus. The Board regularly discusses and engages with management on a number of topics throughout the year, including:

•	strategic and operational priorities;

•	long-term planning and the competitive environment;

•	sustainability, environmental and climate change issues (which are a core part of our business);

•	regulatory and policy trends and other changes occurring in the energy industry; and

•	capital allocation plans, performance against budget, financial risk and actions needed to align with strategic priorities.

Risk Oversight

How We Oversee Risk. The Board’s oversight of risk is an integral component of the Board’s oversight and engagement on strategic matters. The oversight responsibility of the Board and its committees is informed by regular reports from our management team, including senior personnel who lead a variety of functions across the business, as well as input from external advisors and experts, as appropriate. These reports are designed to provide timely visibility to the Board and its committees about the identification and assessment of key risks, our risk mitigation strategies and ongoing developments. The Company also has an enterprise risk management policy and procedures that enables the identification and mitigation of the most significant risks at any moment as well as the anticipating and preparing for future risks. In 2022, the full Board engaged with management and compliance leaders on the Company’s enterprise risk management policies and procedures to ensure there was an identification and mitigation of the most significant risks.

How We Allocate Risk Oversight Responsibilities. The Board is responsible for overseeing our risk management. The Board exercises this oversight responsibility directly and through its committees. Any risk area that is not allocated to a committee, whether through its charter or a delegation, remains with the Board. Each of our committees provides reports to the full Board on their oversight activities and elevates review of risk issues to the Board as appropriate.

40 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

In addition to the oversight below, the Audit Committee oversees the steps our management has taken to address failures in compliance with our established risk management policies and procedures, and to monitor and control these exposures, including policies and procedures for assessing and managing risk and related compliance efforts.

BOARD OF DIRECTORS

Has the primary responsibility for evaluating strategic and operational risk management

AUDIT COMMITTEE

Oversees risks arising from:

Major financial and legal risk exposures

Financial statements and internal controls
and reporting

Compliance, regulatory and litigation

IT, cybersecurity, data privacy and data security

Credit and liquidity and capital allocations

Ethics, related parties and conflicts of
interest

Conflicts of interest and related party transactions

International operations

COMPENSATION AND
ORGANIZATIONAL
DEVELOPMENT COMMITTEE

Oversees risks arising from:

Compensation and benefits

Succession planning

Human capital management, including diversity and inclusion

Recruiting and retention

Workplace safety

NOMINATING, GOVERNANCE
AND PUBLIC POLICY COMMITTEE

Oversees risks arising from:

Corporate governance practices

ESG and sustainability

Public policy and regulatory/legislative matters (non-financial)

Social responsibility

Stockholder activism

MANAGEMENT

The Board, in consultation with each of its committees, oversees our management in exercising its responsibility of managing risk.

Members of our executive and senior management team are responsible for implementation of our day-to-day risk management processes. This includes identifying risks and risk controls related to significant business activities and developing programs and recommendations to determine the sufficiency of risk identification and the appropriate manner in which to manage the risk, with consideration given to the immediacy of the risk. Learn more about our ERM in the “Enterprise Risk Management Program” section.

We have established robust standards of business conduct that apply to our employees and partners globally and provide numerous methods for employees to elevate risk concerns directly to management or through anonymous channels. Our Chief Compliance Officer oversees these activities and our overall compliance program and reports periodically to the Audit Committee.

2022 Board Focus Areas

COVID-19. During 2022, the Board continued its oversight of the ongoing impacts of COVID-19, particularly with respect to cash management, supply chain, inventory, workplace safety and other areas of human capital management, such as recruitment and retention and return to office.

Succession Planning and D&I. Throughout the year, the Board received regular reports from the Compensation Committee and the head of human resources regarding our strategy for attracting and retaining talent, employee engagement and professional development and diversity and inclusion. The Compensation Committee together with the entire Board revisited and assessed succession planning across the organization. The Board also upgraded key positions in light of the Company’s growth.

Market Execution. In light of the evolving energy industry, the Board held several sessions on our strategy to drive decarbonization as part of our product solutions, policy and regulatory issues, and the incumbent and emerging market players. This included a review of climate related shifts in technology and customer, stockholder and other stakeholder expectations. In addition, in light of our growth, the Board focused on our development of new production capacity, new business models and strategic partnerships.

Product Roadmap. With the introduction of several new product offerings and applications in 2022, and to complement its market execution focus, the Board received regular briefings on the Company’s product development execution, enhancements of its technology and product roadmap.

Enterprise Risk Management. The board engaged with management and compliance leaders on the Company’s enterprise risk management policies and procedures to ensure there was an identification and mitigation of the most significant risks and a process for participating and preparing for future risks.

Financial. In light of geopolitical unrest and recessionary fears, the Board focused on the Company’s strategy to raise additional capital and improve margins, profitability and cash flow.

2023 Proxy Statement 41

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Stockholder Engagement

As part of our accountability to investors and consistent with our support of good corporate governance practices, our Board, along with the management team, continues to seek constructive and open dialogue with our stockholders. During 2022, we focused on several areas to better understand investor needs and provide additional information about the company and our technology.

Our Engagements

•  Throughout 2022 we participated in 20 conferences, meeting with over 300 firms, US and internationally based.

•  In addition, outside of investor conferences, we met by phone or video conference apps, with approximately 175 stockholders.

•  We conducted an Investor Conference, meeting with approximately 75 stockholders. At the 3 hour event we showcased our products and our market expectation. Our senior management and Board of Directors were also able to interact directly with stockholders.

•  We also conduct tours of our manufacturing facilities in Fremont and Sunnyvale for groups of stockholders, followed by Q&A with senior management.

•  We also actively engaged in stockholder outreach on the stewardship side, reaching out to stockholders representing more than 45% of our unaffiliated shares to discuss our governance, compensation, social and environment practices.

What We Discussed

•  Our CEO, CFO and other members of our executive and senior management team participated in one-on-one and group discussions, sharing their views on the health of the Company and our strategic positioning, operational priorities, governance structure, ESG initiatives, and executive compensation.

How We Responded

•  We hold regular quarterly earnings conference calls open to all investors, which include a question and answer session. These calls are announced to the public in advance, and we provide an opportunity for investors to participate via audio or webcast. A recording of the earnings call webcast and Q&A is made available following the call.

•  In response to continued investor feedback, we periodically publish and distribute additional materials for our investors, leveraging our social media publications.

•  In addition, we published press releases regarding our accomplishments, technical milestones and key technology achievements.

•  For how we responded on executive compensation, please see “Compensation Discussion and Analysis – Executive Summary - Stockholder Engagement and Consideration of 2022 Say-on-Pay Vote” in our Compensation Discussion and Analysis on page 54 for more information.

42 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Board Processes and Policies

Director Orientation and Ongoing Education

Director Orientation. We provide an orientation process for new directors that includes background materials, meetings with senior management and visits to our facilities. The orientation is designed to assist new directors with developing knowledge related to Bloom Energy and the energy industry in order to allow them to optimize their effectiveness on the Board. This orientation process may include presentations by senior management to familiarize new directors with our strategic plans, our technology, products and manufacturing, supply chain and installation operations, our significant accounting, financial and risk management issues, our compliance program and our Global Code of Business Conduct and Ethics.

Director Education. The Board encourages all directors to stay abreast of developing trends for directors by providing access to a variety of materials. The Nominating Committee has established a policy regarding reimbursement of directors for reasonable costs associated with the directors’ participation in continuing education programs related to their service as directors. Director education is also integrated into the Board and committee meeting calendars. Members of management and subject matter experts participate in director education sessions, which provide an opportunity for our directors to stay current with respect to our business, emerging corporate governance topics or other issues pertaining to their service on the Board.

Stock Ownership Policy

To align the interests of our directors and stockholders, our non-employee directors are subject to a Stock Ownership Policy which:

Requires they own our shares equal in value to at least 4x the annual [cash] retainer	100% Director Compliance in 2022
Requires they retain 100% of all net settled shares received from the vesting, delivery or exercise of equity awards granted under our equity award plans or programs
Counts stock deferred under the Deferred Compensation Plan (as described below) for non-employee directors toward the minimum ownership requirement

For additional information regarding our Stock Ownership Policy as it applies to our executive officers, please see the section entitled “Compensation Discussion and Analysis – Additional Information – Stock Ownership Policy.”

Global Code of Business Conduct and Ethics

Our Global Code of Business Conduct and Ethics (“Code of Conduct”) applies to Bloom Energy Corporation and its subsidiaries and their employees, corporate officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors, as well as contractors assigned to work at Bloom Energy. The Code of Conduct summarizes key compliance policies and helps put Bloom’s ethical principles into practice. The Audit Committee, on behalf of the Board, oversees compliance with the Code of Conduct, including the consideration of actual and potential conflicts of interest, the review and approval of related party transactions and the review and approval of procedures for handling complaints regarding accounting or auditing matters.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waivers of, a provision of our Code Conduct by posting such information on our website at the address specified above within four business days of any such amendment or waiver.

Materials Available on Our Website

The Board has adopted Corporate Governance Guidelines that provide the framework for our corporate governance, along with the Restated Certificate of Incorporation, the Bylaws, committee charters and other key governance practices and policies. Our Corporate Governance Guidelines cover a wide range of subjects, including the conduct of Board meetings, independence and selection of directors, Board membership criteria and Board committee composition. The Corporate Governance Guidelines and the other corporate governance documents listed below are available in the Investor Relations section of our website at https://investor.bloomenergy.com by clicking on the “Corporate Governance/Governance Documents” link thereunder.

• Restated Certificate of Incorporation • Amended and Restated Bylaws • Corporate Governance Guidelines • Global Code of Business Conduct and Ethics	• Audit Committee Charter • Compensation Committee Charter • Nominating Committee Charter

2023 Proxy Statement 43

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Stockholder Communications with Our Board of Directors

Stockholders and other interested parties may communicate with the Board, the lead independent director, the independent directors as a group or individual directors by sending a communication to:

Bloom Energy Corporation

Office of the Corporate Secretary

4353 North First Street,

San Jose, California 95134

Each communication should specify the intended recipient(s). The Office of the Corporate Secretary will initially process the communications and forward appropriate material to applicable members of the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and offensive communications).

44 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Related-Party Transactions

Our Written Policy. The Board has adopted a written related-party transactions policy which, along with the charter of the Audit Committee, requires that any transaction with a related party that has been determined by the Compliance Officer to require approval under the policy must be reviewed and approved or, where advance approval is not reasonably feasible, ratified, by the Audit Committee, unless the related party is, or is associated with, a member of the Audit Committee, in which event the transaction must be reviewed and approved by the Nominating Committee.

When the Policy Applies. Our related-party transactions policy applies to transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships, in which we are or will be a participant and in which a related party has or will have a direct or indirect interest. A related party includes: (i) any person who is, or at any time since the beginning of our last fiscal year, was, a director or executive officer (as defined by the rules and regulations of the SEC) or a nominee to become a director, (ii) any security holder known by us to be the beneficial owner of more than 5% of any class of voting securities, and (iii) any immediate family member of any of the foregoing.

How We Apply the Policy. In determining whether to approve or reject a related-party transaction, the Audit Committee considers the relevant and available facts, including the impact on a director’s independence if the related party is a director, immediate family member of a director or an entity with which a director is affiliated, the terms of the transaction and any other relevant information and factors. The Audit Committee will approve only those transactions with related parties that, in light of known facts and circumstances, are in or are not inconsistent with the best interests of Bloom Energy and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion. The Audit Committee may impose such conditions as it deems appropriate on Bloom Energy or the related party in connection with the approval of the proposed transaction.

Pre-Approved Transactions. The Audit Committee has reviewed the transactions, arrangements and relationships described below and has determined that for the purposes of the policy, in the absence of facts or circumstances indicating special or unusual benefits to the related party, the following transactions, arrangements or relationships shall be deemed pre-approved:

•

any employment by Bloom Energy of an executive officer if (i) the related compensation is required to be reported in the proxy statement under the SEC’s compensation disclosure requirements (generally applicable to “named executive officers”) under Item 402 of Regulation S-K or (ii) the executive officer is not an immediate family member of another executive officer or director, the related compensation would be reported in the proxy statement under Item 402 of Regulation S-K if the executive officer were a “named executive officer,” and the Compensation Committee approved (or recommended that the Board approve) such compensation;

•

any transaction where the related party’s interest arises solely from the ownership of Bloom Energy’s capital stock and all holders of capital stock received the same benefit on a pro rata basis (e.g., dividends);

•

any transaction with a related party (i) where the rates or charges involved are determined by competitive bids; (ii) involving the rendering of services as a common or contract carrier or public utility, at rates or charges fixed in conformity with law or governmental authority; or (iii) involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•

any charitable contribution, grant or endowment by Bloom Energy to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (but not an executive officer); and any charitable contribution, grant or endowment by Bloom Energy to a charitable organization, foundation or university at which a related party is a trustee, director or executive officer, if the aggregate amount involved in a fiscal year of Bloom Energy does not exceed the lesser of $120,000 or 2% of the consolidated gross revenues of such charitable organization, foundation or university; or any non-discretionary matching contribution, grant, or endowment made pursuant to a matching gift program;

•

any transaction with another company at which a related party’s only relationship is as (i) an employee (other than an executive officer) or director, (ii) a beneficial owner of less than 10%, together with his or her immediate family members, of that company’s outstanding equity, or (iii) in the case of partnerships, a limited partner, if the limited partner, together with his or her immediate family members, has an interest of less than 10% and the limited partner does not hold another position in the partnership, if the aggregate amount involved does not exceed the lesser of $120,000 or 2% of the other company’s consolidated gross revenues;

•	ordinary course business travel and expenses, advances and reimbursements;

•

indemnification payments and other payments made pursuant to (i) directors and officers insurance policies, (ii) Bloom Energy’s Restated Certificate of Incorporation or Bylaws, and/or (iii) any policy, agreement or instrument approved by the Board; and

•

any transaction with a related party (whether or not covered above) where the aggregate amounts involved (including any periodic payments or installments due on or after the beginning of Bloom Energy’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon) do not exceed $120,000, provided, that such transaction is entered into in the ordinary course of Bloom Energy’s business on terms comparable to those that Bloom Energy has entered into with parties who are not related parties.

The Compliance Officer reviews transactions involving related parties that are not included in one of the preceding categories. The Compliance Officer determines what approvals are required under the policy and whether the transaction is forwarded to the Audit Committee for review.

2022 Related Party Transactions. There were no transactions since the beginning of fiscal 2022 in which the Company was a participant and in which a related party had or will have a direct or indirect interest that was not pre-approved in accordance with the procedures above.

2023 Proxy Statement 45

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Director Compensation

Non-Employee Director Compensation Program

Our directors play a critical role in guiding our strategic direction and overseeing the management of Bloom, which requires considerable time commitments and responsibilities. The Board believes it is in the best interests of the Company and our stockholders to maintain a compensation program for directors who are not employees of Bloom or directors designated to serve on the Board by investors pursuant to contractual rights (our “Qualifying Directors”). All of our directors, other than our CEO and Chairman, are Qualifying Directors.

Role of Our Compensation Consultant

The Compensation Committee has retained the services of Compensia, Inc. (“Compensia”), an independent compensation consultant, to assist the Compensation Committee in evaluating and refining our Board compensation program. Compensia reports directly to the Compensation Committee and interacts with management at the Committee’s direction. Compensia provided advice regarding, among other things, peer group composition, a competitive market analysis and equity strategy. Compensia also provides advice on our executive compensation program and philosophy, pay positioning relative to peer companies, equity usage and allocation and risk assessment. The Compensation Committee has assessed the independence of Compensia pursuant to SEC and NYSE rules, and we have concluded that Compensia is independent and that the work performed by Compensia for the Compensation Committee does not raise any conflicts of interest.

Annual Cash Compensation

The following is a summary of the cash compensation that we provide to our Qualifying Directors on an annual basis. Such cash compensation is paid in quarterly installments. In addition, all of our directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings, including reasonable expenses for travel, meals and lodging.

General Board Service

Board service	$70,000

Lead independent director	25,000
Committee Service

Audit Committee
Chair*	30,000
Member	15,000

Compensation and Organizational Development Committee
Chair	20,000
Member	10,000

Nominating, Governance and Public Policy Committee
Chair	15,000
Member	5,000

*   Ms. Bush receives $40,000 for her service as the Chair of the Audit Committee. This amount was established before we adopted our non-employee director compensation policy, and the Board determined that her compensation as Audit Committee Chair should remain at the previously established amount for as long as she serves in that capacity or until the Board determines otherwise.

Equity Compensation

Our Qualifying Directors receive an annual grant of RSUs with a fair market value of $200,000 as of the date of grant (the “Annual Award”). The Annual Award vests on the date of the next annual meeting of stockholders. Qualifying Directors who are appointed to the Board after the date of an annual meeting of stockholders are entitled to receive a pro-rated grant of RSUs based on their start date as a director. In addition, Mr. Immelt receives an additional annual grant of RSUs with a fair market value of $25,000 as of the date of grant so long as he serves as our Lead Independent Director.

On May 11, 2022, each Qualifying Director who had been serving on the Board as of May 11, 2022, the date of the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), and who continued to serve on the Board following the 2022 Annual Meeting was granted 16,488 RSUs, which will vest as to 100% of the shares on the date of the 2023 Annual Meeting, subject to the Qualifying Director’s continued service on the Board as of that date. Mr. Immelt received an additional grant of 2,061 RSUs for his service as Lead Independent Director.

46 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Non-Employee Director Deferred Compensation Plan

In November 2019, the Board adopted a deferred compensation plan (the “Deferred Compensation Plan”), which allows our non-employee directors to defer all or a portion of their Board compensation, including cash retainer fees and RSU grants, for distribution at a later date. All deferred compensation is paid in deferred RSUs that settle on the terms and conditions elected by the non-employee director. In January 2021, we amended the Deferred Compensation Plan so that it is available to certain executives, including the named executive officers. For additional information on the Deferred Compensation Plan as it applies to our named executive officers, please see “Additional Information—Deferred Compensation Plan” in the Compensation Discussion and Analysis below.

Ms. Bush and Mr. Zervigon each elected to defer the vesting of her or his RSU awards granted in 2022 that are expected to vest on the date of the 2023 Annual Meeting, such that the deferred stock units attributable to such awards will be paid following her or his termination of services on the Board. Mr. Chambers elected to defer the vesting of his RSU award granted in 2022 that is expected to vest on the date of the 2023 Annual Meeting, such that the deferred stock units attributable to such award will vest on January 1, 2025. Mr. Immelt elected to defer the vesting of both his annual retainer fees for 2022 and the vesting of his RSU awards granted in 2022 that are expected to vest on the date of the 2023 Annual Meeting, such that the deferred stock units attributable to both will be paid following his termination of services on the Board.

2022 Director Compensation

The following table provides information for all compensation awarded to or earned by our Qualifying Directors for the year ended December 31, 2022. Mr. Sridhar is not a Qualifying Director and does not receive compensation for his service as a director. Please see the 2022 Summary Compensation Table for information regarding Mr. Sridhar’s 2022 compensation as our CEO.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Michael J. Boskin	90,000	200,000	—	290,000
Mary K. Bush(2)	110,000	200,000	—	310,000
John T. Chambers(3)	80,000	200,000	—	280,000
Jeffrey Immelt(4)	111,401	225,000	—	336,401
Scott Sandell(5)	34,451	—	—	34,451
Eddy Zervigon(6)	100,000	200,000	—	300,000

(1)

The amounts reported represent the aggregate grant date fair value of RSUs granted to each of our Qualifying Directors as computed in accordance with ASC 718. See Notes 2 and 10 of the notes to our consolidated financial statements contained in our Annual Report for a discussion of all assumptions made by us in determining the ASC 718 values of equity awards.

As of December 31, 2022, Qualifying Directors who served on the Board during 2022 had the following outstanding equity awards:

Dr. Boskin, 16,488 RSUs; Ms. Bush, 16,488 RSUs and 50,000 stock options; Mr. Chambers, 16,488 RSUs; Mr. Immelt, 18,549 RSUs; Mr. Sandell, no RSUs; and Mr. Zervigon,16,488 RSUs.

(2)	Ms. Bush elected to defer 100% of her equity compensation in order to receive a distribution of deferred stock units following her termination of services on the Board.

(3)	Mr. Chambers elected to defer 100% of his equity compensation in order to receive a distribution of deferred stock units on or about January 1, 2025.

(4)

Mr. Immelt became the Chair of the Compensation Committee on May 11, 2022 and received a pro rata portion of his retainer for that quarter as a member and as Chair of the Compensation Committee. Mr. Immelt elected to defer 100% of his cash and equity compensation in order to receive a distribution of deferred stock units following his termination of services on the Board.

(5)

Mr. Sandell retired from the Board in May 2022 and did not stand for re-election at the 2022 Annual Meeting. Mr. Sandell elected to defer 100% of his cash compensation in order to receive a distribution of deferred stock units on or about January 1, 2023.

(6)	Mr. Zervigon elected to defer 100% of his equity compensation in order to receive a distribution of deferred stock units following his termination of services on the Board.

2023 Proxy Statement 47

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Senior Management Team

We have a diverse senior management team that brings proven track records of success in business, operating skill and excellence in leadership. As we continue to grow our business, we recognize that diverse leadership translates to a variety of experiences, viewpoints and, ultimately, more informed decisions. We believe the various skill sets and experiences of our senior management team will be invaluable as we endeavor to scale our business and expand our markets, both in the United States and globally.

There are no arrangements or understandings between any executive officer and any other person pursuant to which he or she is or was to be selected as an officer. There are no family relationships between any of our executive officers or directors. Information about our executive officers as of the Record Date is set forth below:

KR Sridhar Founder, Chairman, and Chief Executive Officer

Age: 62

Please see page 29 of this Proxy Statement for Mr. Sridhar’s biography.

Gregory Cameron President and Chief Financial Officer

Age: 54

Background at Bloom

Gregory Cameron has served as our President and Chief Financial Officer since February 2023 and he previously served as our Executive Vice President and Chief Financial Officer from April 2020 to February 2023.

Professional Experience

Prior to joining Bloom Energy, Mr. Cameron was an officer at General Electric, a diversified industrial company. Over his 26-year career there, Mr. Cameron had a strong history of driving change, fostering positive transitions and conquering challenges through sound fiscal and business direction. Mr. Cameron served as President and Chief Executive Officer, Global Operations-GE Company from 2018 through 2019, and as President and Chief Executive Officer, Global Legacy Solutions-GE Capital from 2016 through 2018. Prior to 2016, he served in various senior roles with General Electric, including as Chief Financial Officer, Americas-GE Capital from 2009 through 2016.

Education

Bachelor’s Degree in Economics, St. Lawrence University

48 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Glen Griffiths Executive Vice President, Quality, Reliability and EH&S

Age: 60

Background at Bloom

Glen Griffiths joined Bloom Energy in December 2014 and currently serves as our Executive Vice President, Quality, Reliability and EH&S. Mr. Griffiths has announced that he will retire from the Company effective May 16, 2023

Professional Experience

Prior to joining Bloom Energy, he was Hewlett Packard’s Chief Quality Officer, where he led HP’s Customer Experience and Quality Office. He developed and implemented a strategy that revitalized HP’s focus on customers and engaged HP employees to transform product and service quality across the $120 billion company. Prior to that role, he served as VP of Enterprise Business Quality and VP of HP Global Engineering at HP and was responsible for providing centralized engineering and regulatory services to all HP business teams, managing 400+ engineers providing operations based in 37 countries. Mr. Griffiths’ professional experience centers on reliability, electrical, avionic and systems engineering.

Prior to HP, Mr. Griffiths served 22 years as an engineering officer with the UK Royal Air Force, working on Jaguar and Harrier aircraft. He was also responsible for setting the UK Ministry of Defence’s reliability policy and also served as the UK Engineering Specialist Officer on the US Joint Strike Fighter F-35 Program and Systems and Software Officer on the UK Typhoon program.

Education

Master’s Degree in Business Administration, Open University

Master’s Degree in Reliability and Maintainability Engineering, Exeter University

Sharelynn Moore Executive Vice President and Chief Business Development and Marketing Officer

Age: 49

Background at Bloom

Sharelynn Moore joined Bloom Energy in August 2020 and currently serves as Executive Vice President and Chief Business Development and Marketing Officer. Ms. Moore was brought to Bloom Energy to lead our growth efforts. Her responsibilities include overseeing the Korea business, market strategy, new business development, product management and all marketing and communications.

Professional Experience

Prior to joining Bloom Energy, Ms. Moore served as Senior Vice President of Networked Solutions at Itron, a leader in the Industrial Internet of Things (“IIoT”), where she had responsibility for Itron’s largest business segment, as well as Itron’s IIoT technology and smart city strategy. During an 18-year career at Itron, Ms. Moore held leadership roles with increasing levels of responsibility across marketing, communications, public affairs and product management functions.

Education

Master’s in Business Administration, Gonzaga University Graduate School of Business

Bachelor’s Degree in Business Marketing, University of Idaho

2023 Proxy Statement 49

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Shawn M. Soderberg Executive Vice President, General Counsel and Secretary

Age: 62

Background at Bloom

Shawn M. Soderberg has served as our Executive Vice President, General Counsel and Secretary since January 2016. Ms. Soderberg leads Bloom’s legal and regulatory activities.

Professional Experience

Prior to joining Bloom Energy, Ms. Soderberg was the Executive Vice President, General Counsel and Secretary of Bio-Rad Laboratories, a global medical technology provider for the life science and clinical diagnostics industries, from 2013 to 2016. Prior to that, Ms. Soderberg was the Senior Vice President, General Counsel and Secretary of Aricent Group, a global design and software engineering services and product company, from 2006 to 2013; Managing Director and General Counsel of H&Q Asia Pacific, a private equity firm, from 2000 to 2006; Vice President, General Counsel and Secretary of Oak Technology, a semiconductor and embedded solutions provider for the optical storage and the digital home entertainment market, from 1996 to 2000; and General Counsel of Microtec Research, Inc., a software provider for embedded systems, from 1994 to 1996. Law firm experience precedes Ms.Soderberg’s General Counsel in-house experience.

Education

Master of Laws in Taxation, New York University

Juris Doctor, Seattle University School of Law

Bachelor’s Degree in Accounting, University of Santa Clara

Guillermo “Billy” Brooks Executive Vice President, Sales - Americas

Age: 57

Background at Bloom

Guillermo “Billy” Brooks has served as our Executive Vice President, Sales – Americas since June 2021.

Professional Experience

With nearly three decades of experience in the energy sector, Mr. Brooks has held a number of leadership roles at large commercial organizations with a focus on advancing commercial growth, implementing new market entry strategies and successfully positioning new products and solutions. Prior to joining Bloom Energy, Mr. Brooks served as Executive Director of Business Development at NextEra Energy, Inc., a provider of clean energy solutions and services, where he oversaw the development of utility scale solar generation assets from September 2017 to May 2021.

Mr. Brooks also held a variety of general management and leadership roles at General Electric in the United States and abroad from May 1988 to August 2017, including CEO of Latin America, Head of Global Sales, and Chief Commercial Officer.

Education

Bachelor’s Degree, cum laude, in Mechanical Engineering, Texas A&M University

50 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Additional Key Executives

The following individuals, in addition to the executive officers discussed above, complete our senior management team:

Sonja Wilkerson

Executive Vice President and Chief People Officer since January 2019

✓  30+ years of Human Resources leadership experience

✓  Expertise in developing talent strategies to drive organizational effectiveness through the integration of people, technologies, processes and cultures

Age: 62

Satish Chitoori

Senior Vice President – Global Supply Chain Management since September 2019

✓  20+ years managing supply chain, procurement, operations and engineering processes at global companies, with multiple expatriate assignments in Southeast Asia

✓  Expertise in strategic commodity management, sourcing strategy, supplier selection and materials program management

Age: 51

Carlton Cottuli

Senior Vice President – Development Engineering since April 2022, VP System Engineering 2019-2020, and Architect Mission Critical Systems 2012-2019

✓  25+ years of experience managing global technical teams engaged in governmental, industrial, and enterprise opportunity engagement

✓  Expertise in electrical and mechanical product and system design, and installation for service industries

Age: 61

Jose Hernandez

Senior Vice President – Manufacturing since June 2022

✓  26 years career in semiconductor industry, including for Motorola and onsemi. Board experience in manufacturing and supply chain.

✓  Expertise in manufacturing strategy and operations; industrial, quality, process, equipment, and test engineering; supply chain planning and procurement; operational strategy, Lean Six Sigma and global facilities

Age: 50

Ravi Prasher

Senior Vice President and Chief Technology Officer since October 2022

✓  Technologist, researcher, and professor with experience in industrial, technology start-up academic (active UC Berkeley Adjunct Professor), government sectors (DOE ARPA-E) and national lab (LBNL)

✓  Expertise in managing research and development in a wide variety of areas, including fuel cells, hydrogen production, storage and transport, electrochemical and thermal storage, carbon capture, microgrids, and renewable energy

Age: 49

2023 Proxy Statement 51

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Timothy Schweikert

Senior Managing Director of International Business Development and Marine since January 2021

✓  Significant industrial engineering and mechanical engineering experience

✓  Expertise in manufacturing, marine solutions and international business development

Age: 62

Deepak Shukla

Senior Vice President – Global Services since February 2022, Vice President Service 2012 – 2022, and Senior Director of Technology Support 2008-2012

✓  30+ years of experience leading process optimization, startups related to new process innovation and service business and strategy in the energy industry

✓  Expertise in process and asset optimization, software, service and customer relationship management

Age: 65

52 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for 2022. It also explains how we determined the material elements of compensation for our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and our other named executive officers for 2022, including:

•	KR Sridhar, Founder, CEO and Chairman;

•	Gregory Cameron, President and CFO;

•	Glen Griffiths, Executive Vice President, Quality, Reliability and EH&S;

•	Sharelynn Moore, Executive Vice President and Chief Business Development and Marketing Officer; and

•	Shawn M. Soderberg, Executive Vice President, General Counsel and Secretary.

Executive Summary

The Compensation Committee believes the design of our executive compensation program has met and will continue to meet our goal of attracting and retaining executives with market-competitive compensation packages that provide for above-market rewards when Bloom outperforms and creates stockholder value, and limited rewards when Bloom’s performance does not meet these objectives. Overall, our Compensation Committee has developed an executive compensation program that it has confidence will provide the proper incentives to drive the Company’s performance and reward both our stockholders and our executives.

2022 Business Highlights

Bloom had a successful fiscal 2022, demonstrating our growth, our resilient capabilities and the strength of our strategy.

•

Revenue and Product & Service Revenue Growth. We delivered our highest ever sales at $1.2 billion, an increase of 23.3% over fiscal 2021. Product and service revenue increased 27.7% year over year to $1.0 billion, reflecting wider adoption of our products.

•	Backlog Growth. We ended fiscal 2022 with record backlog of $10.0 billion, an increase of 17.6% from fiscal 2021, reflecting strong demand for our AlwaysOn energy server.

•	International Expansion. We expanded our fuel-flexible energy platform customer base and partners in Europe, Asia and other international markets.

•

Product Line Expansion. We broadened our product line with the Bloom Electrolyzer to advance our goal of zero-carbon, large-scale hydrogen production and with the maritime application of our Energy Server platform.

•	Production Capacity Expansion. We expanded our production facilities, including opening our Fremont, California multi-gigawatt factory and inaugurating our high-volume Electrolyzer production line.

•

Successful Financing. We closed an underwritten public offering of our Class A Common Stock, raising gross proceeds of $388.7 million, including full exercise of the underwriters’ option to purchase additional shares, to support our research and development and sales and marketing activities.

For a more detailed description of our financial and business highlights, please see the section above in this Proxy Statement entitled “Who We Are – 2022 Highlights” and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for a more detailed discussion of our fiscal 2022 financial results.

2022 Compensation Highlights

Our 2022 compensation plans and payouts for our named executive officers reflect our overarching philosophy of pay for performance. Highlights of our 2022 compensation program included:

    EMPHASIS ON PERFORMANCE-BASED INCENTIVES:

•  A majority of the target compensation opportunity provided to our named executive officers was awarded in the form of cash incentives and equity awards for which the realized value varied based on the achievement of certain operating and financial metrics.

2023 Proxy Statement 53

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

    CHALLENGING PERFORMANCE OBJECTIVES:

•  The Compensation Committee set rigorous goals for our annual bonus plan that would be achieved only if we performed at a high level. Based on our performance in 2022, our named executive officers each earned a bonus between 74% and 92% of their target bonuses for the year.

    PERFORMANCE-BASED APPROACH TO LONG-TERM INCENTIVES:

•  PSUs represented 40% of the target value of the annual equity granted to our named executive officers other than our CEO for 2022. The remaining long-term incentive value was granted in the form of time-based vesting RSUs. Based on our results in 2022, our named executive officers earned 105% of the target number of shares granted in 2022. The shares earned vest annually over three years.

Stockholder Engagement and Consideration of 2022 Say-on-Pay Vote

Bloom has regularly sought its stockholders’ perspectives over the years. In addition to arranging meetings to discuss stockholders’ perspectives, our CEO and CFO regularly speak with our stockholders about the Company, our performance and our strategy, and they communicate any feedback on our compensation plans to the Compensation Committee. The Compensation Committee has been mindful of those perspectives and our stockholders’ support for our pay-for-performance compensation philosophy and say-on-pay proposals.

In 2022, the Company received 69% support for its say-on-pay proposal. This level of support was considerably below our desired level. As a result, our stockholder outreach during this past year included discussions on executive compensation matters to better understand stockholders’ perspectives on our executive compensation programs and governance practices. We reached out for such discussions with 19 investors, representing more than 45% of our unaffiliated shares. During the course of these discussions, we solicited feedback on how we can continue to improve our future compensation programs, including the emphasis on performance-based compensation and aligning the interests of our executive officers with stockholders’ interests.

The table below summarizes key themes during those outreach discussions as well as changes to our compensation programs approved by our Compensation Committee after considering investor input.

WHAT WE HEARD	OUR ACTIONS

Metrics for target achievement of variable compensation should be rigorous and should not be modified after the performance period.

We continue to focus on stretch goals for our target variable compensation. As evidence, following 27.7% product and service revenue growth in a difficult 2022 market, our non-equity incentive plan achieved at 92% and our PSUs achieved at 105%.

Although our plans provide flexibility to adjust incentive plan targets, such adjustments are intended to be rare and tied to extraordinary, non-recurring events, and are not intended to mitigate the impact of underperformance.

No adjustments were made to the metrics for the PSUs or for the non-equity incentive plan for 2022.

A meaningful percentage of executive compensation should be performance-based.

We increased performance-based compensation at target for our named executive officers, other than our CEO, from approximately 40% in 2022 to between 55% and 69% in 2023, with our President and CFO being on the high end of this range.

For 2022 through 2025, a substantial majority of our CEO’s compensation opportunity is in the form of the annual non-equity incentive plan as well as the opportunity to earn PSUs granted in 2021 tied to rigorous product and service revenue, non-GAAP gross margin and stock price goals (which represented 80% of the 2021 CEO Performance Award).

In 2023, the weighting of PSUs in the equity mix at target changed to 60% PSUs in 2023 (75% PSUs for our President and CFO) from 40% PSUs in 2022.

54 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

WHAT WE HEARD	OUR ACTIONS
PSUs should measure performance over a multi-year time horizon rather than one year.

85% or more of the PSUs granted to our NEOs in 2023 have a 3-year performance period.

This will ensure that a majority of compensation for our executives is aligned with long-term performance of the Company.

Discretionary compensation should be limited; where deemed appropriate, opportunities for discretion should be well-defined in advance of the applicable year.

No discretionary bonuses were awarded for 2022. In addition, there were no discretionary positive adjustments to the bonus payouts for our named executive officers for 2022.

The Compensation Committee retains the right to award spot or other bonuses to reward extraordinary performance as it strengthens the alignment with stockholders’ interests and enhances retention for high-performing executives.

Following the 2021 CEO Performance Award, there should be no additional equity grants to the CEO during the 5-year period of the Award.

The Compensation Committee did not approve any additional equity grant for our CEO for 2022.

The Compensation Committee’s intention was and is that the 2021 CEO Performance Award front loads the CEO’s equity awards for the 5-year period of the Award, and no additional long-term incentive awards will be made to the CEO during that 5-year period.

No mid-year bonus payout.	The Company has discontinued mid-year bonus payouts starting in 2023 to maintain the focus on operational performance throughout the year and enhance retention.

The changes, including the 2023 compensation plan design changes, summarized above build on the input from our stockholders and were considered in the context of a broad review of our executive compensation programs conducted by our Compensation Committee – including competitive market research and discussion with the Committee’s independent advisor – throughout 2022 and early 2023.

In connection with this review, and accounting for investor input as well as our broader compensation objectives and philosophy, the Compensation Committee approved the following changes and key plan design features specific to our approach to executive long-term incentives effective starting in 2023:

•

Majority of Compensation Performance-Based. The Compensation Committee increased the percentage of at-risk, performance-based compensation for our named executive officers to between 55% and 69%, with our President and CFO at the high end of that range. Even the 2023 compensation of our CEO, without counting the 2021 CEO Performance Award that precludes additional equity awards for our CEO in 2023, will be 57% performance-based.

•

3-Year Performance Periods for PSUs. The Compensation Committee introduced PSUs with a 3-year performance period, representing at least half to two-thirds of total target equity compensation for our named executive officers. These PSUs provide for a maximum payout equal to 200% of target and are eligible to be earned based on our level of achievement of two equally weighted goals, both established at the beginning of the performance period:

•	3-year Product and Services Revenue Compound Annual Growth Rate (“CAGR”); and

•	3-year average non-GAAP Gross Margin;

•

Equity Incentives to Reward Near-Term Operational Execution. In addition to the 3-year PSUs with financial goals, a small portion of equity granted to our named executive officers – approximately 8% of the total target equity compensation – were awarded in the form of PSUs with a 1-year performance period based on the achievement of pre-specified operational goals.

•	No Additional Equity Award for CEO. In recognition of the 2021 CEO Performance Award, the Compensation Committee did not grant any additional equity awards to our CEO for 2023.

Our Compensation Committee believes that these changes will reinforce our pay-for-performance philosophy and objectives, with a mix of 3-year financial and 1-year operational goals appropriately balancing sustained operational execution and investment in operational goals that drive long-term stockholder value, as well as strengthen the alignment of our executive officers’ interests with stockholders’ interests.

2023 Proxy Statement 55

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

2022 Chief Executive Officer Compensation

During 2022, Mr. Sridhar’s compensation opportunity was comprised primarily of his base salary and annual non-equity incentive opportunity, which was eligible to be earned on the same terms as other employees. In addition, Mr. Sridhar was granted a one-time RSU with one-year cliff vesting that was in recognition of performance during 2021. Mr. Sridhar was not eligible for a long-term equity incentive award in 2022 due to the 2021 CEO Performance Award, which was a multi-year program approved during 2021.

The Compensation Committee granted the 2021 CEO Performance Award to Mr. Sridhar in May 2021 in the form of a time-based RSU award (20% of the Award) and two separate PSU awards (80% of the Award). The RSU award vests in five equal annual installments over a five-year period, while the PSU awards will be earned and vest based on the achievement of financial performance goals involving product and service revenue growth and non-GAAP gross margin, as well as the achievement of stock price goals, and is intended to replace his ongoing annual equity awards for a multi-year time period.

With that goal in mind, and after a thorough analysis and review and extensive consultation with its independent compensation consultant and independent legal counsel, the Compensation Committee, comprised entirely of independent and disinterested members of our Board, decided to grant the 2021 CEO Performance Award to Mr. Sridhar for the following reasons:

•	To ensure his retention, with consideration given to his essential role in achieving our long-term strategy and goals;

•	To recognize his contributions to date, which include over 20 years in support of realizing our mission; and

•

To emphasize outperformance, with a design and structure that increases the upside potential relative to a more traditional equity award but also puts a significant majority of our CEO’s compensation at risk and reflects a strong “pay-for-performance” profile.

The outperformance goals in the PSU award portion of the 2021 CEO Performance Award, which represents 80% of the Award, ties our CEO’s compensation for the next several years to achieving transformative milestones for the Company, both in terms of financial performance and stock price performance. Within the bounds of Regulation FD, we took the opportunity to discuss aspects of this with our stockholders as part of our investor outreach program following our 2022 Annual Meeting of Stockholders.

As described in more detail below, during 2022 Mr. Sridhar earned a portion of the RSUs granted in connection with the 2021 CEO Performance Award and, based on our achievement of revenue and gross margin goals during 2022, earned a portion of the PSUs granted as a component of the 2021 CEO Performance Award. A majority of the target number of shares of the 2021 CEO Performance Award remain unvested and eligible to be earned based on Company financial performance and share price over long-term performance periods.

Emphasis on Performance-Based Compensation

To align the interests of management and stockholders, our compensation program is designed to provide the majority of executive compensation in the form of at-risk, performance-based cash and equity incentives, including long-term vesting stock awards. This approach ensures that the compensation opportunity for our named executive officers is aligned with the interests of our stockholders and focused on sustained stockholder value creation. The Board believes that the achievement of profitability is important for Bloom Energy and aligns at-risk cash and equity incentives with performance targets that will drive profitability. As shown below, we are increasing the percentage of performance-based target compensation awarded to our President and CFO from 43% in 2022 to 69% in 2023 and increasing the percentage of performance-based target compensation awarded to our other non-CEO named executive officers from 39% in 2022 to 55% in 2023. Performance-based compensation is at-risk, variable compensation in the forms of our cash annual incentive bonuses and performance-based equity, both of which are eligible to be earned based on our level of achievement of challenging financial goals.

56 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

The following graphs show the percentages of target annual “at-risk” performance-based compensation versus target annual “fixed” compensation for our President/CFO and for our other non-CEO named executive officers during 2022 and based on changes made for 2023:

2022 Pay Mix: President/CFO	2022 Pay Mix: All Other non-CEO NEOs

2023 Pay Mix: President/CFO	2023 Pay Mix: All Other non-CEO NEOs

Note: Graphs are based on target annual compensation, not actual compensation or one-time or replacement equity grants made during 2022. Our CEO is excluded given that his 2021 CEO Performance Award precludes additional annual equity grants. Numbers may not add properly due to rounding.

Executive Compensation Best Practices

We seek to ensure that we maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices. We have the following executive compensation policies and practices in place, including both those that we have implemented to drive performance and those that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

WHAT WE DO	WHAT WE DON’T DO

✓  Compensation Committee Independence – Our Board of Directors maintains a Compensation Committee comprised solely of independent directors.

✓  Independent Compensation Committee Advisors – The Compensation Committee engages and retains its own independent advisors and reviews their independence annually.

✓  Annual Compensation Review – The Compensation Committee conducts an annual review of our executive compensation philosophy and strategy, including a review of the compensation peer group and other information used for comparative purposes.

Ó  No Single Trigger Equity Acceleration Upon a Change of Control – Our executive officers’ Change of Control Agreements require a double trigger (termination following the change of control) for acceleration of vesting of equity awards.

Ó  No Supplemental Executive Retirement or Defined Benefit Pension Plan – Other than our Section 401(k) plan generally available to all employees in the U.S., we do not offer a supplemental executive retirement plan or a defined benefit pension plan for our executive officers.

2023 Proxy Statement 57

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

WHAT WE DO	WHAT WE DON’T DO

✓  Compensation-Related Risk Assessment – The Compensation Committee conducts an annual evaluation of our compensation programs, policies, and practices, to ensure that they are designed to reflect an appropriate level of risk- taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on the Company.

✓  Emphasize Performance-based Incentive Compensation – The Compensation Committee designs our executive compensation program to use performance-based short-term and long-term incentive compensation awards to align the interests of our executive officers with the interests of our stockholders. For our CEO and for our President and CFO, a significant majority of total compensation is performance-based.

✓  Emphasize Long-Term Equity Compensation – The Compensation Committee uses equity awards to deliver long-term incentive compensation opportunities to our executive officers. These equity awards have historically vested over multi-year periods and, starting in 2023, may be earned over a multi-year period, supporting long-term alignment of the interests of our executives and stockholders as well as promoting value creation goals and retention objectives.

✓  Limited Executive Perquisites – We provide limited perquisites or other personal benefits to our executive officers.

✓  Stock Ownership Policy – We maintain a stock ownership policy for our directors and executive officers which requires each of them to own a specified amount of our registered shares as a multiple of their base salary or annual board retainer.

✓  Compensation Recovery Policy – We have adopted a policy that provides for the recoupment of cash and equity incentive compensation from our executive officers resulting from fraud, intentional misconduct or gross negligence of an executive officer.

✓  Prohibition on Hedging and Pledging – Under our Insider Trading Policy, we prohibit our executive officers from hedging any Company securities owned by them and from pledging any Company securities owned by them as collateral for a loan.

✓  Succession Planning – Our Board of Directors reviews on an annual basis our succession strategies and plans for our most critical positions.

Ó  No Tax “Gross-Ups” or Payments – We do not provide any “gross-ups” or tax payments in connection with any compensation element for our executive officers, other than for our standard relocation benefits. This means we do not provide any excise tax “gross-up” or tax reimbursement in connection with any change of control payments or benefits.

Ó  No Unearned Dividends – We do not pay dividends or dividend equivalents on unvested or unearned restricted stock unit or performance-based restricted stock unit awards.

Ó  No Stock Option Repricing – We do not reprice options to purchase our registered shares without stockholder approval.

Compensation Philosophy and Objectives

Our mission is to make clean, reliable and affordable energy for everyone in the world. Our compensation philosophy and programs are designed to attract, retain and motivate talented employees who will help us realize this vision, contributing at a high level over the long term. Compensation objectives include:

•	attracting and retaining the talent needed to grow our business;

•	providing a strong incentive for executives and key employees to work toward the achievement of our goals, including sustained stockholder value creation; and

•	ensuring that the interests of management and our stockholders are aligned.

We seek to achieve these objectives by providing compensation that is competitive with the practices within our market for talent and by linking compensation to both our overall performance and individual performance.

The Compensation Committee periodically reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from time to time as it deems necessary or

58 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

appropriate. In designing and implementing the various elements of our executive compensation program, the Compensation Committee considers market and industry practices as well as the impact on our financial condition. While the Compensation Committee considers all of these factors in its deliberations, it places no formal weighting on any one factor.

While compensation is a central part of attracting, retaining, and motivating the best executives and employees, we believe it is not the sole or exclusive reason why exceptional executives or employees choose to join and stay at Bloom Energy, or why they work hard to achieve results for our stockholders. In this regard, both the Compensation Committee and management believe that providing a working environment and opportunities in which executives and employees can develop, express their individual potential, and make a difference are also a key part of Bloom’s success in attracting, motivating, and retaining executives and employees.

Compensation Decision-Making Process

Determination of Compensation Awards

The Compensation Committee’s goal is generally to target elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to target pay levels for each compensation element. For 2022, the Compensation Committee reviewed each element of compensation described below and set the target total direct compensation opportunities of our executive officers after taking into consideration the following factors:

•	a compensation analysis of competitive market data performed by Compensia, including the compensation practices of the Company’s peer group;

•	each executive officer’s scope of responsibilities;

•	each executive officer’s skill set, experience, qualifications and marketability;

•	each executive officer’s individual performance and contribution;

•	each executive’s time in his or her position;

•	the recommendations of our CEO (except with respect to his own compensation); and

•	general market conditions.

In evaluating our performance and determining the compensation of our named executive officers, the Compensation Committee considers our financial performance and achievement of goals incorporated in our short- and long-term incentive plans. In addition, the Compensation Committee considers non-financial achievements that support our long-term growth, including attracting and retaining a diverse and talented leadership team, developing new and improved products, navigating a complex regulatory environment, and adding and expanding significant market partnerships. The Compensation Committee also has the ability to exercise judgment to account for extraordinary or non-recurring events, including extreme market conditions.

The Compensation Committee does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile or multiple for establishing compensation among the executive officers or in relation to the competitive market data. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of each executive officer, knowledge of the competitive market, and business judgment in making their decisions regarding executive compensation and our executive compensation program.

The Compensation Committee also does not have a set formula by which it determines how much of the executive’s compensation is fixed (i.e., base salary) rather than variable or “at risk” (i.e., performance-based equity and non-equity incentives). The Committee considers the relevant circumstances at the time of making compensation decisions and seeks to achieve an appropriate balance between performance and retention incentives.

Role of the Committee

The Compensation Committee is responsible for establishing our executive compensation philosophy and for overseeing our executive compensation program and all related policies and practices. The Committee has the authority to retain compensation consultants and other advisors to assist in carrying out its responsibilities. The Committee operates pursuant to a formal written charter approved by the Board, which is available on our investor website at https://investor.bloomenergy.com/.

At least annually, the Compensation Committee reviews our executive compensation program and formulates recommendations for the consideration and approval by the Board of the various elements of our named executive officers’ compensation, as well as any employment arrangements with our named executive officers. The Compensation Committee is responsible for taking action with respect to compensation that will attract and retain the highest quality executives, that will clearly articulate the relationship of corporate performance to executive compensation, and that will reward executives for our progress and for exceeding our goals.

The Compensation Committee meets regularly during the year both with and without the presence of our CEO and other executive officers. The Compensation Committee also discusses compensation issues with our CEO (except with respect to his own compensation) and other members of the Board between its formal meetings.

Role of Management

The compensation of all of our named executive officers is determined by the Compensation Committee. In discharging its responsibilities, the Compensation Committee also works with members of our management, including our CEO and our Chief People

2023 Proxy Statement 59

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Officer. Our management assists the Compensation Committee by providing information on corporate and individual performance, competitive market data and management’s perspective and recommendations on compensation matters.

Our CEO attends the Compensation Committee meetings and discusses with the Compensation Committee the compensation and performance of all executive officers, other than himself. Our CEO bases his recommendations in part upon his review of the performance of our executive officers. The Compensation Committee may exercise its discretion in modifying any recommended compensation adjustments or awards to such named executive officers. The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers.

Role of the Consultant

The Compensation Committee relies on its independent compensation consultant to provide advice on matters relating to the compensation of our executives and non-employee directors. Compensia, a national compensation consulting firm, served in this capacity during 2022.

A representative of Compensia attended Compensation Committee meetings in 2022 and provided the following assistance to the Compensation Committee:

•	assisted in the review and updating of our compensation peer group;

•	reviewed the competitiveness of compensation of our named executive officers including base salary, annual cash awards and long-term incentive awards;

•	provided advice with respect to compensation best practices and market trends for our named executive officers and directors;

•	reviewed and provided input on the Compensation Discussion and Analysis section of our Proxy Statement;

•	assisted with the design of the short-term and long-term incentive compensation plans with appropriate performance goals and targets for our named executive officers and other executives; and

•	provided ad hoc advice and support throughout the year

Compensia reports directly to the Compensation Committee and provided no services to us other than the consulting services to the Compensation Committee. The Compensation Committee reviews the objectivity and independence of the advice provided by Compensia. In 2022, the Compensation Committee considered the specific independence factors adopted by the SEC and the NYSE and determined that Compensia is independent and that its work does not raise any conflicts of interest.

Role of Competitive Market Data

As part of its annual compensation review process, the Compensation Committee generally reviews an analysis prepared by Compensia of market pay practices for positions similar to the positions of our named executive officers and other key executives, adjusted to take into account differences, if any, in the scope of the executive officers’ responsibilities compared to their counterparts in positions with similar titles in comparable companies.

In October 2021, the Compensation Committee, with the assistance of Compensia, reviewed our executive compensation peer group. The executive compensation peer group approved by the Compensation Committee to support 2022 pay decisions was comprised of technology sector companies focusing on energy/alternative energy business, and companies with complex product and manufacturing operations as well as strong R&D focus. Additional factors that were considered in identifying peers included:

•	revenue between $288 million and $2.6 billion;

•	a market capitalization between $1.2 billion and $11.0 billion; and

•	headquarters in the United States, with consideration given to San Francisco Bay Area companies in the overall peer group.

The companies used for comparison purposes (our “peer group”) for 2022 were as follows:

•	Advanced Energy Industries, Inc.
•	Ambarella, Inc.
•	Enphase Energy, Inc.
•	First Solar, Inc.
•	FormFactor, Inc.
•	Generac Holdings Inc.
•	Infinera Corporation
•	Itron, Inc.
•	Novanta Inc.
•	Onto Innovation Inc.
•	Ormat Technologies, Inc.
•	Plug Power Inc.
•	Power Integrations, Inc.
•	Stem, Inc.
•	SunPower Corporation
•	Sunrun Inc.
•	Synaptics Incorporated
•	Ultra Clean Holdings, Inc.

Relative to the peer group approved to support pay decisions in fiscal 2021, the 18 company peer group listed above reflects the removal of Coherent, which was acquired, and the addition of Stem, Inc., which was deemed an appropriate addition as a comparable energy technology company.

60 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Executive Compensation Program Design

Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success and, by extension, that of our stockholders. The material elements of our executive compensation program for 2022 are described below.

Compensation Element	Designed to Reward	Relationship to Business Objectives

Base Salary	Knowledge and experience, as well as past and present scope of responsibilities	Attracts and retains an effective management team

Non-Equity Incentive Plan (i.e., Performance- Based Cash Bonus)	Success in achieving pre-established annual performance objectives and individual contributions	Helps create a “pay-for-performance” culture and motivates and rewards our executives for achieving performance goals that contribute to our long-term success and that of our stockholders

Equity Awards	Success in achieving pre-established, long-term, sustainable corporate performance objectives designed to enhance stockholder value	Aligns executive goals and objectives with the interests of our stockholders and focuses our executives on our long-term performance Vesting requirements promote retention

Periodic Bonuses (Cash and/or Equity)	Exceptional contribution to our business, outside of the performance targets and expectations established in our short-term and/or long-term incentive plans	Encourages executives to go “above and beyond” when executing on our business objectives and when managing their teams

Periodic bonuses are intended to be limited in nature, applying only in instances of exceptional performance above and beyond the expectations established in our short-term and/or long-term incentive programs. Taking into consideration our performance in 2021, the Compensation Committee approved one-time recognition bonuses in the form of cash and RSUs with a one-year vesting requirement for our CEO and in the form of RSUs with a one-year vesting requirement in the case of Mr. Cameron, Ms. Moore, and Ms. Soderberg. The equity component of these recognition awards was approved in 2022 and appears as a component of 2022 compensation in the “Summary Compensation Table” below. No periodic (exceptional) bonuses were approved for any of our NEOs in relation to Company or individual performance for 2022.

We generally do not provide fringe benefits such as a car allowance or other perquisites to our executive officers, except that starting in 2022 our executive and other senior officers were provided with executive health memberships for the officers and their dependents (including, among other health services, annual physical exams, medical consultation services and clinical care coordination). The executive officers otherwise participate in our standard health and welfare programs, including group health and life insurance, dental insurance and vision insurance that all other employees participate in. They are also eligible to participate in a 401(k) retirement savings plan and, other than Mr. Sridhar who is not currently eligible, are offered an opportunity to participate in the ESPP. We do not match employee contributions to our 401(k) retirement savings plan but have the discretion to do so in the future.

Principal Elements of Compensation

Base Salary

Base salaries for our executive officers are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with the other components of our executive compensation program.

The Compensation Committee reviews and reassesses the base salaries of our named executive officers following the completion of each fiscal year. In determining base salaries for our named executive officers for 2022, the Compensation Committee reviewed our peer group and considered data provided by Compensia, as well as the tenure, performance and contribution in the prior fiscal year.

In February 2022, the Compensation Committee reviewed and approved salary increases for our named executive officers, for changes effective in February 2022.

Name	Fiscal 2021 Salary Rate	Fiscal 2022 Salary Rate	Percentage Change

KR Sridhar	$700,000	$770,000	10.0%

Gregory Cameron	$600,000	$650,000	8.3%

Glen Griffiths	$425,000	$470,000	10.6%

Sharelynn Moore	$425,000	$470,000	10.6%

Shawn M. Soderberg	$425,000	$470,000	10.6%

In addition to the market data referenced above, the Compensation Committee approved these increases after giving consideration to the performance of each named executive officer, our company-wide budget for merit increases in 2022, the ongoing competitive market conditions throughout late 2021 and early 2022, and our strong operating performance during fiscal 2021.

2023 Proxy Statement 61

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Non-Equity Incentive Plan

We provide our senior management team with short-term incentive compensation through our short-term cash incentive plan. This incentive plan holds executives accountable for their performance against our financial and other goals, rewards the executives based on actual business results and helps create a pay-for-performance culture. Our short-term incentive plan provides cash incentive award opportunities based on a quantitative assessment by the Compensation Committee of our performance and an additional, qualitative assessment by our CEO of the individual executive officer’s performance. The Compensation Committee assesses our performance against certain financial metrics during 2022 with payouts measured on a scale of zero to 150% of target. In 2022, our executives were eligible for the following annual cash incentives. Bonus targets as a percentage of salary were unchanged from fiscal 2021.

Name	Fiscal 2022 Base Salary Rate	Bonus Target (% of Salary)	Bonus at Target ($)

KR Sridhar	$770,000	120%	$924,000

Gregory Cameron	$650,000	100%	$650,000

Glen Griffiths	$470,000	60%	$282,000

Sharelynn Moore	$470,000	60%	$282,000

Shawn M. Soderberg	$470,000	60%	$282,000

Fiscal 2022 Annual Bonus Plan Performance Targets

For 2022, the short-term incentives for our named executive officers were determined based on our level of attainment of equally weighted revenue and non-GAAP operating income goals for the full fiscal year.

	Weighting	Threshold (50% Payout)		Target (100% Payout)	Maximum (150% Payout)

Product & Service Revenue	50%	$900M		$1.0B	$1.1B

Operating Income (Non-GAAP)	50%	($50M	)	$0	$50M

Fiscal 2022 Annual Bonus Plan Results

Our actual product and service revenue of $1.032 billion resulted in a calculated payout equal to 116% of target for the revenue component of the 2022 short-term incentive plan. Our actual non-GAAP operating loss of (33) million resulted in a calculated payout equal to 67% of target for the operating income component of the 2022 short-term incentive plan. For a reconciliation of GAAP to non-GAAP operating income, please see Appendix A to this Proxy Statement. Taken together, our financial performance resulted in a calculated payout equal to 92% of target for the 2022 short-term incentive plan.

	Weighting	Target	Actual		% Attainment	Payout Factor

Product & Service Revenue	50%	$1.0B	$1.032B		116.0%	58.0%

Operating Income (Non-GAAP)	50%	$0	($33M	)	67.0%	33.5%

Total Bonus Payout						92%

The Payout factor based on our corporate achievement may be adjusted based on individual performance. Other than with respect to the CEO, the individual performance modifiers, if any, are approved by the Compensation Committee based on the recommendation of our CEO. For 2022, Mr. Griffith’s bonus adjustment was determined based on internal operational metrics. No individual performance modifiers were applied for any of the other named executive officers.

Based on our achievement during the year, our named executive officers earned the following cash incentive bonuses based on company and individual performance in 2022:

Named Executive Officer	Annual Bonus Payout (as a percent of Target)	Annual Payout ($)

KR Sridhar	92%	$850,080

Gregory Cameron	92%	$598,000

Glen Griffiths	74%	$207,552

Sharelynn Moore	92%	$259,440

Shawn M. Soderberg	92%	$259,440

With these considerations in mind, the Compensation Committee believes that results of our cash annual incentive plan are strongly aligned with our performance during the year and reinforce a strong pay-for-performance culture.

62 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

EQUITY COMPENSATION

In 2022, we granted our named executive officers, other than our CEO, a mix of RSU and PSU awards. The annual equity awards granted to our named executive officers were determined by the Compensation Committee to provide competitive compensation for our named executive officers and after reviewing data from a competitive market analysis prepared by Compensia. In addition, the Compensation Committee considered the input of our CEO regarding the individual performance and pay levels for his direct reports.

The combination of RSU and PSU awards as part of the annual equity awards set forth in the table below reflects a 40% weighting on performance-based equity for our named executive officers, excluding Mr. Sridhar who was not eligible for long-term incentive compensation in 2022 based on his front-loaded 2021 CEO Performance Award. These annual RSU awards vest over three years, with a third vesting upon the one-year anniversary of the grant date and the remaining RSUs vesting in equal quarterly installments over the two years thereafter. The annual PSU awards vest as described in the section entitled “Performance-Based Stock Unit Awards” below.

In addition to the annual equity awards, the Compensation Committee granted $1,000,000 in RSUs to Mr. Sridhar and 50,000 RSUs to each of Mr. Cameron, Ms. Moore and Ms. Soderberg, each with one-year cliff vesting, in recognition of strong 2021 performance. See “2021 Performance Recognition Awards” below.

In May 2022, in addition to the annual equity awards, the Compensation Committee granted 200,000 RSUs to Mr. Griffiths for retention purposes in light of his prospective retirement, to stabilize the parts of the organization he was managing, and to ensure continuity of the expanding manufacturing operations. This RSU award was meant to vest over two years; however, in light of Mr. Griffiths’ announced retirement on May 17, 2023, no vesting will occur after the 50% vesting on May 15, 2023.

		Annual Grant
	# of Annual RSUs Granted	# of Annual PSUs at Target(1)	One-Time RSUs Granted(1)	Total Value of Equity Granted(1)

KR Sridhar		—	50,608	$1,000,014

Gregory Cameron	110,118	73,412	50,000	$4,233,899

Glen Griffiths	49,412	32,941	200,000	$3,919,060

Sharelynn Moore	49,412	32,941	50,000	$2,399,560

Shawn M. Soderberg	49,412	32,941	50,000	$2,399,560

(1)

Excludes PSUs considered granted in February 2022 as a modification and replacement of the same number of PSUs granted in February 2021, including PSUs (with values at grant) of 51,970 shares ($1,026,927) for Mr. Cameron, 22,174 shares ($438,158) for Ms. Moore, and 24,253 ($479,239) for each of Mr. Griffiths and Ms. Soderberg. Also excludes an additional 45,000 PSUs ($889,200) considered granted to Mr. Griffiths in February 2022 as a modification and replacement of the same number of PSUs granted in February 2021. See “Modification of Fiscal 2021 PSU Awards” below. See also footnotes 6 and 7 to the “Summary Compensation Table”, footnotes 7 and 8 to the “2022 Grants of Plan-Based Awards Table”, and footnote 17 to the “2022 Outstanding Equity Awards at Fiscal Year-End” below.

Performance-Based Stock Unit Awards

In January 2022, the Compensation Committee approved the grant of PSUs to our named executive officers (excluding the CEO). These shares are eligible to vest based on our achievement of non-GAAP gross margin and cash balances goals over a one-year period, which are both weighted equally at 50% of target, subject to additional time-based vesting requirements. For a reconciliation of GAAP to non-GAAP gross margin, please see Appendix A to this Proxy Statement.

	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)

Gross Margin % (Non-GAAP)	50%	20%	24%	27%

Ending Cash Balances(1)	50%	$350M	$450M	$600M

In February 2023, the Compensation Committee approved a payout percentage equal to 105% of target for the annual PSU awards in 2022.

	Weighting	Target	Actual	% Attainment	Payout Factor

Gross Margin % (Non-GAAP)	50%	24%	23%	87.5%	43.8%

Ending Cash Balances(1)	50%	$450M	$518M	122.7%	61.3%

Total PSU Payout					105.0%

(1)	Ending Cash Balances include cash, cash equivalents and restricted cash.

Earned PSUs will vest in equal one-third installments approximately one, two and three years after the grant date. Specifically, one-third of the total number of earned PSUs vested on February 15, 2023 after approval of the achievement level by the Compensation Committee. The remaining two-thirds of earned PSUs will vest in equal installments on the first and second anniversary date of the first vesting date, subject to the employee’s continued service through each applicable vesting date.

2023 Proxy Statement 63

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

KR Sridhar – 2021 CEO Performance Award Outcomes in Fiscal 2022

As noted above, the 2021 CEO Performance Award granted in May 2021 contains both a time-based RSU award and two performance-based awards, weighted at 20% and 80% of the target number of shares, respectively.

PSU Awards

The units subject to the performance metrics include two distinct performance components:

Revenue/Gross Margin Award. 30% of the target units subject to the 2021 CEO Performance Award are eligible to be earned in four equal annual installments, commencing in 2022 and ending in 2025 based on the achievement of product and service revenue growth and non-GAAP gross margin goals for each year (the “Financial Goals Requirement”); and

Stock Price Hurdle Award. 50% of the target units subject to the 2021 CEO Performance Award are eligible to be earned based on the achievement of certain pre-established per share stock price targets through the sixth through ninth anniversaries of the date of grant (the “Performance Vesting Requirement”) and pre-established service-based vesting requirements (the “Service Vesting Requirements”). For this portion of the Stock Price Hurdle Award to vest for any units, both the Performance Vesting Requirement and the Service Vesting Requirement must be met with respect to such units.

All after-tax vested shares of Class A common stock earned from the PSUs of the 2021 CEO Performance Award will be subject to a two-year post-vesting holding period requirement.

Revenue/Gross Margin Award

For 2022, Mr. Sridhar was eligible to earn a target of 150,000 units pursuant to the Revenue/Gross Margin Award based on a formula that generates a number of points determined by comparing the sum of (i) our actual product and service revenue CAGR less our product and service revenue CAGR target (weighted 60%) and (ii) our actual non-GAAP gross margin less our non-GAAP gross margin target (weighted 40%) for each such year. Based on the number of points derived from this formula, Mr. Sridhar can earn between 0% to 300% of the target number of 150,000 units each year. Upon vesting, the Revenue/Gross Margin Award may be settled by issuing that number of shares of our Class A common stock that equal the number of units that have vested.

The points derived from the formula are evaluated on the following scale:

Resulting Points	Percentage Payout

+4% or above target	300%

0% over/under target	100%

-4% below target	50%

More than 4% below target	0%

Based on our actual performance, Mr. Sridhar earned 201.7% of the target number of Revenue/Gross Margin PSUs eligible to be earned based on our achievement through fiscal 2022, including 2-year revenue CAGR and 1-year gross margin.

	Weighting	Target	Actual	Relative Achievement	Weighted Achievement

2-Year Product and Service Revenue CAGR	60%	23%	27.72%	+4.72%	+2.83%

FY22 Non-GAAP Gross Margin	40%	25%	23%	-2%	-.8%

Total Achievement Factor					+2.03%

Total Payout					201.7%

64 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Stock Price Hurdle Award

The units subject to the Stock Price Hurdle Award are divided into four equal tranches where performance will be deemed achieved in the event our average closing price for a 30-day period exceeds a stock price hurdle (as a multiple of our 30 day trailing average closing stock price on the grant date, which was $19.31) prior to the expiration date for the tranche. Each tranche vests on the later of achievement of the stock price hurdle or a specified minimum vesting date, as set forth in the table below. If the stock price hurdle for a tranche is not achieved by the applicable expiration date, the tranche is forfeited.

Stock Price Hurdle	Performance Period	Minimum Vesting Period	Minimum CAGR from Grant Price	Number for Units Vesting

2.0X CEO Performance Award Grant Price	Grant date through 6th anniversary of grant	Two years	12%	250,000

3.0X CEO Performance Award Grant Price	Grant date through 7th anniversary of grant	Three years	17%	250,000

4.0X CEO Performance Award Grant Price	Grant date through 8th anniversary of grant	Four years	19%	250,000

5.0X CEO Performance Award Grant Price	Grant date through 9th anniversary of grant	Five Years	20%	250,000

Upon vesting, the Stock Price Hurdle Award may be settled by issuing that number of shares of our Class A common stock that equal the number of units that have vested.

As of the end of our fiscal 2022, none of the Stock Price Hurdles had been achieved and the shares subject to the Stock Price Hurdle Award remain outstanding and unvested.

2021 Performance Recognition Awards

The Compensation Committee may award spot or other bonuses to reward extraordinary performance, the achievement of corporate goals, for retention purposes, relocation or for other reasons. In early 2022, the Compensation Committee considered the contributions of our executive officers as well as overall company performance during 2021, including entry into the strategic partnership with SK ecoplant Co., Ltd. (“SK ecoplant”), record bookings and acceptances and the creation of a strong backlog for 2022. Taking this review and strong performance into consideration, in January 2022 the Compensation Committee approved the following one-time awards to recognize strong performance in fiscal 2021:

•	KR Sridhar: $1,000,000 in cash and $1,000,000 in RSUs with cliff vesting after 12 months.

•	Gregory Cameron: 50,000 RSUs with cliff vesting after 12 months.

•	Sharelynn Moore: 50,000 RSUs with cliff vesting after 12 months.

•	Shawn M. Soderberg: 50,000 RSUs with cliff vesting after 12 months.

In the case of Mr. Sridhar, in the “Summary Compensation Table” below, the cash component of this bonus appears as an element of compensation for 2021. For all of the named executive officers above, the RSU component of the 2021 performance recognition awards appears as compensation for 2022 due to the timing of the grant date in accordance with SEC rules.

Modification of Fiscal 2021 PSU Awards

As described in our 2022 Proxy Statement, in February 2021 the Compensation Committee approved the grant of PSUs to each of our named executive officers, other than the CEO, that were eligible to vest based on our achievement of non-GAAP gross margin and cash flow from operations goals over a one-year period, each weighted equally at 50% of target (the “2021 Annual PSU Awards”). In January 2022, the Compensation Committee approved a payout percentage equal to 75% of target for these PSU awards and the vesting schedule noted below through March 15, 2024. This result reflected the impact of an adjustment to our gross margin results approved by the Compensation Committee due to the unanticipated, non-recurring global supply chain disruptions that negatively impacted our operating income by approximately $61 million during 2021. This adjustment increased our non-GAAP gross margin performance from 21.7% (which would have resulted in no payout for this metric) to 28%, which was the maximum goal for the 2021 PSUs and resulted in a payout equal to 150% of target for the gross margin component of the PSUs. Our actual cash flow from operations was below the threshold level of performance required for a payout. As a result, the combined payout percentage of the 2021 Annual PSU Awards was determined to be 75%.

Similarly, in February 2021, the Compensation Committee approved an additional grant of PSUs to Mr. Griffiths based on our achievement of service business profitability for 2021, 2022 and 2023 (the “2021 Griffiths PSU Award” and, together with the 2021 Annual PSU Awards, the “2021 PSU Awards”). In January 2022, the Compensation Committee approved a payout percentage of 180% of target for the 2021 performance period of this PSU award, reflecting a similar adjustment rationale based on the exceptional circumstances in 2021 for the 2021 Griffiths PSU Award as for the 2021 Annual PSU Awards.

2023 Proxy Statement 65

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Based on our non-GAAP gross margin and cash flow from operations results in 2021 for the 2021 Annual PSU Awards, we determined that the 2021 Annual PSU Awards would not have been earned without the impact of the adjustment. While the 2021 Griffiths PSU Award would have achieved a payout for the 2021 performance period, the modification of the metrics to compensate for the negative supply chain impact also occurred after the performance period. As a result, in accordance with applicable SEC and accounting rules, we were required to treat all of the modified 2021 PSU Awards as “additional” or “modified” grants of PSU awards in 2022 as of the modification date for the same number of target shares as the 2021 PSU Awards. The 2022 PSU awards in replacement of the 2021 Annual PSU Awards were deemed immediately earned at an achievement level equal to 75% of the target number of shares. One-third of those earned PSU awards vested on March 15, 2022 and the remaining two-thirds vest in equal annual installments on the first and second anniversary date of the first vesting date, subject to the employee remaining a service provider on each applicable vesting date. The 2021 Annual PSU awards never vested and will never vest. With respect to the 2022 PSU award in replacement of the 2021 Griffiths PSU Award, the one-third related to the 2021 performance period was deemed immediately earned at an achievement level of 180% of the target number of shares, and those 27,000 PSUs fully vested on March 15, 2022. The remainder of the 2022 PSU award in replacement of the 2021 Griffiths PSU Award was cancelled in connection with Mr. Griffith’s retention RSU award in May 2022. The 2021 Griffiths PSU Award never vested and was also cancelled. As discussed below in footnotes 6 and 7 to the “Summary Compensation Table” below, the 2022 PSU awards in replacement of the 2021 PSU Awards are required to be included as long-term incentive compensation in the year of modification (2022) based on the full number of target shares (rather than the achievement level). The original 2021 PSU Awards also still appear as long-term incentive compensation in the Summary Compensation Table for 2021 based on the same full number of target shares. See also footnotes 7 and 8 to the “2022 Grant of Plan-Based Awards Table” and footnote 17 to the “2022 Outstanding Equity Awards at Fiscal Year-End” below.

Additional Information

Policy Prohibiting Insider Trading, Hedging and Use of Shares as Collateral

To prevent unlawful activity and avoid even the appearance of impropriety, we have adopted a strict Insider Trading Policy that applies to our executive officers, as well as our directors, employees and consultants. This policy requires that our executive officers, directors and other designated insiders only transact in our securities during an open trading window and only after obtaining pre-clearance from our General Counsel or pursuant to a Rule 10b5-1 trading plan. Furthermore, this policy prohibits engaging in certain short-term or speculative transactions in our securities such as puts, calls and short sales. This policy also prohibits hedging, trading in a margin account, or pledging our securities.

Deferred Compensation Plan

Our Deferred Compensation Plan is available to our directors and to certain executive officers, including the named executive officers. The Deferred Compensation Plan provides an opportunity for individual retirement savings on a tax- and cost-effective basis on compensation above limits set forth in the Internal Revenue Code of 1986, as amended (the “Code”). We do not sponsor a supplemental executive retirement plan or a defined benefit pension plan. For additional details on the Deferred Compensation Plan for our named executive officers, please see the “2022 Non-Qualified Deferred Compensation” table below.

Executive Change in Control and Severance Arrangements

The Compensation Committee considers maintaining a stable and effective management team to be essential to protecting the best interests of Bloom Energy and its stockholders. Accordingly, we have entered into Change in Control and Severance Agreements with certain of our executive officers, including each of our named executive officers, to encourage their continued attention, dedication and continuity with respect to their roles and responsibilities without the distraction that may arise from the possibility or occurrence of a change of control of Bloom Energy.

The Change in Control and Severance Agreements applicable to our named executive officers include severance benefits for a termination outside of a change of control in order to promote continued attention, dedication and continuity of the members of our senior management team, including our named executive officers, and enable us to continue to recruit talented senior executive officers. However, all of our named executive officers are employed on an at-will basis, with no fixed term of employment.

Details of the change-in-control and severance benefits included in the Change in Control and Severance Agreements for our named executive officers are described in detail below under “Potential Payments on Termination or Change in Control.”

401(k) Plan

We maintain a qualified 401(k) retirement savings plan that allows eligible participants to defer up to 60% of eligible compensation, subject to applicable annual limits in the Code. We do not match any contributions made by our employees, including executives, but have the discretion to do so.

66 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Stock Ownership Policy

To help ensure a strong alignment between our executives and directors and our stockholders’ interests, we have adopted an equity ownership policy. We require the members of the Board and executive management team to have an equity ownership interest in accordance with the following schedule by the fifth anniversary of becoming subject to these guidelines:

Position	Target Dollar Value (as a multiple of base salary)

CEO	4x annual base salary

CFO	1.5x annual base salary

Other Executive Officers Reporting to CEO	1.5x annual base salary

Non-Employee Directors	4x annual cash retainer for Board service

Shares that count towards satisfaction of this policy include: (i) shares of Class A Common Stock that are owned outright by the officer or non-employee director or his or her immediate family members residing in the same household; (ii) shares held in trust for the benefit of the officer or non-employee director or his or her family; (iii) RSUs that have vested but been deferred under the Deferred Compensation Plan; and (iv) shares of Class B common stock that are owned outright and that are convertible into our Class A common stock.

Prior to the compliance date or until the target dollar value is achieved, and separate from any other post-vest holding requirement that may be imposed for any specific award, (i) each officer subject to the guidelines must retain 85% of all net settled shares received from the vesting, delivery or exercise of equity awards granted under our equity award plans or programs and (ii) each non-employee director must retain 100% of all net settled shares received from the vesting, delivery or exercise of equity awards granted under our equity award plans or programs. For purposes of the guidelines, net settled shares means all shares remaining after the sale of shares by the executive officer or non-employee director to pay any taxes due with respect to the shares received and, in the case of options, the exercise price, and all applicable transaction costs.

Equity Awards and Grant Administration

The Board has designated the Compensation Committee as the administrator of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). The Compensation Committee, among other things, selects award recipients under the 2018 Plan, approves the form of grant agreements, determines the terms and restrictions applicable to the equity awards and adopts sub-plans for particular locations, if and as required. The exercise price of all stock options granted under our equity plans is the closing price of our Class A common stock on the date of grant.

In accordance with the 2018 Plan, the Compensation Committee has delegated to our CEO and Chairman the authority to approve equity grants such as new-hire, annual, retention and promotion grants to employees other than executive officers within the parameters of the annual budget approved by the Compensation Committee. Equity awards approved by Mr. Sridhar are granted on the 15th day (or the first trading day thereafter) of each month.

Because we believe equity awards are an important part of our compensation program, we also grant equity awards on an annual basis to key employees, including our executive officers. In addition, the Compensation Committee may consider additional grants to key employees for retention purposes on an ad hoc basis.

Policy on Recoupment and Forfeiture of Incentive Compensation

The Board has adopted a Clawback Policy, which provides for the Board, in its sole discretion, to require the return, repayment or forfeiture of any cash or equity-based incentive compensation, whether vested or unvested, to our current or former principal executive officer, principal financial officer, principal accounting officer or any Executive Vice President during the three completed fiscal years immediately preceding the date on which we restate our financial statements, if:

•	the payment or award was made or granted based wholly or in part upon the attainment of a company financial reporting measure that is the subject of the restatement;

•	the Board determines that the individual participated in fraud, intentional misconduct or gross negligence that caused or contributed to the material error that led to the restatement; and

•	the Board determines that a lower payment or award would have been made or granted to the individual based on the corrected financial results.

In addition to the above, the Board may, in its sole discretion, require the forfeiture of any unpaid cash or equity-based incentive compensation award made or granted, whether vested (but unexercised) or unvested, to the above-listed individuals if they are terminated from their employment for “cause” or have engaged in any conduct that results in material harm to Bloom’s business or reputation or that of any of its affiliates.

We intend to timely adopt any changes to our Clawback Policy that may be necessary to comply with the final New York Stock Exchange listing standards implementing the requirements of the Exchange Act Rule 10D-1.

2023 Proxy Statement 67

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Tax Considerations

Following the enactment of the Tax Cuts and Jobs Act, compensation in excess of $1 million earned by our executive officers who are subject to Section 162(m) of the Code is not deductible. The Compensation Committee has the discretion to approve, and we will continue to pay, compensation that will not be deductible for federal income tax purposes. Consistent with our compensation philosophy, we currently expect that we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of Bloom Energy.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

Jeffrey Immelt (Chair)

John T. Chambers

68 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

2022 Summary Compensation Table

The following table presents summary information regarding the total compensation earned by our CEO, CFO and the three additional most highly compensated executive officers (together, our “named executive officers”) for service to us during 2022 and, to the extent required by SEC executive compensation disclosure rules, 2021 and 2020.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)		Total ($)

KR Sridhar Founder and Chief Executive Officer	2022	761,654		—		1,000,014	(5)	—	850,080		20,500		2,632,248
	2021	700,000		1,000,000	(5)	31,628,000		—	882,000		—		34,210,000
	2020	646,000		—		5,175,000		—	1,027,915		—		6,848,915

Gregory Cameron President and Chief Financial Officer(12)	2022	644,038		—		5,260,826	(6)	—	598,000		21,392		6,524,256
	2021	600,000		—		5,203,536	(7)	—	630,000		150,000	(8)	6,583,536
	2020	397,692	(9)	200,000	(10)	1,680,000		944,000	564,381	(11)	25,000	(10)	3,811,073

Glen Griffiths EVP, Quality, Reliability and EH&S(13)	2022	464,635		—		5,287,499	(6)	—	207,552		15,900		5,975,586
	2021	425,000		—		4,599,162	(7)	—	334,688		—		5,358,850

Sharelynn Moore EVP, Chief Business Development and Marketing Officer(14)	2022	464,635		—		2,837,718	(6)	—	259,440		21,095		3,582,888

Shawn M. Soderberg EVP, General Counsel and Secretary	2022	464,635		—		2,878,799	(6)	—	259,440		10,500		3,613,374
	2021	425,000		—		3,664,812	(7)	—	267,750		—		4,357,562
	2020	390,000		50,000		1,624,500		—	307,476		—		2,371,976

(1)

The amounts reported represent the aggregate grant date fair value of RSUs and PSUs granted to our named executive officers, if applicable, as computed in accordance with ASC 718. See Notes 2 and 10 of the notes to our consolidated financial statements contained in our 2022 Annual Report for a discussion of all assumptions made by us in determining the ASC 718 values of equity awards. For the PSU awards granted in 2022, the grant date fair value assuming maximum performance is achieved is $3,023,367 for Mr. Cameron, $2,264,261 for Mr. Griffiths, $1,333,980 for Ms. Moore, and $1,375,061 for Ms. Soderberg.

(2)

The amounts reported represent the aggregate grant date fair value of the stock options granted to our named executive officers, if applicable, as computed in accordance with ASC 718. See Notes 2 and 10 of the notes to our consolidated financial statements contained in our 2022 Annual Report for a discussion of all assumptions made by us in determining the ASC 718 values of equity awards.

(3)	All amounts paid pursuant to our non-equity incentive plan in the year earned.

(4)	Other Compensation in 2022 includes executive health memberships for the officers and their dependents and, for Mr. Cameron and Ms. Moore, taxable fringe benefits of less than $1,000 each.

(5)

Mr. Sridhar was awarded a discretionary bonus for outstanding Company success in 2021, 50% of which was paid in cash at the end of 2021 and 50% was paid in January 2022 in RSUs with one-year cliff vesting. For additional information regarding this bonus, please see the section entitled “Principal Elements of Compensation—Cash Bonus Program” and “Principal Elements of Compensation – Equity Compensation” in the Compensation Discussion and Analysis above.

(6)

Includes the value of PSU awards in replacement of the 2021 PSU Awards based on the modification of the 2021 PSU Awards, including: $1,026,927 (51,970 shares) for Mr. Cameron, $1,368,439 for Mr. Griffiths (including $479,239 (24,253 shares) related to the 2021 Annual PSU Award and $889,200 (45,000 shares) related to the additional 2021 Griffiths PSU Award), $438,158 (22,174 shares) for Ms. Moore, and $479,239 (24,253 shares) for Ms. Soderberg. See “Principal Elements of Compensation – Equity Compensation—Modification of Fiscal 2021 PSU Awards” in the Compensation Discussion and Analysis section of this Proxy Statement above and footnote 7 of this table below. See also footnote 7 to the “2022 Grants of Plan-Based Awards Table” and footnote 17 to the “2022 Outstanding Equity Awards at Fiscal Year-End” below.

(7)

Includes the value of the 2021 PSU Awards that never vested and either will never vest or were cancelled as a result of the modification and replacement of the 2021 PSU Awards in 2022, including $2,081,399 (51,970 shares) for Mr. Cameron, $2,773,583 for Mr. Griffiths (including $971,333 (24,253 shares) related to the 2021 Annual PSU Award and $1,802,250 (45,000 shares) related to the additional 2021 Griffiths PSU Award), $888,069 (22,174 shares) for Ms. Moore, and $971,333 (24,253 shares) for Ms. Soderberg. See “Principal Elements of Compensation – Equity Compensation—Modification of Fiscal 2021 PSU Awards” in the Compensation Discussion and Analysis section of this Proxy Statement above and footnote 6 of this table above. See also footnote 8 to the “2022 Grants of Plan-Based Awards Table” below.

(8)	Mr. Cameron received a relocation bonus of $150,000.

(9)	Mr. Cameron was appointed Executive Vice President and Chief Financial Officer as of April 1, 2020. Mr. Cameron’s annual base salary was set at $550,000.

(10)	Mr. Cameron received a sign-on bonus of $200,000 and a travel expense allowance of $25,000.

(11)	For 2020, Mr. Cameron’s prorated annual target bonus opportunity was fully guaranteed at 100% and he was eligible to receive up to 1.5 times target for overachievement.

(12)	Mr. Cameron was promoted from Executive Vice President to President on February 15, 2023.

(13)	Mr. Griffiths was not a named executive officer in 2020, so earlier period compensation has not been included.

(14)	Ms. Moore was not a named executive officer in 2020 or 2021, so earlier period compensation has not been included.

2023 Proxy Statement 69

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

2022 Grants of Plan-Based Awards Table

The following table presents, for each of our named executive officers, information regarding 2022 annual cash incentive compensation and equity awards granted to our named executive officers during 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

KR Sridhar	—	462,000	924,000	(2)	1,386,000	—	—		—		—		—	—	—
	2/16/2022	—	—		—	—	—		—		50,608	(3)	—	—	1,000,014

Gregory Cameron	—	325,000	650,000	(2)	975,000	—	—		—		—		—	—	—
	1/14/2022	—	—		—	—	—		—		110,118	(4)	—	—	1,996,439
	1/14/2022	—	—		—	—	—		—		50,000	(5)	—	—	906,500
	1/14/2022	—	—		—	18,353	73,412	(6)	110,118	(6)	—		—	—	1,330,960
	2/16/2022	—	—		—	—	51,970	(7)	—		—		—	—	1,026,927

Glen Griffiths	—	141,000	282,000	(2)	423,000	—	—		—		—		—	—	—
	1/14/2022	—	—		—	—	—		—		49,412	(4)	—	—	895,840
	1/14/2022	—	—		—	8,235	32,941	(6)	49,411	(6)	—		—	—	597,220
	2/16/2022	—	—		—	—	45,000	(8)	—		—		—	—	889,200
	2/16/2022	—	—		—	—	24,253	(7)	—		—		—	—	479,239
	5/11/2022	—	—		—	—	—		—		200,000	(9)	—	—	2,426,000

Sharelynn Moore	—	141,000	282,000	(2)	423,000	—	—		—		—		—	—	—
	1/14/2022	—	—		—	—	—		—		49,412	(4)	—	—	895,840
	1/14/2022	—	—		—	—	—		—		50,000	(5)	—	—	906,500
	1/14/2022	—	—		—	8,235	32,941	(6)	49,411	(6)	—		—	—	597,220
	2/16/2022	—	—		—	—	22,174	(7)	—		—		—	—	438,158

Shawn M. Soderberg	—	141,000	282,000	(2)	423,000	—	—		—		—		—	—	—
	1/14/2022	—	—		—	—	—		—		49,412	(4)	—	—	895,840
	1/14/2022	—	—		—	—	—		—		50,000	(5)	—	—	906,500
	1/14/2022	—	—		—	8,235	32,941	(6)	49,411	(6)	—		—	—	597,220
	2/16/2022	—	—		—	—	24,253	(7)	—		—		—	—	479,239

(1)

The amounts reported represent the aggregate grant date fair value of stock options, RSUs and PSUs granted to our named executive officers, if applicable, as computed in accordance with ASC 718. See Notes 2 and 10 of the notes to our consolidated financial statements contained in the 2022 Annual Report for a discussion of all assumptions made by us in determining the ASC 718 values of equity awards.

(2)

The non-equity incentive plan payout is based on achievement of certain financial metrics and individual performance. Each participant was eligible to earn up to 1.5 times his or her target bonus. Through and ending with 2022, the plan was measured and administered twice (two eligible payouts per year – after the first half of 2022 and after the second half of 2022). Starting in 2023, the plan will be measured once, after the end of the fiscal year. For additional information regarding the annual bonus program in 2022 and changes in 2023, please see the sections entitled “Principal Elements of Compensation—Non-Equity Incentive Plan” and “Executive Summary – Stockholder Engagement and Consideration of 2022 Say-on-Pay Vote” in the Compensation Discussion and Analysis section of this Proxy Statement above.

(3)	This award of RSUs vested fully on February 16, 2023.

(4)

One-third of this award of RSUs vested on January 15, 2023, and the remaining shares will vest in equal quarterly installments over the two years thereafter, subject to the employee’s continued service through each applicable vesting date.

(5)	This award of RSUs vested fully on January 15, 2023.

(6)

This award of PSUs can be earned based on the performance of our achievement of goals established for gross margin and cash balance at the end of the fiscal year. Each person is eligible to earn up to a maximum of 1.5 times the target number of shares. For additional information regarding these PSUs in 2022, please see the section entitled “Principal Elements of Compensation—Equity Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement above.

(7)

The Compensation Committee originally granted this award of PSUs on February 11, 2021 that was eligible to vest based on achievement of non-GAAP gross margin and cash flow from operations goals over a one-year period, each weighted equally at 50% of target (the “2021 Annual PSU Awards”). The Company did not achieve the threshold level of achievement for either metric in 2021. However, in January 2022, the Compensation Committee approved a payout percentage equal to 75% of overall target for the 2021 Annual PSU Awards, reflecting the impact of an adjustment to the Company’s gross margin results approved by the Compensation Committee for purposes of determining achievement of the 2021 PSU Awards due to the unanticipated, non-recurring global supply chain disruptions that negatively impacted the Company’s operating income by approximately $61 million during 2021. Since the adjustment was made after the end of

70 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

the performance period, the modification approved by the Compensation Committee was effectively treated as a cancellation of each 2021 Annual PSU Award (with no shares having vested) and the grant of a new PSU award on February 16, 2022 for the same number of target shares as the 2021 Annual PSU Award and deemed immediately earned at an achievement level equal to 75% of the target number of shares (as a result, there is no threshold or maximum associated with the award). One-third of the new PSUs vested on March 15, 2022 and the remaining two-thirds of the earned PSUs vest in equal annual installments on the first and second anniversary date of the first vesting date, subject to the employee’s continued service through each applicable vesting date. See “Principle Elements of Compensation – Equity Compensation – Modification of Fiscal 2021 PSU Awards” in the Compensation Discussion and Analysis section of this Proxy Statement above.

(8)

The Compensation Committee originally granted this award of PSUs on February 11, 2021 that was eligible to vest best on the achievement of service business profitability over three performance periods: 2021, 2022 and 2023. Similar to the 2021 Annual PSU Awards, the Committee adjusted the award metrics due to the unanticipated, non-recurring global supply chain disruptions that negatively impacted the Company during 2021. Since the adjustment was made after the end of the performance period, the modification approved by the Compensation Committee was effectively treated as a cancellation of the award (with no shares from the original award having vested and the original award eventually being cancelled) and the grant of a new PSU award on February 16, 2022 for the same number of target shares as the original award and the one-third of the award related to the 2021 performance period deemed immediately earned at an achievement level equal to 180% of the target number of shares. Those 27,000 PSUs fully vested on March 15, 2022. The metrics for the second and third performance periods were not adjusted from the original award. In connection with Mr. Griffith’s retention RSU award in May 2022, however, the remainder of the new award was cancelled and no shares vested with respect to the two-thirds of the award related to the second and third performance periods. See “Principle Elements of Compensation – Equity Compensation – Modification of Fiscal 2021 PSU Awards” in the Compensation Discussion and Analysis section of this Proxy Statement above.

(9)

One-half of this award of RSUs will vest on May 15, 2023, and the remaining shares will vest in equal quarterly installments over the one year thereafter, subject to the employee’s continued service through each applicable vesting date. The vesting will terminate upon Mr. Griffiths retirement, effective May 17, 2023.

2022 Outstanding Equity Awards at Fiscal Year-End

The following table presents, for each of our named executive officers, information regarding outstanding equity awards held as of December 31, 2022.

			Option Awards				Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market or Payout Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

KR Sridhar	9/11/2015	(4)	266,667	—	30.89	9/10/2025	—	—	—	—
	5/11/2017	(4)	884,509	—	30.96	5/10/2027	—	—	—	—
	7/24/2018	(4)	400,000	—	15.00	7/23/2028	—	—	—	—
	2/15/2019	(5)	207,227	13,816	11.31	2/14/2029	—	—	—	—
	2/15/2019	(6)	—	—	—	—	13,816	264,162	—	—
	8/8/2019	(7)	186,673	12,445	8.92	8/7/2029	—	—	—	—
	7/2/2020	(8)	—	—	—	—	41,669	796,711	—	—
	7/2/2020	(9)	—	—	—	—	—	—	122,499	2,342,181
	5/12/2021	(10)	—	—	—	—	320,000	6,118,400	—	—
	5/12/2021	(11)	—	—	—	—	—	—	1,000,000	19,120,000
	5/12/2021	(12)	—	—	—	—	—	—	600,000	11,472,000
	2/16/2022	(13)	—	—	—	—	50,608	967,625	—	—

Gregory Cameron	4/14/2020	(14)	133,333	66,667	7.30	4/13/2030	—	—	—	—
	6/9/2020	(15)	—	—	—	—	—	—	133,320	2,549,078
	2/11/2021	(16)	—	—	—	—	32,484	621,094	—	—
	2/11/2021	(17)	—	—	—	—	—	—	51,970	993,666

	1/14/2022	(18)	—	—	—	—	110,118	2,105,456	—	—

	1/14/2022	(19)	—	—	—	—	50,000	956,000	—	—

	1/14/2022	(20)	—	—	—	—	—	—	77,082	1,473,808

	2/16/2022	(17)	—	—	—	—	—	—	25,984	496,814

2023 Proxy Statement 71

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

			Option Awards				Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market or Payout Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Glen Griffiths	2/12/2015	(4)	110,000	—	30.81	2/11/2025	—	—	—	—
	10/03/2016	(4)	20,000	—	30.96	10/02/026	—	—	—	—
	7/21/2017	(4)	13,333	—	30.96	7/20/2027	—	—	—	—
	7/24/2018	(4)	23,334	—	15.00	7/23/2028	—	—	—	—
	7/24/2018	(4)	100,000	—	15.00	7/23/2028	—	—	—	—
	2/15/2019	(5)	29,011	1,935	11.31	2/14/2029	—	—	—	—
	2/15/2019	(6)	—	—	—	—	1,935	36,997	—	—
	7/16/2019	(7)	27,728	1,849	12.00	7/15/2029	—	—	—	—
	11/11/2019	(4)	17,334	—	5.50	11/10/2029	—	—	—	—
	6/12/2020	(8)	—	—	—	—	11,666	223,054	—	—
	6/12/2020	(9)	—	—	—	—	—	—	14,700	281,064
	2/11/2021	(16)	—	—	—	—	15,159	289,840	—	—
	2/11/2021	(17)	—	—	—	—	—	—	24,253	463,717
	10/05/2021	(21)	—	—	—	—	10,000	191,200	—	—
	1/14/2022	(18)	—	—	—	—	49,412	944,757	—	—
	1/14/2022	(20)	—	—	—	—	—	—	34,588	661,323
	2/16/2022	(17)	—	—	—	—	—	—	12,126	231,849
	5/11/2022	(22)	—	—	—	—	200,000	3,824,000	—	—

Sharelynn Moore	8/17/2020	(23)	—	—	—	—	65,625	1,254,750	—	—
	2/11/2021	(16)	—	—	—	—	13,860	265,003	—	—
	2/11/2021	(17)	—	—	—	—	—	—	22,174	423,967
	4/16/2021	(24)	—	—	—	—	—	—	33,334	637,346
	1/14/2022	(18)	—	—	—	—	49,412	944,757	—	—
	1/14/2022	(19)	—	—	—	—	50,000	956,000	—	—
	1/14/2022	(20)	—	—	—	—	—	—	34,588	661,323
	2/16/2022	(17)	—	—	—	—	—	—	11,087	211,983

72 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

			Option Awards				Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market or Payout Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Shawn M. Soderberg	1/4/2016	(4)	106,912	—	30.89	1/14/2026	—	—	—	—
	10/3/2016	(4)	20,000	—	30.96	10/3/2026	—	—	—	—
	7/24/2018	(4)	20,000	—	15.00	7/24/2028	—	—	—	—
	8/10/2018	(4)	100,000	—	27.65	8/10/2028	—	—	—	—
	2/15/2019	(5)	36,471	2,432	11.31	2/15/2029	—	—	—	—
	2/15/2019	(6)	—	—	—	—	2,432	46,500	—	—
	7/16/2019	(7)	34,859	2,324	12.00	7/16/2029	—	—	—	—
	11/11/2019	(4)	56,000	—	5.50	11/11/2029	—	—	—	—
	6/12/2020	(8)	—	—	—	—	12,832	245,348	—	—
	6/12/2020	(9)	—	—	—	—	—	—	16,170	309,170
	2/11/2021	(16)	—	—	—	—	15,159	289,840	—	—
	2/11/2021	(17)	—	—	—	—	—	—	24,253	463,717
	4/16/2021	(25)	—	—	—	—	35,000	669,200	—	—
	1/14/2022	(18)	—	—	—	—	49,412	944,757	—	—
	1/14/2022	(19)	—	—	—	—	50,000	956,000	—	—
	1/14/2022	(20)	—	—	—	—	—	—	34,588	661,323
	2/16/2022	(17)	—	—	—	—	—	—	12,126	231,849

(1)	All of the outstanding equity awards described in the footnotes below are granted under the 2002 Stock Plan (“2002 Plan”), 2012 Equity Incentive Plan (“2012 Plan”) and 2018 Plan.

(2)	This column represents the fair market value of a share of Class A or Class B common stock on the date of grant.

(3)

Represents the fair market value of the shares underlying the RSUs and PSUs as of December 31, 2022, based on the closing price of our Class A common stock of $19.12 per share as reported on the NYSE. This value assumes that the fair market value of the Class B common stock underlying the RSUs, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of the Class A common stock.

(4)	These stock options are fully vested.

(5)

These stock options vest one-fourth on the one-year anniversary of February 15, 2019, and the remaining options vest in equal quarterly installments thereafter over the next three years, subject to the employee remaining a service provider on each applicable vesting date.

(6)

These RSUs vest one-fourth on the one-year anniversary of February 15, 2019, and the remaining shares vest in equal quarterly installments thereafter over the next three years, subject to the employee remaining a service provider on each applicable vesting date.

(7)

These stock options vest one-fourth on the one-year anniversary of February 15, 2019, and the remaining options vest in equal quarterly installments thereafter over the next three years, subject to the employee remaining a service provider on each applicable vesting date

(8)

These RSUs vest one-third on the one-year anniversary of June 15, 2020, and the remaining shares vest in equal quarterly installments thereafter over the next two years, subject to each employee remaining a service provider on each applicable vesting date.

(9)

These PSUs were earned subject to the achievement of certain financial performance criteria during the performance period. The performance criteria as determined by the Compensation Committee on February 11, 2021 were fully met, which resulted in a payout of 1.47 times the target. The PSUs shall vest annually over three years, with a third of the PSUs vesting on February 15, 2021, another third on February 15, 2022 and the remaining third on February 15, 2023, subject to the employee remaining a service provider on each applicable vesting date.

(10)

These RSUs vest one-fifth on the one-year anniversary of May 12, 2021 and the remaining shares vest in equal one-fifth installments thereafter over the next four years, subject to the employee remaining a service provider on each applicable vesting date.

(11)

These PSUs are divided into four equal tranches where performance will be deemed achieved in the event our average closing price for a 30-day period exceeds a stock price hurdle (as a multiple of our 30-day trailing average closing stock price on the grant date) prior to the expiration date for the tranche. For additional information regarding these PSUs granted to our CEO in 2021, please see the section entitled “Principal Elements of Compensation—Equity Compensation—KR Sridhar – 2021 CEO Performance Award Outcomes in Fiscal 2022” in the Compensation Discussion and Analysis above.

(12)

These PSUs can be earned based on the performance of our achievement of certain financial targets related to product and service revenue and non-GAAP gross margin, for each of fiscal years 2022 through 2025. For additional information regarding these PSUs granted to our CEO in 2021, please see the section entitled “Principal Elements of Compensation—Equity Compensation—KR Sridhar – 2021 CEO Performance Award Outcomes in Fiscal 2022” in the Compensation Discussion and Analysis above.

(13)	These RSUs vested in full on February 16, 2023.

(14)

These stock options vest one-fourth on the one-year anniversary of April 1, 2020, and the remaining options vest in equal quarterly installments thereafter over the next three years, subject to the employee remaining a service provider on each applicable vesting date.

2023 Proxy Statement 73

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

(15)

These PSUs were earned subject to the achievement of certain financial performance criteria during the performance period related to the refinancing of certain outstanding convertible notes and cash balances. The performance criteria as determined by the Compensation Committee on February 11, 2021 were fully met, which resulted in a payout of 2.0 times the target. The PSUs shall vest annually over three years, with a third of the PSUs vesting on March 15, 2021, another third on March 15, 2022 and the remaining third on March 15, 2023, subject to the employee remaining a service provider on each applicable vesting date.

(16)

These RSUs vested one-third on the one-year anniversary of February 15, 2021, and the remaining shares vest in equal quarterly installments thereafter over the next two years, subject to the employee remaining a service provider on each applicable vesting date.

(17)

The Compensation Committee originally granted this award of PSUs on February 11, 2021 that was eligible to vest based on achievement of non-GAAP gross margin and cash flow from operations goals over a one-year period, each weighted equally at 50% of target (the “2021 Annual PSU Awards”). The Company did not achieve the threshold level of achievement for either metric in 2021. However, in January 2022, the Compensation Committee approved a payout percentage equal to 75% of overall target for the 2021 Annual PSU Awards, reflecting the impact of an adjustment to the Company’s gross margin results approved by the Compensation Committee for purposes of determining achievement of the 2021 Annual PSU Awards due to the unanticipated, non-recurring global supply chain disruptions that negatively impacted the Company’s operating income by approximately $61 million during 2021. Since the adjustment was made after the end of the performance period, the modification approved by the Compensation Committee was effectively treated as a cancellation of each 2021 Annual PSU Award (with no shares having vested) and the grant of a new PSU award on February 16, 2022 for the same number of target shares as the 2021 Annual PSU Award and deemed immediately earned at an achievement level equal to 75% of the target number of shares. One-third of the new PSUs vested on March 15, 2022 and the remaining two-thirds of the earned PSUs vest in equal annual installments on the first and second anniversary date of the first vesting date, subject to the employee’s continued service through each applicable vesting date. See “Principle Elements of Compensation – Equity Compensation – Modification of Fiscal 2021 PSU Awards” in the Compensation Discussion and Analysis section of this Proxy Statement above.

(18)

These RSUs vested one-third on the one-year anniversary of January 15, 2022, and the remaining shares vest in equal quarterly installments thereafter over the next two years, subject to the employee remaining a service provider on each applicable vesting date.

(19)	These RSUs vested in full on January 15, 2023.

(20)

These PSUs were earned subject to the achievement of certain financial targets related to non-GAAP gross margin and ending cash balances for 2022. The performance criteria as determined by the Compensation Committee on February 15, 2023 were achieved, which resulted in an overall payout of 1.05 times the target. The PSUs shall vest annually over three years, with a third of the PSUs having vested on February 15, 2023, another third vesting on February 15, 2024, and the remaining third vesting on February 15, 2025, subject to the employee remaining a service provider on each applicable vesting date.

(21)	These RSUs vested 50% on September 15, 2022 and will vest 50% on September 15, 2023, subject to the employee remaining a service provider on the vesting date.

(22)

These RSUs vest 50% on May 15, 2023, and the remaining shares vest in equal quarterly installments thereafter over the next one year, subject to the employee remaining a service provider on each applicable vesting date.

(23)

These RSUs vested one-fourth on the one-year anniversary of August 15, 2020, and the remaining shares vest in equal quarterly installments thereafter over the next three years, subject to the employee remaining a service provider on each applicable vesting date.

(24)

These PSUs were earned subject to the achievement of certain business development targets. The performance criteria as determined by the Compensation Committee on February 16, 2022 were fully met, which resulted in a payout at the target. The PSUs shall vest annually over three years, with a third of the PSUs having vested on each of March 15, 2022 and March 15, 2023 and the remaining third vesting on March 15, 2024, subject to the employee remaining a service provider on the vesting date.

(25)

These RSUs vest over three years such that 15,000 shares vested on April 15, 2022 and 15,000 shares vest on April 15, 2023 and 20,000 shares vest on April 15, 2024, subject to the employee remaining a service provider on each applicable vesting date.

2022 Option Exercises and Stock Vested Table

The following table presents, for each of our named executive officers, the number of shares acquired and the value realized upon the exercise of stock options and the vesting of RSU awards and PSU awards during 2022 by each of our named executive officers.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

KR Sridhar	—	—	341,098	6,397,643

Gregory Cameron(3)	—	—	191,784	4,049,916

Glen Griffiths(4)	—	—	110,050	2,364,425

Sharelynn Moore	—	—	79,110	1,683,100

Shawn M. Soderberg	—	—	93,843	1,992,435

(1)

The value realized on the exercise date is pre-tax, based on the difference in the fair market value of our common stock on the exercise date and the exercise price, and does not necessarily reflect the proceeds actually received by the named executive officer.

(2)

The value realized on the vesting date is pre-tax, based on the fair market value of our common stock on the vesting date and does not necessarily reflect the proceeds actually received by the named executive officer.

(3)

Settlement of 58,464 of these shares acquired on vesting by Mr. Cameron in 2022, with a value of $1,223,532 realized on vesting, was deferred under the Company’s Deferred Compensation Plan. See the “2022 Non-Qualified Deferred Compensation Table” below.

(4)

Settlement of 83,231 of these shares acquired on vesting by Mr. Griffiths in 2022, with a value of $1,807,081 realized on vesting, was deferred under the Company’s Deferred Compensation Plan. See the “2022 Non-Qualified Deferred Compensation Table” below.

2022 Non-Qualified Deferred Compensation Table

In January 2021, we established the Deferred Compensation Plan for certain executives, which group includes each of our named executive officers that applied in 2022 from January 1, 2022 until December 31, 2022. We do not make matching contributions under the Deferred Compensation Plan.

74 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

The following table shows the contributions and earnings during fiscal 2022, and account balance as of December 31, 2022, for participating named executive officers under the Deferred Compensation Plan.

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)

KR Sridhar	Deferred Compensation Plan	—	—	—	—	—

Gregory Cameron(4)	Deferred Compensation Plan	1,223,532	—	(105,700)	—	1,117,832

Glen Griffiths(5)	Deferred Compensation Plan	1,807,081	—	(236,024)	—	1,729,633

Sharelynn Moore	Deferred Compensation Plan	—	—	—	—	—

Shawn M. Soderberg	Deferred Compensation Plan	—	—	—	—	—

(1)

For Glen Griffiths, $405,001 of the executive contribution amounts under the Deferred Compensation Plan were included in 2022 compensation in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table. All of the other executive contribution amounts reflect the value of deferred stock awards on the vesting date of those awards.

(2)	None of the amounts in this column are included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(3)

The aggregate balance at last fiscal year end is based on the number of deferred stock units outstanding for the participant under the Deferred Compensation Plan and the fair market value of our common stock as of December 31, 2022. For Glen Griffiths, $405,001 was reported as compensation in 2022 and $176,854 was reported as compensation in 2021 in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table. No compensation is realized upon vesting of stock awards, regardless of deferral. Stock Award compensation is determined as of the date of grant and is included in the “Stock Award” column of the Summary Compensation Table and in the Grants of Plan-Based Awards Table for the year in which the grant was made.

(4)	Mr. Cameron elected to defer 100% of his equity compensation in each of 2021 and 2022 in order to receive a distribution of deferred stock units on or about January 1, 2024 and 2025, respectively.

(5)

Mr. Griffiths elected to defer 50% of his salary and bonus and 100% of his equity grants in each of 2021 and 2022 in order to receive a distribution of deferred stock units in three annual installments starting on or about January 1, 2025 and following the termination of services to the Company, respectively.

The Deferred Compensation Plan, which became effective in January 2021 for certain executives, is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a specified percentage of their base salary (up to 50%), eligible bonuses (up to 50%) and/or all or a portion of their restricted stock unit and performance stock unit awards for Bloom deferred stock units that track the value of our Class A common stock. The Deferred Compensation Plan is designed to comply with Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is limited to directors and a group of certain executives, which group includes each of our named executive officers.

If a participant elects to defer salary and/or bonus payments for Bloom deferred stock units, we credit a number of such units to the participant’s deferred account based on the respective closing price of our Class A common stock on the last day of the month in which such salary and/or bonus was deferred. If a participant elects to defer restricted stock unit awards for Bloom deferred stock units, we credit a number of such units to the participant’s deferred account equal to the number of restricted stock units that become vested on their respective vesting dates. Participants receive their deferred compensation balance in Class A common stock based on their election of lump sum or various annual installment options.

Pension Benefits

Aside from our 401(k) retirement savings plan, we do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.

Pay Ratio Disclosure

As required by SEC rules, we are providing the following information to explain the relationship between the annual total compensation of Mr. Sridhar, who served as our CEO in 2022, and the annual total compensation of the median employee, excluding our CEO.

As of November 30, 2022, we employed 2,530 people in 8 countries, inclusive of officers, executives, full-time, part-time and hourly employees. We selected November 30, 2022 to identify the median employee. This date is within the final three months of our last completed fiscal year, and was also the date used for determining the foreign exchange rate to U.S. dollar for employees paid in other currencies.

We excluded 53 employees based in six non-U.S. countries. These employees were excluded under the de minimis exemption, allowing us to exclude up to 5% of our total employees who are non-U.S. employees. We applied this de minimis exemption when identifying the median employee by excluding six countries: 4 employees in Japan, 40 employees in South Korea, 2 employees in the United Arab Emirates, 2 employees in Taiwan, 4 employees in China, and 1 employee in France.

2023 Proxy Statement 75

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure and compensation plans, policies and procedures. For our consistently applied compensation measure, we collected cash compensation paid from January 1, 2022 to December 31, 2022 for all active employees as of November 30, 2022. This included annual base compensation, actual corporate bonus and commissions paid to employees in 2022. We annualized the compensation of all permanent full-time and part-time employees. We believe that this measure reasonably reflects the annual compensation of our employees. Cost of living adjustments were not made.

For 2022, we identified the median employee to be a full-time employee in the United States paid in U.S. Dollars, whose total earnings were $65,672. Mr. Sridhar’s annual total compensation for 2022, as reported in the 2022 Summary Compensation Table, was $2,632,248. Based on this information, for 2022, the ratio of the compensation of the CEO to the median annual total compensation of all other employees was estimated to be 40.08 to 1.

Potential Payments on Termination or Change in Control

Overview of Potential Payments

We have entered into Change in Control (“CiC”) Agreements with our named executive officers that provide certain benefits upon such employees being terminated without “Cause” or leaving for “Good Reason” (each, a “Qualifying Termination”). Such benefits are adjusted in the event the Qualifying Termination occurs within three months prior to or within 12 months following the consummation of a change in control (each, a “CIC Qualifying Termination”). The table below summarizes the benefits under the CiC Agreements, as applicable, to the CEO and the other named executive officers.

Termination Event	Provision	CEO	Other Named Executive Officers

Qualifying Termination	Cash Severance	1x base salary plus target bonus	1x base salary
	Benefits	12 months of reimbursement for COBRA premiums	12 months of reimbursement for COBRA premiums
	Equity	No acceleration	No acceleration

CIC Qualifying Termination	Cash Severance	2x the sum of base salary plus target bonus, plus current year pro-rata bonus	1.5x the sum of base salary plus target bonus, plus current year pro-rata bonus
	Benefits	24 months of reimbursement for COBRA premiums	18 months of reimbursement for COBRA premiums
	Equity	Stock options and RSUs: All unvested to fully accelerate	Stock options and RSUs: All unvested to fully accelerate
		PSUs: Applicable performance goals shall be deemed achieved at target unless specified in the applicable award agreement	PSUs: Applicable performance goals shall be deemed achieved at target unless specified in the applicable award agreement

Key definitions:

“Cause” is defined as: (a) willful failure to substantially to perform executive’s duties and responsibilities or willful violation of a material written policy delivered prior to such violation; (b) conviction of, or plea of nolo contendere to, a non-vehicular felony or crime involving moral turpitude; (c) unauthorized use or disclosure of any of our proprietary information or trade secrets or any other party to whom executive owes an obligation of nondisclosure as a result of executive’s relationship with Bloom Energy, in each case, that is materially and demonstrably injurious to Bloom Energy; (d) misappropriation of a material business opportunity; (e) willful provision of material aid to a competitor; or (f) willful breach of any material obligations of any material provisions under any written agreement or covenant with Bloom Energy.

“Good reason” is defined as: (i) a material diminution in executive’s authority, duties or responsibilities, including a material change in executive’s reporting responsibilities, such that executive is required to report to a person whose duties, responsibilities and authority are materially less than those of the person to whom executive was reporting immediately prior to such change and/or a material reduction in the level of management to which executive reports, (ii) a reduction in executive’s annual base salary or annual bonus opportunity, (iii) a requirement that executive relocate executive’s principal place of work to a location that increases executive’s one-way commute by more than 50 miles from executive’s then-current work location, or (iv) a material breach of the CiC Agreement by Bloom Energy.

76 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Calculation of Potential Payments

The following table shows potential payments to our named executive officers under the CiC Agreements in effect on December 31, 2022 in the event of a Qualifying Termination or CIC Qualifying Termination. Potential payments are calculated assuming a December 31, 2022 Qualifying Termination date and, where applicable, using the closing price of our common stock of $19.12 on December 31, 2022, as reported on the NYSE. The value of the vesting acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying unvested, in-the-money equity awards by $19.12 and (ii) subtracting the exercise price for the unvested stock options. Amounts actually received if any of the specified events occur will vary based on factors such as the timing during the year of any such event, our stock price and any changes to our benefit arrangements and policies.

		Potential Payments in Connection With:
Name	Type of Benefit	Qualifying Termination ($)	CIC Qualifying Termination ($)

KR Sridhar(1)	Cash Severance	1,694,000	4,312,000
	Vesting Acceleration(2)	9,177,600	11,520,537
	Continued Coverage of Employee Benefits	30,928	61,857
	Total Benefits	10,902,528	15,894,394

Gregory Cameron	Cash Severance	650,000	2,600,000
	Vesting Acceleration	—	8,990,263
	Continued Coverage of Employee Benefits	24,672	37,007
	Total Benefits	674,672	11,627,270

Glen Griffiths	Cash Severance	470,000	1,410,000
	Vesting Acceleration	—	6,712,362
	Continued Coverage of Employee Benefits	18,642	27,963
	Total Benefits	488,642	8,150,325

Sharelynn Moore	Cash Severance	470,000	1,410,000
	Vesting Acceleration	—	4,931,163
	Continued Coverage of Employee Benefits	30,928	46,393
	Total Benefits	500,928	6,387,556

Shawn M. Soderberg	Cash Severance	470,000	1,410,000
	Vesting Acceleration	—	4,389,528
	Continued Coverage of Employee Benefits	10,005	15,008
	Total Benefits	480,005	5,814,536

(1)

The named executive officers do not receive any specific severance payments on death or disability. However, Mr. Sridhar’s CEO Performance Award may provide for a payout upon his death or disability. In the event of Mr. Sridhar’s termination of employment due to death or disability, the remaining unvested units subject to his RSU Award will vest in full and the unvested units subject to his Revenue/Gross Margin Award and Stock Price Hurdle Award will remain outstanding and eligible to vest subject to their normal terms for 18 months following his termination of employment due to death or disability (subject to the achievement of the applicable performance goals). Based on our closing price on December 31, 2022, this would have resulted in a potential payment of $6,118,400.

(2)

The CIC Qualifying Termination does not include the potential payout of the Revenue/Gross Margin Award or Stock Price Hurdle Award that are not triggered by a CIC Qualifying Termination but may nonetheless pay out on the size of a corporate transaction as described in the section entitled “Principal Elements of Compensation—Equity Compensation—KR Sridhar – 2021 CEO Performance Award Outcomes in Fiscal 2022” in the Compensation Discussion and Analysis above. As our December 31, 2022 stock price did not exceed the threshold for a payout under a corporate transaction, no amounts are included in the table above.

2023 Proxy Statement 77

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and
Consumer
Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income (7)	Product and Service Revenue (8)
					Total Stockholder Return (5)	Peer Group Total Stockholder Return (6)

							($000)	($000)

2022	2,632,248	(1,564,752)	4,924,026	4,429,158	$255.96	$193.70	(301,408)	1,031,618

2021	34,210,000	45,039,705	5,309,245	4,000,340	$293.57	$277.30	(164,445)	807,696

2020	6,848,915	49,829,957	1,996,900	9,054,716	$383.67	$284.83	(157,553)	628,266

(1)	The dollar amounts reported are the amounts of total compensation reported in our Summary Compensation Table for our PEO, KR Sridhar, for each of 2022, 2021 and 2020.

(2)
The dollar amounts reported represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Deduct Reported Value of Equity Awards (a)	Add (or Deduct) Equity Award Adjustments (b)	Compensation Actually Paid to PEO

2022	2,632,248	(1,000,014)	(3,196,986)	(1,564,752)

2021	34,210,000	(31,628,000)	42,457,705	45,039,705

2020	6,848,915	(5,175,000)	48,156,042	49,829,957

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments

2022	967,625	(2,580,678)	0	(1,583,933)	0	0	(3,196,986)

2021	43,929,777	(2,147,147)	0	675,076	0	0	42,457,705

2020	14,330,000	13,690,976	0	20,135,066	0	0	48,156,042

(3)
The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Messrs. Cameron and Griffiths, Ms. Moore and Ms. Soderberg; (ii) for 2021, Messrs. Cameron, Griffiths, Brooks, and Venkataraman; and (iii) for 2020, Messrs. Cameron, Venkataraman, and Furr, Ms.. Brennan, and Ms. Soderberg. In 2020, Mr. Furr departed the Company at the end of March 2020, and his only compensation in 2020 was his base salary through that date, and Mr. Cameron joined the Company in April 2020; as a result, average summary compensation for the non-PEO
NEOs was considerably lower than in a typical year.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

78 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Deduct Average Reported Value of Equity Awards	Add (or Deduct) Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs

2022	4,924,026	(4,066,211)	3,571,343	4,429,158

2021	5,309,245	(4,444,317)	3,135,412	4,000,340

2020	1,996,900	(1,289,200)	8,347,017	9,054,716

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments

2022	4,065,518	(330,403)	305,603	(48,912)	(420,463)	0	3,571,343

2021	2,244,059	(101,122)	0	992,475	0	0	3,135,412

2020	3,800,477	3,047,057	131,520	1,367,963	0	0	8,347,017

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Clean Edge Green Energy Total Return Index.

(7)
The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year (net income (loss) before portion attributable to redeemable noncontrolling interest and noncontrolling interest).

(8)	The Company-selected measure is Product and Service Revenue, as described in our “ Compensation Discussion and Analysis ” section of this Proxy Statement above.
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Revenue (particularly Product and Service Revenue)

•	Non-GAAP gross margin

•	Non-GAAP operating income/loss

•	Cash flow from operations

•	Stock price
Analysis of the Information Presented in the Pay versus Performance Table
While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance Table. “Compensation actually paid”, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end
stock prices, various accounting valuation assumptions, and projected performance modifiers, but does not reflect either the value attributed to those awards by the Compensation Committee at the time of grant or the actual amounts paid out for those awards. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. For a discussion of how our Compensation Committee assessed Bloom Energy’s performance and our named executive officers’ pay each year, see “
Compensation Discussion and Analysis
” in this Proxy Statement and in our 2021 and 2022 Proxy Statements.

2023 Proxy Statement 79

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance Table, including graphs showing the relationship of “compensation actually paid” (“CAP”) to our Chief Executive Officer and the average of our other named executive officers in 2020, 2021 and 2022 to (1) TSR of both Bloom Energy and the Nasdaq Clean Edge Green Energy Total Return Index, (2) Bloom Energy’s net income, and (3) Bloom Energy’s product and service revenue.
Compensation Actually Paid and Cumulative TSR

Compensation Actually Paid and GAAP Net Income

80 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Compensation Actually Paid and Product and Service Revenue

2023 Proxy Statement 81

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Proposal 2: Advisory Approval of Named Executive Officer Compensation The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the tabular disclosures of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, provides our stockholders with the opportunity to express their views on the compensation of our named executive officers.

As described in the section entitled “Compensation Discussion and Analysis,” we believe that the skill, talent, judgment and dedication of our executive officers are critical factors affecting our long-term value. The goals of our executive compensation programs are to fairly compensate our executives, attract and retain highly-qualified executives who are able to contribute to our long-term success, encourage performance consistent with clearly defined corporate goals and align our executives’ long-term interests with those of our stockholders. Please read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 53 for additional details about our executive compensation programs.

The Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, practices and objectives described in this Proxy Statement. Accordingly, the Board recommends that our stockholders vote “FOR” the following resolution at the 2023 Annual Meeting:

“RESOLVED: That the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying footnotes and narrative disclosures.”

As an advisory vote, this say-on-pay proposal is not binding on us, the Board or the Compensation Committee. However, we, the Board and the Compensation Committee, which are responsible for overseeing, reviewing and administering our executive compensation programs, value the opinions expressed by our stockholders, and will continue to consider our stockholders’ views in evaluating future compensation options for our named executive officers.

Taking into account the advisory vote of stockholders regarding the frequency of future say-on-pay proposals at our 2021 Annual Meeting, the Board’s current policy is to include an advisory resolution to approve the compensation of our named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future say-on-pay votes, the next advisory vote to approve our executive compensation will occur at the 2024 Annual Meeting of Stockholders.

Vote Required. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast for or against this proposal. Abstentions and broker non-votes, if any, are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal and will not affect the outcome of the vote.

82 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Audit Matters

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche as our independent auditor for 2023.

Our Decision to Engage Deloitte

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of Bloom Energy’s independent accountants. The Audit Committee has appointed Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023. Deloitte has served as our independent auditor since 2020.

Deliberate Evaluation Process. The Audit Committee annually reviews Deloitte’s independence and performance in determining whether to retain Deloitte or engage another independent registered public accounting firm as our independent accountants. As part of that annual review, the Audit Committee considers, among other things, the following:

•	the quality and efficiency of the current services provided to us by Deloitte;

•	Deloitte’s capability and expertise in handling the breadth and complexity of our operations, including the depth of Deloitte’s energy expertise and industry experience;

•	the quality and candor of Deloitte’s communications with the Audit Committee and management;

•	external data on Deloitte’s audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on Deloitte and Deloitte’s response to those reports;

•	the value from Deloitte’s sharing of industry trends, insights and latest practices;

•	how effectively Deloitte maintained its objectivity, independent judgment and professionalism;

•	Deloitte’s independence from our Company; and

•	the appropriateness of Deloitte’s fees.

Our Determination. Based on this evaluation, the Audit Committee believes that Deloitte is independent and well-qualified and that it is in the best interests of Bloom Energy and our stockholders to retain Deloitte to serve as our independent auditor.

Representatives Available to Stockholders. Representatives of Deloitte are expected to be present during the 2023 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate stockholder questions.

Impact of Your Vote. Stockholders are not required to ratify the appointment of Deloitte as our independent auditor. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to appoint Deloitte. Even if the appointment is ratified, the Audit Committee may appoint a different independent auditor at any time during the year if it determines that such a change would be in our stockholders’ best interests.

Vote Required. Approval of Proposal 3 requires the affirmative vote of a majority of the votes cast for or against this proposal. Brokers have the discretion to vote shares held in brokerage accounts on this proposal without specific voting instructions from the beneficial owners, although we are aware that some brokers are choosing not to exercise this discretion. As a result, we recommend you submit your vote as soon as possible. Abstentions and broker non-votes, if any, are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal and will not affect the outcome of the vote.

2023 Proxy Statement 83

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Principal Accountant Fees and Services

The Audit Committee oversees and is responsible for the negotiation of audit fees associated with the retention of Deloitte. The following table provides information regarding the fees paid to Deloitte during the years ended December 31, 2022 and 2021.

	2022	2021

Audit Fees(1)	$5,356,220	$5,337,372

Audit-Related Fees	—	—

Total Audit and Audit-Related Fees	$5,356,220	5,337,372

Tax Fees(2)	$16,800	27,699

All Other Fees(3)	$1,895	1,895

Total Fees	$5,374,915	$5,366,966

(1)

Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings.

(2)

Tax fees include a variety of permissible tax services related to analysis of the Company’s tax positions and assistance in preparation of statutory tax filings within India, general tax advisory services (including research and discussions related to tax compliance matters), tax planning and assistance with transfer pricing filings related to Indian subsidiary.

(3)	For 2022 and 2021, all other fees include use of Deloitte’s products and subscription services.

The Audit Committee has determined that services other than audit services provided by Deloitte in 2022 and 2021 were compatible with maintaining the principal accountant’s independence.

Pre-Approval Policies and Procedures

Our Procedures. The Audit Committee follows certain procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services as well as the fees associated therewith. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. In its pre-approval and review of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence.

100% Pre-Approved in 2022. All services described above were pre-approved by the Audit Committee in accordance with these policies and procedures. In connection with the audit of our fiscal 2022 financial statements, we entered into an engagement agreement with Deloitte that sets forth the terms by which Deloitte would perform audit services for us.

Audit Committee Report

Audit Committee’s Role. The Audit Committee’s principal purpose is to assist the Board in its oversight responsibilities pertaining to our accounting practices, system of internal controls, audit processes and financial reporting processes. In accordance with applicable law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing our independent audit firm. The Audit Committee is also responsible for overseeing the retention and performance of our internal auditor, as well as establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls or auditing matters.

Management’s Role. Our management is responsible for establishing and maintaining adequate internal financial controls, the preparation and presentation of our consolidated financial statements, and making certain that the consolidated financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The Audit Committee relies on the expertise and knowledge of management, the internal auditor and the independent auditor in carrying out its oversight responsibilities.

Auditor’s Role. Deloitte, our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles and on management’s assessment of our internal control over financial reporting.

2022 Report. In fulfilling its oversight responsibilities, the Audit Committee has:

•

reviewed and discussed with management and Deloitte the audited consolidated financial statements for the year ended December 31, 2022 and management’s assessment of and report on the effectiveness of the Company’s internal control over financial reporting;

•

discussed with management and Deloitte significant accounting policies applied in our consolidated financial statements, as well as, when applicable, alternative accounting treatments, the reasonableness of significant estimates and judgments, the clarity of disclosures in our consolidated financial statements and critical audit matters addressed during the audit;

•

discussed with Deloitte such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;

84 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

•

received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committees concerning Independence, and has discussed with Deloitte their independence, and the Audit Committee has concluded that Deloitte’s provision of audit and non-audit services to us and our affiliates is compatible with Deloitte’s independence; and

•

met in periodic executive sessions with each of management, the internal auditor and Deloitte to discuss the results of the examinations by Deloitte and by internal auditors, their evaluations of internal controls and the overall quality of the Company’s financial reporting, and other matters as appropriate.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Submitted by the following members of the Audit Committee:

Mary K. Bush (Chair)

Michael J. Boskin

Eddy Zervigon

2023 Proxy Statement 85

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Security Ownership and Related Stockholder Matters

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, to our knowledge, based on the information furnished to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A and Class B common stock that they beneficially own, subject to applicable community property laws. Shares of our Class A and Class B common stock subject to options, warrants, rights or conversion privileges that are currently exercisable or exercisable within 60 days of February 28, 2023 are deemed to be outstanding and to be beneficially owned by the person holding such options, warrants, rights or conversion privileges for the purpose of computing the percentage ownership and voting power of that person but are not treated as outstanding for the purpose of computing the percentage ownership or voting power of any other person. Voting power is calculated based on shares of Class A and Class B common stock actually outstanding as of the applicable record date. Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. In accordance with our Restated Certificate of Incorporation, the holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share.

We have based percentage ownership and voting power of our Common Stock on 191,311,168 shares of Class A common stock and 15,689,652 shares of Class B common stock outstanding as of February 28, 2023.

The following table presents information regarding those stockholders known to us to beneficially own more than 5% of our outstanding shares of Class A or Class B common stock.

	Class A Common Stock		Class B Common Stock(1)		% of Total Voting Power(2)
5% Stockholders	Shares	%	Shares	%

Kuwait Investment Authority and the Government of the State of Kuwait(3) Ministries Complex, Block 3 Safat, Kuwait 13001	—	—	9,544,371	60.83%	27.41%

SK ecoplant Co., Ltd.(4) 19 Yulgok-ro 2-gil, Jongno-gu, Seoul 03149, South Korea	23,491,701	11.47%	—	—	6.49%

BlackRock, Inc(5) 55 East 52nd Street, New York, NY 10055	20,877,698	10.91%	—	—	6.00%

Ameriprise Financial, Inc.(6) 145 Ameriprise Financial Center, Minneapolis, MN 55474	20,035,437	10.47%	—	—	5.75%

The Vanguard Group(7) 100 Vanguard Blvd., Malvern, PA 19355	15,557,012	8.13%	—	—	4.47%

*	Less than one percent.

(1)

Each share of Class B common stock will automatically convert into shares of our Class A common stock no later than July 2023. In addition, Class B common stock may be converted into shares of Class A common stock at any time at the election of the holder. For purposes of this table, we have not included shares of Class A common stock that may be issued upon conversion of outstanding Class B common stock.

(2)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share. We have deemed shares of our common stock subject to options, warrants, rights or conversion privileges that are currently exercisable or exercisable within 60 days of February 28, 2023 to be outstanding and to be beneficially owned by the person holding the options, warrants, rights or conversion privileges for the purpose of computing the percentage voting power of that person but have not treated them as outstanding for the purpose of computing the percentage voting power of any other person.

(3)

Information provided is based on our records and that of the transfer agent. As of February 28, 2023, Kuwait Investment Authority holds 7,473,979 shares of our Class B common stock and the Government of the State of Kuwait holds 2,070,392 shares of our Class B common stock. The shares are subject to a voting agreement with KR Sridhar as described in the section entitled “Voting Agreements” below.

(4)

Information provided is based on solely on a Schedule 13D/A filed with the SEC on March 24, 2023, and consists of (i) 10,000,000 shares of our Class A common stock (of which SK ecoplant has sole voting and dispositive power) and (ii) 13,491,701 shares of our Class A common stock issuable upon conversion of our Series B Redeemable Convertible Preferred Stock to be acquired by Econovation, LLC (of which SK ecoplant would have shared voting and dispositive power as its managing member).

(5)

Information provided is based solely on a Schedule 13G/A filed with the SEC on January 26, 2023. BlackRock, Inc. reported sole voting power over 20,419,270 shares, shared voting power over no shares, sole dispositive power over 20,877,698 shares, and shared dispositive power over no shares.

(6)

Information provided is based solely on a Schedule 13G/A filed with the SEC on February 14, 2023 on behalf of Ameriprise Financial, Inc. (“AFI”), Columbia Management Investment Advisers, LLC (“CMIA”), and Columbia Seligman Technology and Information Fund (the “Fund”). CMIA and AFI do not directly own any shares. As the investment adviser to the Fund and various other unregistered and registered investment companies and other managed accounts, CMIA may be deemed to beneficially own the Fund’s shares. As the parent holding company of CMIA, AFI may be deemed to beneficially own CMIA’s shares. AFI reported shared voting power over 18,581,596 shares, shared dispositive power over 20,035,437 shares and sole voting and dispositive power over no shares. CMIA reported shared voting power over 18,546,407 shares, shared dispositive power over 19,280,826 shares, and sole voting and dispositive power over no shares. The Fund reported sole voting power over 10,401,048 shares, sole dispositive power over no shares, shared dispositive power over 10,401,048 shares, and shared voting power over no shares.

(7)

Information provided is based solely on a Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group reported sole voting power over no shares, shared voting power over 305,409 shares, sole dispositive power over 15,077,605 shares, and shared dispositive power over 479,407 shares.

86 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Directors and Executive Officers

	Class A Common Stock		Class B Common Stock(1)		% of Total Voting

Beneficial Owner	Shares	%	Shares	%	Power(2)

Michael J. Boskin	45,415	*	—	—	—

Mary K. Bush(3)	93,291	*	50,000	*	*

John T. Chambers(4)	390,289	*	—	—	—

Jeffrey Immelt(5)	159,709	*	—	—	—

Eddy Zervigon(6)	106,947	*	—	—	—

KR Sridhar(7)	1,226,169	*	4,626,185	26.83%	13.03%

Shares subject to voting proxy(8)	—	—	9,674,318	61.66%	27.78%

Total	1,226,169	*	14,300,503	82.95%	39.57%

Gregory Cameron(9)	396,828	*	—	—	*

Glen Griffiths(10)	221,782	*	266,667	1.67%	*

Sharelynn Moore(11)	117,294	*	—	—	*

Shawn M. Soderberg(12)	552,036	*	246,666	1.55%	*

All Current Executive Officers and Directors as a Group (11 persons)(13)	3,370,210	1.75%	14,863,836	83.49%	41.01%

*	Less than one percent.

(1)

Each share of Class B common stock will automatically convert into shares of our Class A common stock no later than July 2023. In addition, Class B common stock may be converted into shares of Class A common stock at any time at the election of the holder. For purposes of this table, we have not included shares of Class A common stock that may be issued upon conversion of outstanding Class B common stock.

(2)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share. We have deemed shares of our common stock subject to options, warrants, rights or conversion privileges that are currently exercisable or exercisable within 60 days of February 28, 2023 to be outstanding and to be beneficially owned by the person holding the options, warrants, rights or conversion privileges for the purpose of computing the percentage voting power of that person but have not treated them as outstanding for the purpose of computing the percentage voting power of any other person.

(3)

Includes 50,000 shares of Class B common stock subject to options exercisable within 60 days of February 28, 2023. Ms. Bush also has a right to 19,813 deferred stock units under the Deferred Compensation Plan, which are not reflected in the table.

(4)	Includes 293,333 shares of Class A common stock held by JCEP Investments, LLC of which Mr. Chambers is the managing member.

(5)	Mr. Immelt also has a right to 6,236 deferred stock units under the Deferred Compensation Plan, which are not reflected in the table.

(6)

Includes (i) 6,000 shares of Class A common stock held in Mr. Zervigon’s IRA. Mr. Zervigon also has a right to 30,170 deferred stock units under the Deferred Compensation Plan, which are not reflected in the table.

(7)

Includes (i) 420,161 shares of Class A common stock subject to options exercisable within 60 days of February 28, 2023, (ii) 20,834 Class A restricted stock units which vest within 60 days of February 28, 2023, (iii) 302,550 Class A performance stock units that vest within 60 days of February 28, 2023, (iv) 1,836,329 shares of Class B common stock held directly, (v) 325,520 shares of Class B common stock held by The KR Sridhar and Sudha Sarma 2012 Irrevocable Trust, (vi) 100,945 shares of Class B common stock held by the KR Sridhar and Sudha Sarma 2020 Four Year GRAT, (vii) 86,821 shares of Class B common stock held by the KR Sridhar and Sudha Sarma 2020 Three Year GRAT, (viii) 56,554 shares of Class B common stock held by the KR Sridhar and Sudha Sarma 2020 Two Year GRAT, (ix) 99,081 shares of Class B common stock held by the KR Sridhar and Sudha Sarma 2019-1 Four Year GRAT, (x) 110,625 shares of Class B common stock held by the KR Sridhar and Sudhar Sarma 2019-1 Three Year GRAT, (xi) 112,804 shares of Class B common stock held by the KR Sridhar and Sudha Sarma 2019-1 Two Year GRAT, (xii) 90,920 shares of Class B common stock held by the KR Sridhar and Sudha Sarma 2019 Four Year GRAT, (xiii) 44,751 shares of Class B common stock held by the KR Sridhar and Sudhar Sarma 2019 Three Year GRAT, (xiv) 33,127 shares of Class B common stock held by the KR Sridhar and Sudha Sarma 2019 Two Year GRAT, (xv) 55,630 shares of Class B common stock by KR Sridhar, as Trustee of the KR Sridhar 2010 Annuity Trust AS dated April 27, 2010, (xvi) 55,630 shares of Class B common stock held by KR Sridhar, as Trustee of the KR Sridhar 2010 Annuity Trust KS dated April 27, 2010, (xvii) 33,136 shares of Class B common stock held by KR Sridhar, as Trustee of the KR Sridhar 2008 Annuity Trust AS dated December 18, 2008, (xviii) 33,136 shares of Class B common stock held by KR Sridhar, as Trustee of the KR Sridhar 2008 Annuity Trust KS dated December 18, 2008, and (xix) 1,551,176 shares of Class B common stock subject to options exercisable within 60 days of February 28, 2023. By virtue of the relationship Mr. Sridhar has with each trust above in this footnote, Mr. Sridhar is deemed to have voting and dispositive power of the shares held by each trust.

(8)

Mr. Sridhar holds an irrevocable proxy to vote an additional 9,674,318 shares of Class B common stock pursuant to voting agreements between Mr. Sridhar and certain stockholders, including holders of more than 5% of our capital stock. We do not believe that the parties to these voting agreements constitute a “group” under Section 13 of the Exchange Act, as Mr. Sridhar exercises voting control over these shares. However, the holders of the underlying shares have the right to convert their shares into Class A common stock at their option, and when converted, such Class A common shares are not subject to the voting agreement. Please see the section entitled “Voting Agreements” below.

(9)

Includes (i) 150,000 shares of Class A common stock subject to options exercisable within 60 days of February 28, 2023 and (ii) 146,312 Class A performance stock units that vest within 60 days of February 28, 2023. Mr. Cameron also has a right to 177,357 deferred stock units under the Deferred Compensation Plan, which are not reflected in the table.

(10)

Includes (i) 77,857 shares of Class A common stock subject to options exercisable within 60 days of February 28, 2023, (ii) 5,833 Class A restricted stock units that vest within 60 days of February 28, 2023, (iii) 6,063 Class A performance stock units that vest within 60 days of February 28, 2023, and (iv) 266,667 shares of Class B common stock subject to options exercisable within 60 days of February 28, 2023. Mr. Griffiths also has a right to 121,493 deferred stock units under the Deferred Compensation Plan, which are not reflected in the table.

(11)	Includes (i) 4,117 Class A restricted stock units that vest within 60 days of February 28, 2023 and (ii) 22,209 Class A performance stock units that vest within 60 days of February 28, 2023.

(12)

Includes (i) 132,086 shares of Class A common stock subject to options exercisable within 60 days of February 28, 2023, (ii) 25,533 Class A restricted stock units that vest within 60 days of February 28, 2023, (iii) 6,063 performance stock units that vest within 60 days of February 28, 2023, and (iv) 246,666 shares of Class B common stock subject to options exercisable within 60 days of February 28, 2023.

(13)

Includes 780,104 shares of Class A common stock subject to options exercisable within 60 days of February 28, 2023, 66,802 Class A restricted stock units vest within 60 days of February 28, 2023, 483,197 Class A performance stock units that vest within 60 days of February 28, 2023, and 2,114,509 shares of Class B common stock subject to options exercisable within 60 days of February 28, 2023. Also includes all of the shares over which Mr. Sridhar has voting or dispositive power, including the shares subject to voting proxy.

2023 Proxy Statement 87

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Voting Agreements

Our CEO has entered into voting agreements with certain of our stockholders. These voting agreements covered 12,749,327 shares of Class B common stock (inclusive of Mr. Sridhar’s outstanding shares), which represents approximately 36.61% of the outstanding voting power of our capital stock as of the Record Date. Under the voting agreements, stockholders agreed to vote all of their shares as directed by, and granted an irrevocable proxy to, Mr. Sridhar at his discretion on all matters to be voted upon by stockholders. The following 5% stockholder has entered into a voting agreement: Kuwait Investment Authority. Each of the voting agreements will automatically terminate no later than July 2023 (the fifth anniversary of the closing of our IPO).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC rules require our directors, executive officers and any persons who beneficially own more than 10% of our common stock (collectively “Reporting Persons”) to file reports of their ownership and changes in beneficial ownership of our common stock and other equity securities with the SEC. As a matter of practice, we assist our executive officers and a majority of our non-employee directors in preparing their initial ownership reports and reporting ownership changes, and we typically file these reports on their behalf. To our knowledge, based solely upon a review of such filings with the SEC, and written representations that no Form 5 was required, we believe that all of our Reporting Persons timely filed all required reports under Section 16(a) of the Exchange Act during 2022, except that the following forms were filed late due to administrative errors: (i) for Swaminathan Venkataraman, one Form 4 that reported one late transaction; (ii) for Scott Sandell, one Form 4/A that reported four late transactions; (iii) for Glen Griffiths, four Forms 4 that reported five late transactions; (iv) for Shawn M. Soderberg, one Form 4 that reported one late transaction; (v) for Sharelynn F. Moore, one Form 3; and (vi) for SK ecoplant Co., Ltd., one Form 3/A.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)

Equity compensation plans approved by stockholders(3)	18,291,695	20.70	42,181,357	(4)

Equity compensation plans not approved by stockholders	—	—	—

Totals	18,291,695		42,181,357

(1)	The weighted average exercise price does not take into account outstanding RSUs and PSUs since those units vest without any cash consideration or other payment required for such shares.

(2)

Included in this amount are 13,840,716 shares available for future issuance under the 2018 ESPP, including 449,525 shares subject to purchase during the purchase period in effect as of December 31, 2022.

(3)	Includes our 2002 Plan, 2012 Plan, 2018 Plan and the 2018 ESPP.

(4)

The number of shares of Class A common stock available for grant and issuance under the 2018 Plan shall be increased on January 1, of each of 2019 through 2028, by the lesser of (a) four percent (4%) of the number of our Class A common stock, our Class B common stock and common stock equivalents issued and outstanding on each December 31 immediately prior to the date of increase and (b) such number Class A common shares determined by the Board. On January 1 of each calendar year, the aggregate number of shares of Class A common stock reserved for issuance under the 2018 ESPP shall be increased automatically by the number of shares equal to one percent (1%) of the total number of outstanding shares of our Class A common stock, our Class B common stock, and common stock equivalents outstanding on the immediately preceding December 31 (rounded down to the nearest whole share); provided that the Board or the Compensation Committee may, in its sole discretion, reduce the amount of the increase in any particular year.

88 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Stockholder Proposals and Nominations

Rule 14a-8 Stockholder Proposals

To be considered for inclusion in the proxy materials for the 2024 annual meeting of stockholders, stockholder proposals pursuant to Rule 14a-8 must be addressed to our Corporate Secretary and received at 4353 North First Street, San Jose, CA 95134 by the close of business (5:00 p.m. Pacific Time) on December 6, 2023. These proposals must comply with the applicable requirements of Rule 14a-8 promulgated under the Exchange Act. Submission of a proposal pursuant to Rule 14a-8 does not guarantee that it will be included in the proxy materials for or presented at the annual meeting.

Stockholder Nominations and Other Proposals

The Bylaws provide that, in order for a stockholder to make nominations for directors or propose other business for consideration at the annual meeting (and not for inclusion in our proxy materials pursuant to Rule 14a-8), such stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the address described above no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the first anniversary of the last annual meeting of stockholders, with certain exceptions. Such notice must include the information, and otherwise satisfy the requirements set forth in, the Bylaws (which includes the timing and information required under Rule 14a-19 of the Exchange Act). For the 2024 annual meeting of stockholders, such nominations or proposals must be received no earlier than January 18, 2024 and no later than the close of business (5:00 p.m. Pacific Time) on February 17, 2024. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

2023 Proxy Statement 89

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

User Guide

Questions and Answers About These Proxy Materials, the Annual Meeting and Voting

Why am I being provided these proxy materials?

We are providing you these proxy materials in connection with the 2023 Annual Meeting of Stockholders to be held on Wednesday, May 17, 2023 at 9:00 a.m. Pacific Time, online via live audio webcast at our virtual meeting site, www.virtualshareholdermeeting.com/BE2023.

What is the Notice of Internet Availability of Proxy Materials (the “Notice”)?

We use the “Notice and Access” method of providing proxy materials to stockholders via the internet. We believe this process provides stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

On or about April 4, 2023, we will mail to most of our stockholders a Notice containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report. The Notice also provides instructions on how to vote using the internet or by telephone and includes instructions on how to request a paper copy of the proxy materials by mail.

Who can vote at the meeting?

Only stockholders holding Class A or Class B common stock at the close of business on the Record Date, which is March 22, 2023, or their proxy holders, will be entitled to vote at the meeting.

How many shares were outstanding as of the Record Date?

At the close of business on the Record Date, there were 192,650,399 shares of Class A common stock and 15,675,652 shares of Class B common stock outstanding and entitled to vote.

Where is the meeting?

This year’s annual meeting will be accessible through the internet. We have adopted a virtual format for the meeting to make participation accessible for stockholders from any geographic location with internet connectivity. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location. These proxy materials include instructions on how to participate in the meeting and how you may vote your shares.

How can I participate in the meeting?

To participate in, submit questions and vote at the meeting, stockholders or their proxy holders may log in with the control number found in the box marked by the arrow for postal mail recipients of the Notice or proxy card, or within the body of the email for electronic delivery recipients, at www.virtualshareholdermeeting.com/BE2023.

Whether or not you participate in the 2023 Annual Meeting, it is important that your shares be part of the voting process. Prior to the meeting, you may vote your proxy via the internet, telephone, or if you received a printed copy of your proxy materials, by mail.

How do I ask questions at the meeting?

This year’s question and answer session will include questions submitted in advance of, and questions submitted live during, the meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the meeting through www.virtualshareholdermeeting.com/BE2023. We plan to answer questions pertinent to company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Stockholder questions related to personal or customer-related matters, that are not pertinent to annual meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the annual meeting will not be addressed during the meeting.

More information regarding the agenda and rules of conduct for the meeting will be provided in advance and during the meeting at www.virtualshareholdermeeting.com/BE2023. The rules of conduct will contain more information regarding the question and answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered and disclosed.

Should I join the meeting early?

We encourage you to access the meeting before it begins. The meeting will begin promptly at 9:00 a.m. Pacific Time on May 17, 2023, and online check-in will start approximately 15 minutes before.

What do I do if I have trouble accessing the meeting?

Technicians will be ready to assist at the number listed on the meeting website if any technical difficulties arise when trying to access or during the meeting. We will make a replay of the meeting available on our Investor Relations website until the next annual meeting.

How many votes do I have?

You have one vote for each share of Class A common stock and ten votes for each share of Class B common stock you owned as of the close of business on the Record Date. The holders of Class A common stock and Class B common stock will vote together on each matter presented at the meeting.

90 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

How does our dual class structure affect me?

Because of the ten-to-one voting ratio between our Class B and Class A common stock, the holders of our Class B common stock collectively control a majority of the combined voting power of our common stock.

The Class B common stock is convertible into Class A common stock at any time at the option of the holder. In addition, the Class B common stock will automatically convert into Class A common stock no later than July 2023 (the fifth anniversary of our IPO).

What am I voting on?

You are being asked to vote on the following:

•	election of two Class II directors to serve three-year terms;

•	say on pay; advisory vote on the compensation with named executive officers

•	the ratification of Deloitte & Touche as our independent registered public accounting firm for 2023;

How does the Board of Directors recommend I vote on these proposals?

The Board recommends that you vote “FOR” the election of Jeffrey Immelt and Eddy Zervigon as Class II directors, and “FOR” each of the other proposals listed in this Proxy Statement.

How do I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote during the meeting, or vote by proxy over the telephone, through the internet, or by using a proxy card that you may request or that we may elect to deliver to you at a later time. The method you use to vote will not limit your right to vote at the meeting if you decide to vote at the meeting. Whether or not you plan to attend the meeting online, we urge you to submit your proxy in advance. You may still attend the meeting online and vote during the meeting even if you have already voted by proxy.

Before the meeting:

To vote through the internet: Go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on May 16, 2023, to be counted.

To vote by telephone: Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 16, 2023, to be counted.

To vote by mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided. If you return your signed proxy card to us and we receive it before the meeting, we will vote your shares as you direct.

During the meeting:

To be admitted to and vote at the virtual meeting, you must enter the control number found in the box marked by the arrow for postal mail recipients of the Notice or proxy card, or within the body of the email for electronic delivery recipients.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on the Record Date your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee how to vote the shares held in your account. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless (i) your voting instruction form or Notice indicates that you may vote those shares through the www.proxyvote.com website (in which case, you may access, participate in, and vote at the meeting with the access code indicated on that voting instruction form or Notice) or (ii) you request (preferably at least five (5) days before the meeting) and obtain a “legal proxy” from the organization that holds your shares giving you the right to vote the shares at the meeting.

You should have received a voting instruction form and voting instructions with these proxy materials from your brokerage firm, bank or other agent rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Internet or telephonic voting may also be available; however, that will depend on the voting process of your broker, bank or other nominee. Please see your voting instruction form for further details.

How will my shares be voted if I return a blank proxy card?

If you are a stockholder of record and return a signed and dated proxy card, or otherwise submit a proxy without indicating voting selections, your shares will be voted, as applicable, “FOR” the election of each director nominee, and “FOR” each of the other proposals listed in this Proxy Statement. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her discretion.

2023 Proxy Statement 91

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

How will my shares be voted if I do not provide my broker or bank with voting instructions, and what is a “broker non-vote”?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion on certain matters. Brokers, banks, and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even when there is voting discretion for uninstructed shares, some brokers are choosing not to exercise such discretion. As a result, it is important to vote your shares as early as possible to ensure that your vote is counted and no later than the deadline provided in the materials you received.

How many votes are needed to approve the proposal?

Proposal 1: The election of directors requires a plurality of the votes cast at the meeting. “Plurality” means that the nominees who receive the highest number of votes cast “for” such nominee are elected as directors. As a result, the two nominees receiving the most “FOR” votes will be elected. “Withhold” votes and broker non-votes, if any, will not affect the outcome of the vote.

Proposals 2 and 3: The approval of these proposals requires the affirmative vote of a majority of the votes cast for or against the proposal. Abstentions and broker non-votes, if any, are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results and will not affect the outcome of the vote.

Who is making this solicitation?

The Board is soliciting these proxies and the cost of such solicitation will be borne by Bloom. In addition to the use of the mail, proxies may be solicited by our officers, directors and employees (who receive no additional compensation for doing so) in person, by telephone or by email.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. The Bylaws provide that a majority of the voting power of all shares issued and outstanding and entitled to vote at the meeting will constitute a quorum. Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the meeting, or if you are a beneficial owner of shares held in street name, if you submit your voting instructions or if your bank, broker or other nominee exercise its voting discretion over such shares. Abstentions and broker non-votes will be counted as shares present for the purposes of determining the presence of a quorum.

How can the meeting be adjourned?

In the event there are not sufficient votes to approve a proposal at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies. Under the Bylaws, the meeting chair shall have the power to adjourn the meeting to another time, date and place (if any), whether or not a quorum is present. If it is necessary to adjourn the meeting, and the adjournment is for a period of no more than 30 days and no new record date is fixed for the adjourned meeting, no notice of the time, date and place (if any) of the adjourned meeting is required to be given to the stockholders other than an announcement of the time, date and place (if any) at the meeting or an announcement displayed, during the time scheduled for the meeting, on the meeting website or an announcement set forth in the notice of the meeting. If the meeting is adjourned due to lack of quorum, a majority of the shares represented and voting at the meeting may adjourn the meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the closing of the polls at the meeting. You may revoke your proxy in any one of following ways:

•	You may submit another properly completed proxy card with a later date but before the submission deadline for the meeting.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a written notice that you are revoking your proxy to the Corporate Secretary of Bloom at 4353 North First Street, San Jose, California 95134. The notice will be considered timely if it is received at the indicated address by the close of business on the business day immediately preceding the meeting date.

•	You may attend the virtual meeting and vote electronically. However, simply attending the meeting will not, by itself, revoke your proxy.

Your most recently submitted proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee.

92 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

How can I find out the results of the voting at the meeting?

We intend to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the meeting.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one proxy statement and one annual report or one notice of internet availability of proxy materials to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs and benefits the environment. Stockholders who participate in householding will continue to receive separate proxy cards. We do not use householding for any other stockholder mailings.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials now or in the future, please contact our mailing agent, Broadridge, by calling 1-800-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, and we will deliver these materials promptly. Broadridge is acting as our mailing agent and vote tabulator and is not soliciting proxies on our behalf. Similarly, you may also contact Broadridge using these methods if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future. If you own shares through a bank, broker or other nominee, you should contact the nominee concerning householding procedures.

Are votes confidential? Who counts the votes?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. We will not disclose the proxy instructions or ballots of individual stockholders, except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against Bloom;

•	to facilitate a successful proxy solicitation;

•	if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	to allow the independent inspector of election to certify the results of the vote.

A representative from Broadridge will serve as the inspector of election.

How can I obtain copies of the proxy materials?

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. We will provide to any stockholder without charge, upon written or oral request, a copy of our Proxy Statement and Annual Report on Form 10-K (without exhibits). Requests should be directed to Bloom Energy Corporation, 4353 North First Street, San Jose, California 95134, Attention: Corporate Secretary, or by calling (408) 543-1500.

2023 Proxy Statement 93

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Other Matters

The Board does not intend to bring any other matters before the 2023 Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as they deem appropriate.

By Order of the Board of Directors,

Shawn M. Soderberg

Executive Vice President, General Counsel and Secretary

April 4, 2023

94 2023 Proxy Statement

Proxy Summary	Corporate Governance	Executive Compensation	Audit Matters	Security Ownership and Stockholder Matters	Stockholder Proposals and Nominations	User Guide	Other Matters

Appendix A – Unaudited Reconciliations from GAAP to Non-GAAP

Bloom Energy Corporation Unaudited Reconciliations from GAAP to Non-GAAP (In Thousands)

Gross Profit and Gross Margin to Gross Profit and Gross Margin Excluding Stock-Based Compensation and Certain Non-Recurring Impairment Charges

Gross profit and gross margin excluding stock-based compensation (“SBC”) and certain non-recurring impairment charges (“NRIC”) are supplemental measures of operating performance that do not represent and should not be considered alternatives to gross profit or gross margin, as determined under U.S. generally accepted accounting principles (“GAAP”). These measures remove the impact of SBC and NRIC. We believe that gross profit and gross margin excluding SBC and NRIC supplement the GAAP measures and enable us to evaluate our performance period-over-period more effectively. A reconciliation of gross profit and gross margin excluding SBC and NRIC to gross profit and gross margin, the most directly comparable GAAP measures, and the computation of gross margin excluding SBC and NRIC are as follows:

FY22

Revenue	$1,199,125

Gross profit	$148,288

Gross margin %	12.4%

Stock-based compensation - cost of revenue	$18,955

PPA IIIa and PPA IV repowering related impairment charges	$108,830

Non-GAAP Gross profit	$276,073

Non-GAAP Gross margin	23.0%

Operating Loss to Operating Income (Loss) Excluding Stock-Based Compensation, Certain Non-Recurring Impairment Charges and Amortization of Acquired Intangible Assets

Operating income (loss) excluding SBC, NRIC and Amortization of Acquired Intangible Assets (“AAIA”) is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss, as determined under GAAP. This measure removes the impact of SBC, NRIC and AIAA. We believe that operating income (loss) excluding SBC, NRIC and AAIA supplements the GAAP measure and enables us to evaluate our performance period-over-period more effectively. A reconciliation of operating income (loss) excluding SBC, NRIC and AIAA to operating loss, the most directly comparable GAAP measure, and the computation of operating income (loss) excluding SBC, NRIC and AIAA are as follows:

FY22

Operating loss	$(260,992)

Stock-based compensation	$113,965

PPA IIIa and PPA IV repowering related impairment charges	$113,335

Amortization of Acquired Intangible Assets	$223

Non-GAAP operating income (loss) excluding SBC	$(33,469)

2023 Proxy Statement 95

BLOOM ENERGY CORPORATION 4353 NORTH FIRST STREET SAN JOSE, CALIFORNIA 95134 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/BE2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V05460-P89784 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BLOOM ENERGY CORPORATION For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR each number(s) of the nominee(s) on the line below. of the nominees listed below: 1. Election of Class II Directors Nominees: 01) Jeffrey Immelt 02) Eddy Zervigon The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve, on an advisory basis, the compensation of our named executive officers. 3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. V05461-P89784 BLOOM ENERGY CORPORATION Annual Meeting of Stockholders May 17, 2023 9:00 a.m. PT This proxy is solicited by the Board of Directors The undersigned hereby appoints KR Sridhar and Shawn M. Soderberg, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, each to vote with respect to shares of the Class A common stock and Class B common stock for which proxies will be solicited for use in connection with the 2023 Annual Meeting of Stockholders, to be held on May 17, 2023, at 9:00 a.m. PT, via the internet at www.virtualshareholdermeeting.com/BE2023, and at any adjournments, continuations or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If the proxy is executed, but no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations on the reverse side of this proxy card. In the event that any of the nominees named on the reverse side of this proxy card are unavailable for election or unable to serve, this proxy may be voted for a substitute nominee selected by the Board of Directors. The proxies are authorized to vote in their discretion upon other matters that may properly come before the 2023 Annual Meeting of Stockholders or any adjournment, continuation or postponement thereof. Continued and to be signed on reverse side